===============================================================================


                 ASSET CONTRIBUTION, PURCHASE AND SALE AGREEMENT

                                  by and among

                       PHILIPS INTERNATIONAL REALTY, L.P.
                                 ("Contributor")

                       PHILIPS INTERNATIONAL REALTY CORP.
                             ("Contributor Parent")

                   CERTAIN AFFILIATED PARTIES SIGNATORY HERETO
                       ("QRSs" and "Lower Tier Entities")

                               KIR ACQUISITION LLC
                               ("General Partner")

                                       and

                    KIMCO INCOME OPERATING PARTNERSHIP, L.P.
                               ("Limited Partner")



                          Dated as of: April 28th, 2000



===============================================================================

                                TABLE OF CONTENTS



1.       DEFINITIONS..............................................................................................5

2.       REDEMPTION TRANSACTIONS; LIQUIDATION OF LOWER TIER ENTITIES AND CONTRIBUTOR'S CONTRIBUTION OF
         UNDIVIDED INTERESTS IN PROPERTIES TO OPERATING PARTNERSHIP...............................................8
         2.1      Redemption Transactions.........................................................................8
         2.2      Contribution....................................................................................8

3.       CONTRIBUTION OF PROPERTIES TO NEW LOWER TIER ENTITIES....................................................9
         3.1      Contribution....................................................................................9
         3.2      Issuance of Partnership Interests in New Property Partnerships.................................10
         3.3      Conveyance of Reconveyance Property to Reconveyance LLC........................................11

4.       LIQUIDATION OF CONTRIBUTOR..............................................................................11

5.       PURCHASE AND SALE OF OPERATING PARTNERSHIP UNITS AND PHILIPS QRSS' GENERAL PARTNERSHIP
         INTERESTS IN NEW LOWER TIER ENTITIES....................................................................11
         5.1      Purchase of Operating Partnership units and Philips QRS's general partnership interests in New Lower Tier Entities...........................................................11
         5.2      Partnership Account Adjustments................................................................12
         5.3      Conveyance of Units............................................................................12
         5.4      Changes to Partnership Agreement and Distribution..............................................12

6.       DISTRIBUTIONS OF RECONVEYANCE LLC(s) AND DISTRIBUTIONS TO REDEEMED NON-REIT UNITHOLDERS.................13
         6.1      Distribution of Reconveyance LLC's.............................................................13
         6.2      Redemptions....................................................................................14

7.       THE DEPOSITS............................................................................................14
         7.1      The Cost Deposit...............................................................................14
         7.2      The Additional Deposit.........................................................................14
         7.3      Escrow Terms...................................................................................14
         7.4      Investment.....................................................................................16
         7.5      Duties.........................................................................................16
         7.6      Notice to Escrow Agent.........................................................................17
         7.7      Miscellaneous..................................................................................17

8.       MANAGEMENT AND OPERATING COVENANTS PRIOR TO CLOSING.....................................................18
         8.1      Pre-Closing Actions............................................................................18
         8.2      Tenant Default.................................................................................19
         8.3      Modification of REAs, Notes and Mortgages......................................................19
         8.4      Taxes..........................................................................................20
         8.5      Property Condition.............................................................................21
         8.6      Access and Information.........................................................................24
         8.7      Due Diligence Period...........................................................................26
         8.8      No-Shop Covenants..............................................................................26

9.       ADJUSTMENTS AND PRORATIONS..............................................................................27
         9.1      Adjusted Items.................................................................................27
         9.2      Basis of Adjustments...........................................................................32



         9.3      Installment Payments...........................................................................33
         9.4      Bankruptcy of Tenant...........................................................................34
         9.5      Compromise Claims..............................................................................34
         9.6      Disbursements..................................................................................34
         9.7      Post-Closing Adjustments.......................................................................34
         9.8      Survival.......................................................................................34

10.      TITLE AND SURVEY........................................................................................35
         10.1     Title Commitment and Survey....................................................................35
         10.2     Obligations....................................................................................36
         10.3     Payment of Liens and Other Encumbrances........................................................38
         10.4     Conditional Bills of Sale......................................................................38
         10.5     Franchise Tax..................................................................................38
         10.6     Judgments, Bankruptcies or Other Returns.......................................................39
         10.7     Legal Descriptions.............................................................................39

11.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER PARTIES.............................................39
         11.1     Due Formation and Authority....................................................................39
         11.2     Consents.......................................................................................40
         11.3     Leases.........................................................................................41
         11.4     Violations.....................................................................................41
         11.5     No Litigation..................................................................................42
         11.6     No Attachments or Bankruptcy Events............................................................42
         11.7     No Ground Leases...............................................................................42
         11.8     Other Agreements...............................................................................42
         11.9     Taxes..........................................................................................43
         11.10    Employees......................................................................................43
         11.11    Signatories....................................................................................43
         11.12    No Conflicts with Agreements...................................................................43
         11.13    No Options.....................................................................................43
         11.14    Existing Debt..................................................................................44
         11.15    No Agency......................................................................................44
         11.16    Securities Matters.............................................................................44
         11.17    Registration...................................................................................44
         11.18    Completed Construction.........................................................................45
         11.19    Sellers' Taxes.................................................................................45
         11.20    Non-REIT Unitholders and Redemption Agreement..................................................45
         11.21    Partnership Interest...........................................................................46
         11.22    No Business Activities.........................................................................46
         11.23    Property-Specific Representations..............................................................46
         11.24    Untrue, Inaccurate or Incorrect................................................................46
         11.25    Certificate....................................................................................48
         11.26    Modification of Representations and Warranties.................................................48
         11.27    Survival.......................................................................................49

12.      REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNER AND GENERAL PARTNER...................................49
         12.1     Due Formation and Authority....................................................................49
         12.2     Consents.......................................................................................50
         12.3     Signatories....................................................................................50
         12.4     No Litigation..................................................................................50



         12.5     Ownership......................................................................................50
         12.6     Partnership Interest...........................................................................50
         12.7     Certificate....................................................................................51

13.      SELLERS' CONSENTS.......................................................................................51
         13.1     Lender Consents................................................................................51
         13.2     Mortgage Assignment Consent....................................................................52
         13.3     Stockholder Consent............................................................................52
         13.4     Unitholder Elections...........................................................................53
         13.5     Tax Matters....................................................................................53

14.      DAMAGE, DESTRUCTION OR REQUIRED ALTERATION OR ADDITION..................................................54
         14.1     Material Part..................................................................................54
         14.2     Other Cases....................................................................................55

15.      EMINENT DOMAIN..........................................................................................56
         15.1     Significant Portion............................................................................56
         15.2     Insignificant Portion..........................................................................56
         15.3     Branhaven Property.............................................................................57

16.      CONDITIONS TO CLOSING...................................................................................57
         16.1     Conditions to Limited Partner's Obligations....................................................57
         16.2     Conditions to Seller's Obligations.............................................................60

17.      CLOSING DETAILS AND DELIVERIES..........................................................................61
         17.1     Location and Date..............................................................................61
         17.2     Conveyance of Interests........................................................................61
         17.3     Contributor Parent's Closing Deliveries........................................................62
         17.4     Limited Partner's and General Partner's Deliveries.............................................64
         17.5     Fees and Costs.................................................................................66
         17.6     Guarantees for Tax Purposes....................................................................66
         17.7     Restricted Period..............................................................................68

18.      ASSIGNMENT; DESIGNATION OF GRANTEES BY Limited Partner..................................................69

19.      TERMINATION OF THE AGREEMENT; DEFAULT REMEDIES..........................................................69
         19.1     Failure to Satisfy Conditions Precedent........................................................69
         19.2     Property-Specific Failure to Satisfy Conditions Precedent......................................70
         19.3     Contributor's Remedies.........................................................................72
         19.4     Purchaser Parties' Remedies....................................................................72
         19.5     Legal Fees.....................................................................................73
         19.6     Cash Contract..................................................................................73

20.      BROKERS.................................................................................................73

21.      NOTICES.................................................................................................74

22.      POST-CLOSING INSPECTION.................................................................................75
         22.1     Access by Sellers..............................................................................75
         22.2     Access by Operating Partnership................................................................75

23.      CONFIDENTIALITY.........................................................................................76
         23.1     Generally......................................................................................76
         23.2     Press Releases.................................................................................76
         23.3     Indemnity......................................................................................76



         23.4     Termination....................................................................................77

24.      MISCELLANEOUS...........................................................................................77
         24.1     No Waiver......................................................................................77
         24.2     Entire Agreement...............................................................................77
         24.3     Limitation of Liability; Survival of Contributor Parent; Seller's Affiliates...................77
         24.4     No Oral Modifications..........................................................................79
         24.5     Merger.........................................................................................79
         24.6     Titles, Headings and References................................................................79
         24.7     Attachments....................................................................................79
         24.8     Further Assurances.............................................................................80
         24.9     Successors and Assigns.........................................................................80
         24.10    Joint and Several..............................................................................80
         24.11    Counterparts...................................................................................80
         24.12    Rules of Construction..........................................................................80
         24.13    Dates..........................................................................................80
         24.14    WAIVER OF JURY TRIAL...........................................................................81
         24.15    Applicable Law; Venue..........................................................................81
         24.16    Agency Role of Contributor and Contributor Parent..............................................81


                             SCHEDULES AND EXHIBITS

Schedule A          Lower Tier Entities, Philips QRSs and Property addresses
Schedule B          K mart Properties
Exhibit 1.11        Existing Debt
Exhibit 1.14        Major Tenants
Exhibit 1.17        Partnership Agreement
Exhibit 1.19        Permitted Exceptions
Exhibit 1.22        Description of the Property
Exhibit 1.24        Price and deposit allocation among the Properties
Exhibit 3.1.3       Assignment of Leases and security deposits
Exhibit 3.1.4       Assignment of Licenses and Intangible Property
Exhibit 3.1.5       FIRPTA Affidavit
Exhibit 6.2         Redemption Agreement
Exhibit 11.3        Space Leases, Rent Roll and Security Deposits
Exhibit 11.9        Tax Proceedings
Exhibit 11.16       Securities Law Matters
Exhibit 11.18       Uncompleted Work
Exhibit 11.20       Non-REIT Unitholders
Exhibit 16.1.7      Management Agreement
Exhibit 17.3.2      Transfer Notice to tenants
Exhibit 17.3.6      Tenant Estoppel Certificate
Exhibit 17.3.9      Management Agreement Termination

                             INDEX OF DEFINED TERMS

1933 Act...........................................44
Accountants........................................53
Acquisition Proposal...............................27
Additional Deposit..................................5
Additional Rent....................................32
Adjustment Amount...................................5
Affiliate...........................................5
Agreement...........................................1
Approved Institution...............................16
Approved Investment................................16
Audit..............................................54
Base Rent..........................................28
Breakup Fee........................................36
Buildings...........................................9
Built-in Gain......................................67
CAM Charges........................................29
CAM Estimates......................................29
Cap................................................37
Cash Contract.......................................1
Class B Limited Partnership Unit....................5
Class C Limited Partnership Unit....................6
Closing.............................................6
Closing Date........................................6
Contributor.........................................1
Contributor Parent..................................1
Conveyed LP Units..................................12
Cooperating Party..................................54
Cost Deposit........................................6
Cure Period........................................71
Debt Amount........................................66
Deposits............................................6
Dime Bank Adjustment...............................51
Due Diligence Period................................6
Escrow Agent........................................6
Estoppel Certificates..............................63
Excluded Property..................................37
Existing Debt.......................................6
Existing Lender.....................................6
Fund...............................................15
General Partner.....................................1
GP Units............................................4
Initial Contribution................................9
Initial Contribution Date...........................9
insignificant......................................56
Intangible Property................................10
Investigations.....................................25
IRC.................................................6
IRS.................................................6
Kohl's Rent Abatement Period.......................31
Lake Worth..........................................1
Lake Worth Agreement................................1
Lake Worth GP.......................................1
Licenses...........................................10
Liens..............................................37
Limited Partner.....................................1
Limited Partner Entity.............................12
Lower Tier Entity...................................2
LP Units............................................4
Major Tenant........................................6
Mortgage............................................7
Mortgage Escrows...................................31
Mortgagee Consent..................................58
Mortgages..........................................52
New Lease Expenses.................................18
New Lower Tier Entity...............................4
Non-REIT Unitholder.................................4
Non-Selling Non-REIT Unitholder.....................7
Notice of Objection................................15
Operating Partnership...............................3
Owners..............................................1
Palm Springs LLC....................................3
Partnership Agreement...............................7
Permitted Designee..................................7
Permitted Exceptions................................7
Permitted Recipient................................76
Person..............................................7
Personal Property...................................7
Philips Parties....................................27
Philips QRS.........................................2
Philips Sub-VIII....................................2
Pilevsky............................................1
Pilevsky Partners...................................3
PL Corp.............................................2
Post-Closing Property......................36, 47, 69
Post-Closing Tax Year..............................20
Pre-Closing Entity.................................53
Pre-Closing Tax Return.............................54
Pre-Closing Tax Year...............................20
Property.........................................2, 7
Property Information...............................22
Property Notes......................................7
Prudential.........................................52
Purchase............................................4
Purchase Price......................................7
Purchaser Parties..................................10
REA.................................................7
REA Party..........................................29
Reconveyance LLC................................4, 11
Reconveyance Property...............................7
Redeemed Non-REIT Unitholder....................3, 14
Redemption Agreement................................3
Redemption Transaction..............................3

Rent...............................................28
Rent Commencement Date.............................19
Restricted Period..................................68
Returns.............................................8
SEC................................................25
Security Deposits...................................8
Seller.............................................12
Seller Parties......................................1
Seller Party's knowledge...........................48
Seller's Affiliates................................79
Seller's Documents.................................39
Sellers............................................12
Selling Non-REIT Unitholder........................12
Settlement Statements..............................64
significant........................................56
Space Lease(s)......................................8
Subsidiary..........................................8
Superior Proposal..................................27
Survey.............................................35
Surviving Obligations..............................26
Taxes...............................................8
Taxpayer...........................................45
Third Avenue Agreement..............................2
Third Avenue Interest...............................2
Third LP............................................2
Title Commitment...................................35
Title Company.......................................8
Unacceptable Encumbrances..........................35
Unitholder Redemption Agreement....................14

                 ASSET CONTRIBUTION, PURCHASE AND SALE AGREEMENT


This Asset Contribution, Purchase and Sale Agreement is made as of the 28th day of April, 2000 (this "Agreement"), by and among:

PHILIPS INTERNATIONAL REALTY, L.P., a Delaware limited partnership ("Contributor"),

PHILIPS INTERNATIONAL REALTY CORP., a Maryland corporation ("Contributor
Parent"),

THOSE CERTAIN PARTIES IDENTIFIED AS A "PHILIPS QRS" or a "LOWER TIER ENTITY" ON THE SIGNATORY PAGES HERETO (such parties, Contributor and Contributor Parent, collectively, the "Seller Parties"); the Seller Parties each having an address at 417 Fifth Ave., New York, NY 10016,

KIR ACQUISITION LLC, a Delaware limited liability company ("General Partner") and

KIMCO INCOME OPERATING PARTNERSHIP, L.P. ("Limited Partner"), a Delaware limited partnership; General Partner and Limited Partner each having an address at 3333 New Hyde Park Rd., P.O. Box 5020, New Hyde Park, NY 11042-0020.

                                   WITNESSETH:


WHEREAS, Contributor is the direct or indirect owner of all equity interests in Philips Lake Mary Associates, L.P., Munsey Park Associates, LLC, Philips Henry, LLC, North Shore Triangle, LLC, Philips Shopping Center Fund, L.P. and Philips Yonkers LLC (collectively, the "Owners"), which entities have, collectively, entered into a Purchase and Sale Agreement with Limited Partner, dated as of the date hereof (the "Cash Contract");

WHEREAS, Contributor owns a 99.99% limited partnership interest in Philips Lake Worth, L.P., a New York limited partnership ("Lake Worth"), and Philips Lake Worth Corp, a New York corporation ("Lake Worth GP") owns a 0.01% general partnership interest in Lake Worth;

WHEREAS, Contributor and Lake Worth GP shall each sell to Philip Pilevsky ("Pilevsky") and/or one or more of his designees their entire respective interests in Lake Worth for a total purchase price of $6,600,000 and subject to such terms and conditions as shall be set forth in the Purchase and Sale Agreement to be entered into by and between Contributor, Lake Worth GP and Pilevsky (the "Lake Worth Agreement"); in the event that such sale is not consummated prior to the Closing Date, then Contributor shall distribute its entire interest in Lake Worth, and shall assign its rights and obligations under the Lake Worth Agreement, to Contributor Parent and Contributor Parent and Lake Worth GP shall consummate such sale with Pilevsky;

WHEREAS, 1517-25 Third LP, a New York limited partnership ("Third LP"), of which Contributor owns a 99.99% limited partnership interest and PL-1517-25 Corp., a New York corporation ("PL Corp") owns a 0.01% general partnership interest, shall sell to Pilevsky, and Pilevsky shall purchase from Third LP, Third LP's entire 50% membership interest in 1517-25

Third Avenue LLC, a New York limited liability company (the "Third Avenue Interest") that owns that certain real property located in the City, County and State of New York having a street address of 1517-25 Third Avenue, subject to the terms and conditions as shall be set forth in the Purchase and Sale Agreement that shall have been entered into by and between Third LP and Pilevsky (the "Third Avenue Agreement"); in the event that such sale is not consummated prior to the Closing Date, then Contributor and PL Corp shall cause Third LP to assign its Third Avenue Interest and all of Third LP's rights and obligations under the Third Avenue Agreement and redeem PL Corp's 0.01% general partnership interest in Third LP to Contributor, and Contributor shall thereafter assign the Third Avenue Interest and all of the rights and obligations under the Third Avenue Agreement to Contributor Parent and Contributor Parent shall consummate such sale with Pilevsky;

WHEREAS, Contributor is also the direct owner of a 99.9% limited partnership interest or limited liability company ownership interest in each of the eight entities (each, a "Lower Tier Entity", and collectively, the "Lower Tier Entities") listed on Schedule A;

WHEREAS, Contributor Parent is the direct 100% owner of each of the corporations identified as a Philips QRS on Schedule A (each, a "Philips QRS", and collectively, the "Philips QRSs"); each Philips QRS is the owner of a 0.01% general partnership interest or limited liability company membership interest in one of the Lower Tier Entities, as listed on Schedule A;

WHEREAS, each Lower Tier Entity is the owner, directly or indirectly, of those shopping centers listed on Schedule A, and as more precisely described on
Exhibit 1.22 (collectively, the "Property");

WHEREAS, Contributor Parent is the general partner of Contributor and owns units in Contributor representing 74.79% of the total equity interests of Contributor;

WHEREAS, Contributor has agreed to distribute to Contributor Parent the properties set forth on Schedule B annexed hereto;

WHEREAS, prior to the Closing Date, Contributor and Contributor Parent shall cause Palm Springs Mile Associates, Ltd, a Florida limited partnership ("Palm Springs Ltd"), in which Contributor owns a 99.99% limited partnership interest and Philips Palm Springs Sub-VIII, Inc., a Delaware corporation ("Philips Sub-VIII"), that is wholly-owned by Contributor Parent owns a 0.01% general partnership interest, to contribute by deed transfers, to each of four newly created single member limited liability companies (each, a "Palm Springs LLC" and, together, the "Palm Springs LLCs"), undivided interests in two of the parcels of that certain real property owned by Palm Springs Ltd and located in Miami Dade County, State of Florida having such equity value and subject to such amount of debt that shall be set forth in the Unitholder Redemption Agreement (hereinafter defined) that each of Allen Pilevsky, Fred Pilevsky, Philips Freeport Development Corp and Merrick Holiday Corp (each, a "Redeemed Non-REIT Unitholder" and collectively, the "Redeemed Non-REIT Unitholders") shall have entered into or will enter into in redemption of their respective units in Operating Partnership (as hereinafter defined) pursuant to Section 6.2 hereof;

WHEREAS, immediately following the contributions by Palm Springs Ltd to the Palm Springs LLCs, Palm Springs Ltd shall distribute, as a nonliquidating distribution, all of the interests in each of the Palm Springs LLCs to Contributor;

WHEREAS, Sheila Levine and Palm Mile Corp., a New York corporation, shall contribute all of the units in Contributor that each of them own to SL Florida LLC, a Delaware limited liability company ("SL Florida");

WHEREAS, pursuant to the separate Redemption Agreements (each, a "Redemption Agreement" and, collectively, the "Redemption Agreements") made by Contributor and each of Pilevsky and SL Florida LLC, (together with Pilevsky, the "Pilevsky Partners") all of the units in Contributor that are owned by Pilevsky and SL Florida shall be redeemed by Contributor and, in such redemption, Contributor shall distribute to Pilevsky and SL Florida, respectively, 90% and 10% partnership interests in Palm Springs Ltd in accordance with the terms of, and as more particularly described in, the Redemption Agreements (the "Redemption Transactions");

WHEREAS, simultaneously with the Redemption Transactions, Palm Springs Ltd shall redeem Philips Sub-VIII's entire general partnership interest in Palm Springs Ltd for an agreed amount of cash representing the equity value of such interest immediately prior to the Redemption Transactions, and SL Florida shall become the substitute general partner of Palm Springs Ltd;

WHEREAS, as a result of the Redemption Transaction, Pilevsky and SL Florida shall no longer own any units in Contributor and shall no longer be limited partners of Contributor;

WHEREAS, at least one day following the Redemption Transactions, Contributor and Contributor Parent shall liquidate and cause to be liquidated, respectively, each Lower Tier Entity and, immediately thereafter, Contributor shall contribute its undivided interests in each of the Properties that it receives in such liquidations to KIR Portfolio I, L.P. ("Operating Partnership"), a Delaware limited partnership to be organized for this purpose;

WHEREAS, immediately following Operating Partnership's receipt of Contributor's undivided 99.99% interests in each of the Properties with respect to each Property, Operating Partnership and the Philips QRS owner of the remaining 0.01% undivided interest in such Property shall each contribute their respective interests in such Property to a new limited partnership or single member limited liability company, (in each case, a "New Lower Tier Entity" and, collectively, the "New Lower Tier Entities") in exchange for which the New Lower Tier Entity shall distribute to Operating Partnership and such Philips QRS, respectively, a 99.99% limited partnership interest or limited liability company membership interest and 0.01% general partnership interest or limited liability company membership interest in such New Lower Tier Entity, except that in the case of each Reconveyance Property (hereinafter defined), the Philips QRS owner of the 0.01% undivided interest in such Reconveyance Property shall contribute and/or transfer such interest to Operating Partnership, and Operating Partnership shall immediately thereafter contribute and/or transfer the entire Reconveyance Property to a newly-formed limited liability company that will be wholly-owned by Operating Partnership (each, a "Reconveyance LLC");

WHEREAS, immediately following such contributions to the New Lower Tier Entities and Reconveyance LLCs, Contributor shall (and Contributor Parent shall cause Contributor to) liquidate and distribute, in such liquidation, the units in Operating Partnership that it owns to Contributor Parent and to those other Persons owning units in Contributor immediately prior to such liquidation (a "Non-REIT Unitholder" and, collectively, the "Non-REIT Unitholders" and which terms shall not include any of the Pilevsky Partners) ratably according to their respective percentage ownership of Contributor immediately prior to such liquidation. Such units so distributed represent limited partnership interests in Operating Partnership, except that such number of units in Operating Partnership distributed to Contributor Parent that represents a 0.01% ownership interest in Operating Partnership shall represent general partnership units in Operating Partnership (the "GP Units", and the remaining units distributed to Contributor Parent, the "LP Units") and, by virtue of its ownership thereof, Contributor Parent shall become the general partner of Operating Partnership;

WHEREAS, thereafter, Contributor Parent shall sell to Limited Partner, and Limited Partner shall purchase from Contributor Parent, all of Contributor Parent's LP Units and Contributor Parent shall sell to General Partner, and General Partner shall purchase from Contributor Parent, all of Contributor Parent's GP Units (the "Purchase");

WHEREAS, simultaneously with the Purchase, Contributor Parent and each Philips QRS shall sell and cause the sale of, and Limited Partner shall cause such one or more entities (other than Limited Partner and General Partner) that it shall designate to purchase, the respective general partnership interest or limited liability company membership interest owned by a Philips QRS in a New Lower Tier Entity, upon the terms more particularly described below;

WHEREAS, immediately following the Purchase, Operating Partnership shall distribute to Limited Partner, and Limited Partner shall receive, as a non-liquidating distribution, all of the membership interests in each Reconveyance LLC in redemption of certain Class A Limited Partnership Units then owned by Limited Partner;

WHEREAS, immediately thereafter, Operating Partnership shall redeem all of the units in Operating Partnership owned by each Redeemed Non-REIT Unitholder, and each such Redeemed Non-REIT Unitholder desires that all of his or its units in Operating Partnership be redeemed by Operating Partnership, for all of the interests in the Palm Springs LLC that such Redeemed Non-REIT Unitholder is entitled to receive under the Unitholder Redemption Agreement entered into or to be entered into by such Redeemed Non-REIT Unitholder and upon such terms as more particularly described herein and in such Redeemed Non-REIT Unitholder Redemption Agreement;

WHEREAS, each Non-REIT Unitholder (other than a Redeemed Non-REIT Unitholder) may elect to either sell all of his or its units in Operating Partnership to Limited Partner for such amount of cash and upon such terms and conditions as more particularly described herein (in which event such Non-REIT Unitholder shall be considered a Selling Non-REIT Unitholder (hereinafter defined)), or remain as a limited partner of Operating Partnership (in which event such Non-REIT Unitholder shall be considered a Non-Selling Non-REIT Unitholder (hereinafter defined)); and

WHEREAS, Limited Partner, General Partner and each Non-Selling Non-REIT Unitholder shall have entered into the Partnership Agreement (hereinafter defined).

NOW, THEREFORE, in consideration of Ten Dollars ($10) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

For this Agreement, the following terms shall have the meanings hereinafter set forth.

1.1. "Additional Deposit": a deposit in the amount of Two Million Six Hundred Forty-Six Thousand Six Hundred Ten Dollars ($2,646,610) plus any accrued interest thereon.

1.2. "Adjustment Amount": the net amount of all adjustments (as set forth in Article 8 or elsewhere in this Agreement) subtracted from (or, in the case of a negative Adjustment Amount, added to) the Purchase Price of the Property. The Adjustment Amount will begin at zero and decrease with amounts owed to Sellers (hereinafter defined) and increase with amounts owed to Operating Partnership, as set forth herein.

1.3. "Affiliate": as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of stock, or partnership interests, by contract, or otherwise.

1.4. "Class B Limited Partnership Unit": generally, a class of non-voting units in Operating Partnership having limited put rights and entitling the holder thereof to a preferred return on such holder's Imputed Equity Value (as defined in the Partnership Agreement) and such other rights as more fully set forth in the Partnership Agreement.

1.5. "Class C Limited Partnership Unit": generally, a class of non-voting units in Operating Partnership having a perpetual and immediate put right and entitling the holder thereof to a preferred return on such holder's Imputed Equity Value (as defined in the Partnership Agreement) and such other rights as more fully set forth in the Partnership Agreement.

1.6. "Closing": the transfer to Limited Partner of the Conveyed LP Units (hereinafter defined) and the transfer to General Partner of the GP Units (hereinafter defined), Limited Partner's and General Partner's payment of the Purchase Price (hereinafter defined) to Sellers in connection therewith as contemplated by Articles 5 and 16, each subject to and otherwise in accordance with the terms of this Agreement.

1.7. "Closing Date": the actual date on which the Closing occurs, as set forth in Section 17.1.

1.8. "Cost Deposit": a deposit in the amount of One Million Three Hundred Seventy-Five Thousand Seven Hundred Fifty Dollars ($1,375,750) plus any accrued interest thereon (together with the Additional Deposit, the "Deposits"). All Deposits shall be allocated among the Properties as shown of Exhibit 1.24.

1.9. "Due Diligence Period": a period of time commencing on the date that Limited Partner receives a fully signed counterpart of this Agreement and the Cash Contract, and expiring at 7:00 p.m. New York City time on May 31, 2000.

1.10.  "Escrow Agent": the law firm of Pryor Cashman Sherman & Flynn LLP.

1.11. "Existing Debt": the existing debt as of the Closing Date (including principal and interest) secured by a first lien on the Property in favor of Credit Lyonnais, in the first case, and Dime Savings Bank, in the second case (collectively, "Existing Lenders"), which Existing Debt is currently in the approximate aggregate principal amount of Thirty-Seven Million Sixteen Thousand Dollars ($37,016,000), as further detailed on Exhibit 1.11.

1.12. "IRC": the Internal Revenue Code of 1986, as amended, and as it may further be amended from time to time, and any successor statutes thereto.

1.13. "IRS": the Internal Revenue Service, an agency of the United States Department of the Treasury.

1.14. "Major Tenant": those expressly named tenants listed on Exhibit 1.14 or any other Person at any Property in substitution thereof.

1.15. "Mortgages": collectively, the deed(s) of trust or mortgage(s) securing the Existing Debt with respect to the Property.

1.16. "Non-Selling Non-REIT Unitholder": a Non-REIT Unitholder that shall have made the election described in Section 13.4.1(b).

1.17. "Partnership Agreement": the amended and restated agreement of limited partnership of Operating Partnership, the form of which is attached as Exhibit 1.17.

1.18. "Permitted Designee": a Person wholly owned by General Partner and/or Limited Partner.

1.19. "Permitted Exceptions": the title exceptions set forth in Exhibit 1.19 attached hereto.

1.20. "Person": any individual, partnership, limited liability company, joint venture, corporation, trust or other entity.

1.21. "Personal Property": all right, title and interest, if any, of any Lower Tier Entity in and to all fixtures, machinery, equipment, supplies and other articles of personal property attached or appurtenant to the Properties, or used in connection therewith.

1.22. "Property": certain plots, pieces and parcels of real property as described on Exhibit 1.22, annexed hereto and incorporated herein by this reference.

1.23. "Property Notes": collectively, all the promissory notes evidencing the Existing Debt and described on Exhibit 1.11 with respect to the Property.

1.24. "Purchase Price": (i) One Hundred Thirty-Seven Million Five Hundred Seventy-Five Thousand Dollars ($137,575,000), (ii) plus or minus the Adjustment Amount as of the Closing, and (iii) minus the amount of the Existing Debt (including the Dime Bank Adjustment, if any), assumed by Purchaser Parties (hereinafter defined) on the Closing. The Purchase Price shall be allocated among the New Lower Tier Entities owning each of the Properties as shown on
Exhibit 1.24.

1.25 "Reconveyance Property": The Property or Properties identified as Property 1 on Exhibit 1.22. The term "Reconveyance Property" shall also include the Property identified as Property 5 on Exhibit 1.22 if Norman Stark makes the election under Section 13.4.1(a) and such Properties, together, are referred to as the "Reconveyance Properties".

1.26. "REA": any reciprocal easement agreement, common area maintenance agreement or similar agreement affecting any portion of the Property, or arrangement between or among (i) the Lower Tier Entity or the Property owner on the date of the Closing, (ii) affiliated or unaffiliated third parties owning property adjacent to the Property and/or (iii) tenants at the Property under Space Leases.

1.27. "Returns": all returns, declarations, reports, statements, and other documents required to be filed in respect of Taxes (hereinafter defined), and the term "Return" means any one of the foregoing Returns.

1.28. "Security Deposits": all security deposits to the extent in the Lower Tier Entities, Contributor and Philips QRSs' possession or control relating to all Space Leases and new Space Leases and any amendments, guarantees and other documents relating thereto. All existing Security Deposits as of the date hereof are set forth on Exhibit 11.3.

1.29. "Space Lease(s)" : all tenant space lease(s), license(s), concessions or other occupancy or use agreements, including all written modifications, addenda and supplements thereto and guarantees thereof, applicable to the Property or any portion thereof. All existing Space Leases as of the date hereof are listed on Exhibit 11.3.

1.30. "Subsidiary": any Person in which any other Person owns, directly or indirectly, a majority of the member interests, partnership interests, or similar equity interests.

1.31. "Taxes": all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes.

1.32.  "Title Company":  Lawyers Title Insurance Corporation.

2. REDEMPTION TRANSACTIONS; LIQUIDATION OF LOWER TIER ENTITIES AND CONTRIBUTOR'S CONTRIBUTION OF UNDIVIDED INTERESTS IN PROPERTIES TO OPERATING PARTNERSHIP.

2.1 Redemption Transactions. Prior to the Closing Date, Contributor and Pilevsky Partners shall have effected the Redemption Transactions in accordance with the terms of the Redemption Agreements. Contributor and Contributor Parent covenant that they shall not amend, nor permit the amendment of any of the Redemption Agreements after the date hereof if such amendment shall materially adversely affect the interest of General Partner or Limited Partner hereunder, without the prior consent of the General Partner, which consent shall not be unreasonably withheld or delayed. Contributor Parent shall indemnify Limited Partner and General Partner from and against any loss, cost or liability of Limited Partner or General Partner under each Redemption Agreement, except for loss, cost or liability occasioned by Limited Partner's or General Partner's intentional default thereunder.

2.2 Contribution. On or prior to the Closing Date, but in no event earlier than one day following the Redemption Transaction nor more than seven days prior to the Closing Date, Contributor and each Philips QRS shall cause each Lower Tier Entity (and each Lower Tier Entity hereby agrees) to transfer an undivided 99.99% interest in the Property owned by such Lower Tier Entity to Contributor, and to transfer an undivided 0.01% interest in such Property to the Philips QRS that had owned equity in the relevant Lower Tier Entity. Each Lower Tier Entity shall thereupon liquidate in its entirety. Immediately thereafter Contributor shall form Operating Partnership and shall contribute its undivided interests in each of the Properties that it receives in such liquidations to Operating Partnership. Contributor shall thereupon cause Operating Partnership to form the New Lower Tier Entities, each of which shall be a Delaware limited partnership.

3.       CONTRIBUTION OF PROPERTIES TO NEW LOWER TIER ENTITIES.

3.1 Contribution. With respect to each Property other than a Reconveyance Property, immediately following the liquidation of Lower Tier Entities and the contribution by Contributor of its undivided interests in the Properties to Operating Partnership pursuant to Section 2.2, Operating Partnership shall, and Contributor Parent and Contributor shall cause Operating Partnership and each Philips QRS owner of the 0.01% undivided interest in such Property (and each such Philips QRS hereby agrees) to, contribute and convey to a separate New Lower Tier Entity (such action, the "Initial Contribution") all of their respective right, title and interest in the following: (i) all buildings and other improvements situated on such Property (collectively with respect to such Property, the "Buildings"), (ii) all easements, rights of way, reservations, privileges, appurtenances and other estates and rights of Operating Partnership and such Philips QRS pertaining to such Property and the Buildings thereon,
(iii) all right, title and interest of Operating Partnership and such Philips QRS pertaining to such Property in and to the Intangible Property (hereinafter defined) pertaining to such Property, (iv) all right, title and interest of Operating Partnership and such Philips QRS pertaining to such Property in and to any transferable guaranties or warranties (to the extent transferable), (v) all right, title and interest of Operating Partnership and such Philips QRS pertaining to such Property in and to the REAs, (vi) all Personal Property, (vii) all oil, gas and mineral rights of Operating Partnership and such Philips QRS pertaining to such Property, if any, (viii) all right, title and interest of Operating Partnership and such Philips QRS pertaining to such Property, if any, in and to the trade names of the Buildings,
(ix) all right, title and interest of Operating Partnership and such Philips QRS, if any, in and to all strips and gores, all alleys adjoining such Property, and the land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining such Property to the center line thereof and (x) all right, title and interest of Operating Partnership and such Philips QRS, if any, in and to any award made or to be made in lieu thereof and in and to any unpaid award for any taking by condemnation or any damages to such Properties or the Buildings thereon by reason of a change of grade of any street, road or avenue. The date of the Initial Contribution is referred to as the "Initial Contribution Date." At the Initial Contribution, with respect to each Property contributed and conveyed to a New Lower Tier Entity pursuant to this Section, Operating Partnership and the relevant Philips QRS shall cause to be delivered (by directed closing documents) from the Lower Tier Entity owning same on the date hereof, to the New Lower Tier Entity to which such Property was conveyed and contributed the following items:

         3.1.1 A bargain and sale deed with covenant against grantor's acts, or its equivalent, in recordable form and otherwise reasonably acceptable to the parties, conveying title to such Property.

         3.1.2 A bill of sale for a consideration of $10 conveying the applicable Personal Property (if any) with respect to such Property to such New Lower Tier Entity;

         3.1.3 An Assignment and Assumption of Leases and Security Deposits (in the form of Exhibit 3.1.3 annexed hereto and made a part hereof) assigning free of liens, encumbrances and claims (except Permitted Exceptions and as set forth in Article 10) all of such Operating Partnership's and the relevant Philips QRS's right, title and interest, if any, in and to the Space Leases pertaining to such Property, all guarantees thereof and the Security Deposits thereunder in such Operating Partnership or the relevant Philips QRS's possession, if any;

         3.1.4 An Assignment and Assumption of Licenses and Intangible Property (in the form of Exhibit 3.1.4 annexed hereto and made a part hereof) assigning free of liens, encumbrances and claims (except Permitted Exceptions and as set forth in Article 10) all of such Operating Partnership's and the relevant Philips QRS's right, title and interest, if any, in and to (i) all of the assignable licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to such Property by any governmental authority (collectively, the "Licenses"); and (ii) all intangible property owned by Operating Partnership and the relevant Philips QRSs with respect to the operation of such Property (including, without limitation, trade names, assumed names and trade logos); and, if any, transferable guarantees and warranties relating to such Property (the "Intangible Property"); and

         3.1.5 A "FIRPTA" affidavit with respect to the applicable transfer, sworn to by, as applicable, Operating Partnership, Contributor, Contributor Parent, Lower Tier Entities, Selling Non-REIT Unitholders, Non-Selling Non-REIT Unitholders and the relevant Philips QRS, in the form of Exhibit 3.1.5 annexed hereto and made a part hereof. Limited Partner and General

Partner acknowledge and agree that upon receipt of such affidavits, neither Limited Partner, General Partner, any Limited Partner Entity nor any other purchasing entity owned or controlled by Limited Partner, General Partner or any Limited Partner Entity (collectively, "Purchaser Parties") shall withhold any portion of the Purchase Price or any of the Class B Limited Partnership Units or Class C Limited Partnership Units (or otherwise reduce or cause the reduction of the Imputed Equity Value of any Non-Selling Non-REIT Unitholder) pursuant to IRC
Section 1445 and the Treasury Regulations promulgated thereunder.

3.2 Issuance of Partnership Interests in New Property Partnerships. In consideration for the conveyance and contribution by Operating Partnership and relevant Philips QRS of their respective undivided interests in a Property to a New Lower Tier Entity pursuant to Section 3.1, Contributor Parent, Operating Partnership and such Philips QRS shall cause such New Lower Tier Entity to issue the following interests in such New Lower Tier Entity:

         3.2.1 to Operating Partnership, a 99.99% limited partnership interest or limited liability company membership interest in such New Lower Tier Entity, and

         3.2.2 to such Philips QRS, a 0.01% general partnership interest or limited liability company membership interest in such New Lower Tier Entity.

3.3 Conveyance of Reconveyance Property to Reconveyance LLC. Simultaneously with the contributions made to the New Lower Tier Entities pursuant to Section 3.1, Operating Partnership shall (and Contributor Parent shall cause Operating Partnership to) create a separate new single member limited liability company, all of the membership interests of which shall be owned by (and only by) Operating Partnership (each, a "Reconveyance LLC") for each Reconveyance Property. With respect to each Reconveyance Property, Contributor Parent and Contributor shall cause the Philips QRS 0.01% owner of such Reconveyance Property to contribute and/or transfer its 0.01% undivided interest in such Reconveyance Property to Operating Partnership (including any and all of the interests more fully detailed in Section 3.1(i) through (x) that it may own with respect to such Reconveyance Property), and for Operating Partnership to thereafter contribute and/or transfer (as evidenced by documents listed in Section 3.1.1 through 3.1.5) the entire Reconveyance Property to a separate Reconveyance LLC.

4.       LIQUIDATION OF CONTRIBUTOR.

Immediately following completion of the transactions contemplated by Article 3, Contributor shall (and Contributor Parent shall cause Contributor to) liquidate and, in such liquidation, Contributor shall distribute to Contributor Parent and the Non-REIT Unitholders its units in Operating Partnership ratably according to their respective percentage ownership of Contributor immediately prior to such liquidation, except that Contributor shall distribute the GP Units to Contributor Parent and Contributor Parent shall become the general partner of Operating Partnership by virtue of its ownership of such GP Units.

5. PURCHASE AND SALE OF OPERATING PARTNERSHIP UNITS AND PHILIPS QRSS' GENERAL PARTNERSHIP INTERESTS IN NEW LOWER TIER ENTITIES.

On the terms and subject to the conditions set forth herein, at the Closing, the parties shall take all of the actions described in detail in Article 16 to effect the following:

5.1 Purchase of Operating Partnership units and Philips QRS's general partnership interests in New Lower Tier Entities. Limited Partner, General Partner and those one or more entities designated by Limited Partner (each, a "Limited Partner Entity") shall purchase from Contributor Parent and the Philips QRSs, and Contributor Parent and the Philips QRSs shall sell to Limited Partner, General Partner or a Limited Partner Entity, as follows:

         5.1.1 Limited Partner shall purchase from Contributor Parent and from those Non-REIT Unitholders that shall have made the cash election described in
Section 13.4.1(a) (each, a "Selling Non-REIT Unitholder") (the Selling Non-REIT Unitholders and Contributor Parent, individually, a "Seller" and, collectively, the "Sellers") all of their Operating Partnership units representing limited partnership interests in Operating Partnership (including, with respect to Contributor Parent, the LP Units) (in the aggregate, the "Conveyed LP Units") and shall pay to each Seller, in cash, the adjusted Purchase Price (subject to Section 9.1.16) attributable to each Seller's Conveyed LP Units, according to a schedule furnished by Contributor Parent, and General Partner shall purchase from Contributor Parent the GP Units and shall pay to Contributor Parent, in cash, the adjusted Purchase Price attributable to such GP Units, according to a schedule furnished by Contributor Parent. In no event shall the Conveyed LP Units and GP Units equal less than 100% of the equity interests in Operating Partnership owned by Contributor Parent and at least 88% of the total outstanding equity interests in Operating Partnership; and

         5.1.2 Simultaneously with the purchases and sales described in Section 5.1.1, Limited Partner shall cause one or more Limited Partner Entities to purchase from the Philips QRSs, and Contributor Parent shall cause each Philips QRS to sell to any such one or more Limited Partner Entities, the entire respective interest of each such Philips QRS in a New Lower Tier Entity for a purchase price, payable in cash, equal to the product of .01% (or 0.0001), multiplied by the portion of the Purchase Price allocated to the Property owned by the New Lower Tier Entity in which such Philips QRS owns an interest, as shown on Exhibit 1.24 and each Limited Partner Entity shall pay such purchase price, in cash, to such appropriate selling Philips QRS;

5.2 Partnership Account Adjustments. The Capital Account balance and Imputed Equity Value (each as defined in the Partnership Agreement) with respect to the Non-Selling Non-REIT Unitholders shall be deemed automatically adjusted to equal the Purchase Price attributable on a percentage basis to the units in Operating Partnership owned by the Non-Selling Non-REIT Unitholders (collectively, the "Non-Conveyed OP Units"), as reflected in the Settlement Statement (hereinafter defined) agreed between Limited Partner and Contributor Parent on behalf of the Non-Selling Non-REIT Unitholders;

5.3 Conveyance of Units. Sellers shall convey to Limited Partner the Conveyed LP Units and Contributor Parent shall convey to General Partner the GP Units;

5.4 Changes to Partnership Agreement and Distribution. Limited Partner, General Partner and each Non-Selling Non-REIT Unitholder shall, immediately following the redemptions in Section 6.2:

         5.4.1 execute the Partnership Agreement and/or other documents reasonably satisfactory to Limited Partner in each case acknowledging and agreeing that all Conveyed LP Units shall thereafter be deemed "Class A Limited Partnership Units" (as defined in the Partnership Agreement) and the Non-Conveyed OP Units shall thereafter be deemed "Class B Limited Partnership Units" or "Class C Limited Partnership Units" all within the meaning of the Partnership Agreement;

         5.4.2 take all necessary action so that Operating Partnership, Contributor, each Lower Tier Entity and New Lower Tier Entity that does not have an election currently in effect under Section 754 of the IRC shall timely file an election under Section 754 of the IRC, such that an election for all such partnerships will be in effect for the time period covering the transactions contemplated by this Agreement.

The parties agree that Limited Partner may amend the form of Partnership Agreement, attached as Exhibit 1.17, between the date hereof and the Closing Date, provided (w) no amendment shall be made to, or in violation of, Section
4.3.6 of the Partnership Agreement, (x) such amendment would not require the consent of one or more holders of the Class B Limited Partnership Units and Class C Limited Partnership Units under the provisions of the Partnership Agreement that is attached hereto as Exhibit 1.17, (y) Limited Partner gives Contributor Parent prompt notice and a copy of each such amendment, and (z) in the event that such amendment would, in the reasonable opinion of Contributor Parent's legal counsel, render the election or consent solicitation of the holders of Non-REIT Unitholders under Section 13.4.1 invalid, then the Closing Date and any other time periods affected thereby shall be extended on a day-for-day basis for the number of days necessary to resolicit and obtain such consent, acting diligently.

6. DISTRIBUTIONS OF RECONVEYANCE LLC(s) AND DISTRIBUTIONS TO REDEEMED NON-REIT UNITHOLDERS.

6.1 Distribution of Reconveyance LLC's. Following the purchases described in Section 5.1, Operating Partnership shall distribute all of its interests in each Reconveyance LLC (which shall constitute all of the interests in such Reconveyance LLC) to Limited Partner in redemption of such number of Class A Limited Partnership Units owned by Limited Partner, equal to the dollar portion of the adjusted Purchase Price allocated to each Reconveyance Property divided by the amount paid by Limited Partner for each Conveyed LP Unit pursuant to
Section 5.1.1. Contributor Parent shall pay transfer taxes, if any, and other conveyance costs in connection with such distribution of the Reconveyance LLC interests. Limited Partner agrees that it shall not (nor shall it cause or permit any Reconveyance LLC to) thereafter contribute or convey any Reconveyance Property (or any portion thereof or any direct or indirect interest therein) back to Operating Partnership and, for a period of not less than five years shall not (nor shall it cause or permit any Reconveyance LLC to) contribute or convey any Reconveyance Property (or any portion thereof or any direct or indirect interest therein) to any Person other than a Subsidiary that is and that shall remain throughout such five-year period a wholly-owned limited liability company of Limited Partner or the Reconveyance LLC owner of such Reconveyance Property that is disregarded for United States federal tax purposes.

6.2 Redemptions. Immediately following the distribution of the Reconveyance LLCs to Limited Partner pursuant to Section 6.1, General Partner and Limited Partner shall cause Operating Partnership to redeem (and Operating Partnership shall redeem) all of the units in Operating Partnership owned by each Redeemed Non-REIT Unitholder and in exchange therefor shall cause Operating Partnership (and Operating Partnership shall) distribute to each such Redeemed Non-REIT Unitholder all of the interests in such Palm Springs LLC that such Redeemed Non-REIT Unitholder is to receive under the redemption agreement (each, a "Unitholder Redemption Agreement") that such Non-REIT Unitholder shall have entered into with Contributor, in accordance with the terms and provisions of such Unitholder Redemption Agreement. Each Unitholder Redemption Agreement shall be substantially in the form attached hereto as Exhibit 6.2, but any of which agreements may be amended by Contributor and/ or Contributor Parent after the date hereof unless such amendment shall materially adversely affect the interest of General Partner or Limited Partner hereunder, in which case the prior consent of General Partner shall be required for such amendment, which shall not be unreasonably withheld or delayed.

7.       THE DEPOSITS.

7.1 The Cost Deposit. Simultaneously with the execution and delivery of this Agreement by all parties, Limited Partner, on behalf of the Purchaser Parties, shall place the Cost Deposit in escrow by a bank wire transfer of immediately available funds to an account designated by Escrow Agent. The Cost Deposit shall be held by Escrow Agent in accordance with the terms of this
Article 7. If the Closing shall occur, Sellers shall be entitled to receive the Cost Deposit and all interest accrued thereon, if any, and such amounts shall be credited against the cash portion of the Purchase Price.

7.2 The Additional Deposit. If, at the end of the Due Diligence Period, Limited Partner does not elect to terminate this Agreement pursuant to Section
8.7 or any other provision of this Agreement, Limited Partner shall place the Additional Deposit in escrow by a bank wire transfer of immediately available funds to an account designated by Escrow Agent.

7.3      Escrow Terms.

         7.3.1 Escrow Agent shall hold the Deposits and all interest accrued thereon, if any (collectively, the "Fund") in escrow and shall dispose of the Fund only in accordance with the provisions of this Section.

         7.3.2 Escrow Agent shall deliver the Fund to Sellers or Limited Partner on behalf of the Purchaser Parties, as the case may be, as follows:

                  A. to Sellers, upon completion of the Closing (including all accrued interest, which shall be applied to the Purchase Price for the benefit of Limited Partner); or

                  B. to Sellers, after receipt of Sellers' demand in which Sellers certify that Limited Partner and/or General Partner has defaulted under this Agreement, but Escrow Agent shall not honor Sellers' demand until more than ten days after Escrow Agent has given a copy of Sellers' demand to Limited Partner in accordance with Section 7.3.3, nor thereafter if Escrow Agent receives a Notice of Objection (hereinafter defined) from Limited Partner within such ten day period; or

                  C. to Limited Partner, after receipt of Limited Partner's demand in which Limited Partner certifies either that (i) Sellers have defaulted under this Agreement, or (ii) this Agreement has been otherwise terminated or canceled, and Limited Partner is thereby entitled to receive the Fund; but Escrow Agent shall not honor Limited Partner's demand until more than ten days after Escrow Agent has given a copy of Limited Partner's demand to Sellers in accordance with
         Section 7.3.3, nor thereafter if Escrow Agent receives a Notice of Objection from Sellers within such ten day period. Notwithstanding the foregoing, if Limited Partner terminates this Agreement prior to the expiration of the Due Diligence Period, Escrow Agent shall, immediately upon receipt of Limited Partner's demand, deliver the Fund to Limited Partner.

Upon delivery of the Fund, Escrow Agent shall be relieved of all liability hereunder and with respect to the Fund. Escrow Agent shall deliver the Fund, at the election of the party entitled to receive the same, by a bank wire transfer of immediately available funds to an account designated by such party.

         7.3.3 Upon receipt of a written demand from Sellers or Limited Partner under Sections 7.3.2.B or 7.3.2.C, except in the event of a demand which states that Limited Partner has terminated the Agreement prior to the expiration of the Due Diligence Period, Escrow Agent shall send a copy of such demand to the other party. Within ten days after the date of receiving same, but not thereafter, the other party may object to delivery of the Fund to the party making such demand by giving a notice of objection (a "Notice of Objection") to Escrow Agent. After receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand; and thereafter, in its sole and absolute discretion, Escrow Agent may elect either (i) to continue to hold the Fund until Escrow Agent receives a written agreement of Limited Partner and Sellers directing the disbursement of the Fund, in which event Escrow Agent shall disburse the Fund in accordance with such agreement; and/or (ii) to take any and all actions as Escrow Agent deems necessary or desirable, in its sole and absolute discretion, to discharge and terminate its duties under this Agreement (other than paying the Fund to one of the parties), including, without limitation, depositing the Fund into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding; and/or (iii) in the event of any litigation between Sellers and Limited Partner, to deposit the Fund with the clerk of the court in which such litigation is pending.

         7.3.4 If Escrow Agent is uncertain for any reason whatsoever as to its duties or rights hereunder (and whether or not Escrow Agent has received any written demand under Sections 7.3.2.B or 7.3.4.C, or Notice of Objection under
Section 7.3.3, notwithstanding anything to the contrary herein, Escrow Agent may hold and apply the Fund pursuant to Section 7.3.3(i), (ii) or (iii) and may decline to take any other action whatsoever. In the event the Fund is deposited in a court by Escrow Agent pursuant to Section 7.3.3(ii) or (iii), Escrow Agent shall be entitled to rely upon the decision of such court. In the event of any dispute whatsoever among the parties with respect to disposition of the Fund, Limited Partner and Sellers shall pay the reasonable attorney's fees and costs incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.

7.4 Investment. Notwithstanding anything to the contrary in this Agreement, within one business day after the date of this Agreement, Escrow Agent shall place the Deposits in an Approved Investment. The interest, if any, which accrues on such Approved Investment shall be deemed part of the Fund; and Escrow Agent shall dispose of such interest as and with the Fund pursuant to this Agreement. Escrow Agent may not commingle the Fund with any other funds held by Escrow Agent. Escrow Agent may convert the Fund from the Approved Investment into a non-interest-bearing demand account at an Approved Institution as follows:

         7.4.1 at any time within three days prior to the Closing Date; or

         7.4.2 if the Closing Date is accelerated or extended, at any time within three days prior to the accelerated or extended Closing Date; provided, however, that Sellers and Limited Partner shall give Escrow Agent timely notice of any such acceleration or extension and that Escrow Agent may hold the Fund in a non-interest-bearing deposit account if Sellers and Limited Partner do not give Escrow Agent timely notice of any such adjournment.

As used herein, the term "Approved Investment" means (a) any interest-bearing money market fund in Chase Manhattan Bank, N.A. located in the City of New York or in any other institution otherwise approved by both Sellers and Limited Partner (collectively, an "Approved Institution"), or (b) any other investment approved by both Sellers and Limited Partner. The rate of interest or yield need not be the maximum available and deposits, withdrawals, purchases, reinvestment of any matured investment and sales shall be made in the sole discretion of Escrow Agent, which shall have no liability whatsoever therefor. Discounts earned shall be deemed interest for the purpose hereof.

7.5 Duties. Escrow Agent shall have no duties or responsibilities except those set forth herein, which the parties hereto agree are ministerial in nature. Sellers and Limited Partner acknowledge that Escrow Agent is serving without compensation, solely as an accommodation to the parties hereto, and except for Escrow Agent's own willful default, misconduct or gross negligence, Escrow Agent shall have no liability of any kind whatsoever arising out of or in connection with its activity as Escrow Agent. Sellers and Limited Partner jointly and severally agree to and do hereby indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability, and expense (including reasonable attorney's fees and disbursements whether paid to retain attorneys or representing the fair value of legal services rendered to itself) which may be incurred by reason of its acting as Escrow Agent provided the same is not the result of Escrow Agent's willful default, misconduct or gross negligence. Escrow Agent may charge against the Fund any amounts owed to it under the foregoing indemnity or may withhold the delivery of the Fund as security for any unliquidated claim, or both.

7.6 Notice to Escrow Agent. Any Notice of Objection, demand or other notice or communication which may or must be sent, given or made under this Agreement to or by Escrow Agent shall be sent in accordance with the provisions of Article 21.

7.7      Miscellaneous.

         7.7.1 Simultaneously with their execution and delivery of this Agreement, Limited Partner of all Sellers, shall furnish Escrow Agent with the true Federal Taxpayer Identification Numbers so that Escrow Agent may file appropriate income tax information returns with respect to any interest in the Fund or other income from the Approved Investment. The party ultimately entitled to any accrued interest in the Fund shall be the party responsible for the payment of any tax due thereon.

         7.7.2 Sellers and Limited Partner, on behalf of all Purchaser Parties, waive any claim of conflict of interest by reason of Escrow Agent's actions in that capacity under this Agreement. Limited Partner, on behalf of all Purchaser Parties, hereby acknowledges that Escrow Agent is the attorney for Sellers, and agrees that Escrow Agent may represent Sellers in connection with any and all matters, including without limitation, the transaction contemplated by this Agreement and any litigation, including any action arising out of this Agreement; provided that in no event shall Limited Partner be responsible for payment of any fees incidental to any such representation.

         7.7.3 Any amendment of this Agreement which could alter or otherwise affect Escrow Agent's obligations hereunder will not be effective against or binding upon Escrow Agent without Escrow Agent's prior consent, which consent may be withheld in Escrow Agent's sole and absolute discretion.

         7.7.4 The provisions of this Article 7 shall survive the Closing or sooner termination of this Agreement.

8.       MANAGEMENT AND OPERATING COVENANTS PRIOR TO CLOSING.

8.1      Pre-Closing Actions.

         8.1.1 Between the date hereof and the Closing Date, (i) Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall not enter into, renew, modify, terminate or otherwise amend any Space Lease or other document affecting any Property without Limited Partner's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, and shall be given or denied, with the reasons for any such denial, within the applicable period specified in Section 8.1.4; (ii) Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall not enter into any property operating maintenance or service or other contracts requiring more than thirty days notice to terminate, (iii) Contributor, Contributor Parent, any Lower Tier Entity and any New Lower Tier Entity shall not apply any Security Deposits without Limited Partner's prior written consent, and (iv) Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall continue to maintain and repair each Property as in its normal course of business. Notwithstanding anything to the contrary in this Article 8, nothing herein shall prevent or restrict, in any way, Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity from (i) negotiating, entering into and/or carrying out any of the terms and provisions of the Cash Contract, Redemption Agreement, a Redeemed Non-REIT Unitholder Redemption Agreement, this Agreement and/or any other agreement or instrument entered into in connection therewith or herewith (each, a "Transaction Agreement" and collectively, the "Transaction Agreements"); or
(ii) undertaking and/or effectuating any of the transactions contemplated by or undertaken in connection with any Transaction Agreement and/or referred to in, or contemplated by, one or more of the "Whereas" clauses of this Agreement.

         8.1.2 If, following Limited Partner's consent, Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity enter into any new Space Leases, or if there is any modification, expansion, extension or renewal of any existing Space Leases (not provided for therein), Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall keep accurate records of all bona fide, third party expenses (collectively, "New Lease Expenses") incurred in connection with each new Space Lease, including, without limitation, the following: (i) brokerage commissions and fees relating to such leasing transaction, (ii) expenses incurred for repairs, improvements, equipment, painting, decorating, partitioning and other items to satisfy the tenant's requirements with regard to such leasing transaction, (iii) the cost of removal and/or abatement of asbestos or other hazardous or toxic substances located in the demised space, (iv) reimbursements to the tenant for the cost of any of the items described in the preceding clauses (ii) and (iii), (v) in the event that Limited Partner declines to have its counsel draft the documents relating thereto, Sellers' reasonable legal fees for services in connection with the preparation of documents and other services rendered in connection with the effectuation of the leasing transaction, (vi) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (vii) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a new Space Lease to the landlord under another lease (whether or not such other lease covers space in the applicable Property).

         8.1.3 The New Lease Expenses for each new Space Lease allocable to and payable by Sellers shall be determined by multiplying the amount of such New Lease Expenses by a fraction, the numerator of which shall be the number of days contained in that portion, if any, of the term of such new Space Lease commencing on the rent commencement date of such new Space Lease (the "Rent Commencement Date") and expiring on the date immediately preceding the Closing Date, and the denominator of which shall be the total number of days contained in the period commencing on the Rent Commencement Date and expiring on the date of the scheduled expiration of the term of such new Space Lease, and the remaining balance of the New Lease Expenses for each new Space Lease shall be allocable to and payable by Limited Partner. At the Closing, Limited Partner shall reimburse Sellers for all New Lease Expenses theretofore paid by Sellers, if any, in excess of the portion of the New Lease Expenses allocated to Sellers pursuant to the provisions of the preceding sentence.

         8.1.4 With respect to any proposed action by Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity to be submitted to Limited Partner for its consent pursuant to Section 8.1.1, Limited Partner shall consent or deny its consent, with the reasons for any such denial, within the following five business days. If notice of any denied consent is not received, Limited Partner's consent shall be deemed to have been granted.

         8.1.5 The provisions of this Section 8.1 shall survive the Closing.

8.2 Tenant Default. Notwithstanding anything to the contrary contained in this Agreement, Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity reserve the right, but is not obligated, to institute summary proceedings against any tenant or terminate any Space Lease as a result of a default by the tenant thereunder prior to the Closing Date. Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity make no representations and assume no responsibility with respect to the continued occupancy of the Properties or any part thereof by any tenant. The removal of a tenant prior to the Closing Date, whether by summary proceedings (or any written agreement accepting surrender or termination of the Space Lease subsequent to the commencement of such summary proceedings) or unilateral act of such tenant, shall not give rise to any claim on the part of any Purchaser Party. Further, Limited Partner and General Partner agree that it shall not be grounds for any Purchaser Party's refusal to close this transaction that any tenant is a holdover tenant or in default under its Space Lease on the Closing Date and Purchaser Parties shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase Price.

8.3 Modification of REAs, Notes and Mortgages. Between the date hereof and the Closing Date, Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall not renew, modify, terminate or otherwise amend any REA, Property Note, or Mortgage or other related document affecting any Property, or enter into any proposed REAs, promissory notes or mortgages, without Limited Partner's consent, which consent shall not be unreasonably withheld or delayed, and shall be given or denied, with the reasons for any such denial, within the applicable period specified in Section 8.1.4; provided, however, that Limited Partner's consent shall not be required to the aforestated actions if such REA or other document may be terminated at any time on not more than thirty days' prior notice by Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity, or its successor, without the payment of a penalty.

8.4 Taxes. Subject to the provisions of the applicable Space Lease, with respect to the tax year in which the Closing occurs, and all prior tax years, Contributor, Contributor Parent, any Lower Tier Entity and/or any New Lower Tier Entity are hereby authorized to commence, continue and control the progress of, and to make all decisions with respect to, any proceeding or proceedings, whether or not now pending, for the reduction of the assessed valuation of any Property, and, in their sole discretion, to try or settle the same. All net real estate Tax refunds and credits attributable to any tax year ending on or prior to the tax year ("Pre-Closing Tax Year") (net of any refund payments to tenants under Space Leases) in which the Closing occurs shall belong to and be the property of Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity. All net real estate Tax refunds and credits attributable to any tax year subsequent to the tax year in which the Closing occurs ("Post-Closing Tax Year") shall belong to and be the property of Limited Partner. All net real estate Tax refunds and credits attributable to the tax year in which the Closing occurs (net of any refund payments to tenants under Space Leases) shall be divided between Contributor, Contributor Parent, any Lower Tier

Entity or any New Lower Tier Entity and Limited Partner in accordance with the apportionment of real estate Taxes pursuant to the provisions of this Agreement, after deducting therefrom a pro rata share of all expenses, including, without limitation, counsel fees and disbursements and consultant's fees, incurred in obtaining such refund, the allocation of such expenses to be based upon the total refund obtained in such proceeding and in any other proceeding simultaneously involved in the trial or settlement. Limited Partner agrees (and shall cause all Purchaser Parties) to reasonably cooperate with Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity in connection with the prosecution of any such proceedings and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity, upon demand, of any relevant books and records, including receipted real estate Tax bills and canceled checks used in payment of such Taxes, the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such refund by Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity. Notwithstanding anything herein to the contrary, (i) Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall not take any action that would compromise or settle the tax year in which the Closing occurs without Limited Partner's prior written consent, which shall not be unreasonably withheld or delayed; and (ii) Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity shall not take any action that would compromise or settle any tax year subsequent to the tax year in which the Closing occurs without Limited Partner's prior written consent, which may be withheld in Limited Partner's sole discretion. The provisions of this Section shall survive the Closing. In the event that Contributor, Contributor Parent, any Lower Tier Entity take any action that would compromise or settle any tax year prior to the tax year in which the Closing occurs (as permitted above), Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity or any New Lower Tier Entity shall bear the entire cost and expense thereof. In the event Contributor, Contributor Parent or any Lower Tier Entity take any action that would compromise or settle the tax year in which the Closing occurs (as permitted above), Contributor, Contributor Parent or any Lower Tier Entity and Limited Partner shall share proportionately (as set forth above) in the cost and expense thereof. In the event that Contributor, Contributor Parent, any Lower Tier Entity or any New Lower Tier Entity take any action that would compromise or settle any tax year subsequent to the tax year in which the Closing occurs (as permitted above), Limited Partner shall bear the entire cost and expense thereof.

8.5 Property Condition. Limited Partner and General Partner on behalf of all Purchaser Parties expressly acknowledge and agree, subject to any relevant provisions of this Agreement, to accept title to the Properties on an "as-is-where-is and with all faults" basis.

         8.5.1 This Agreement, as written, contains all the terms of the agreement entered into between the parties as of the date hereof, and Limited Partner and General Partner on behalf of all Purchaser Parties acknowledge that neither Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners, nor any of Seller's Affiliates, nor any of their agents or representatives, has made any representations or held out any inducements to Limited Partner or General Partner or any Purchaser Parties, and Sellers Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives hereby specifically disclaim any representation, oral or written, past, present or future, other than those specifically set forth in this Agreement. Without limiting the generality of the foregoing, neither Limited Partner nor General Partner nor any Purchaser Party has relied on any representations or warranties, and neither Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners, nor any of their Affiliates, nor any of their agents or representatives has or is willing to make any representations or warranties, express or implied, other than as may be expressly set forth herein, as to (a) the status of title to the Properties; (b) the Space Leases; (c) the Licenses; (d) the current or future real estate tax liability, assessment or valuation of the Properties; (e) the potential qualification of the Properties for any and all benefits conferred by any laws whether for subsidies, special real estate tax treatment, insurance, mortgages or any other benefits, whether similar or dissimilar to those enumerated; (f) the compliance of the Properties in its current or any future state with applicable laws or any violations thereof; including, without limitation, those relating to access for the handicapped, environmental or zoning matters, and the ability to obtain a change in the zoning or a variance in respect to the Properties' non-compliance, if any, with zoning laws; (g) the nature and extent of any right-of-way, lease, possession, lien, encumbrance, license, reservation, condition or otherwise; (h) the availability of any financing for the purchase, alteration, rehabilitation or operation of the Properties from any source, including, without limitation, any government authority or any lender; (i) the current or future use of the Properties; (j) the present and future condition and operating state of any Personal Property and the present or future structural and physical condition of the Buildings, their suitability for rehabilitation or renovation, or the need for expenditures for capital improvements, repairs or replacements thereto; (k) the viability, financial condition or continued occupancy of any tenant; (l) the status of the leasing market in which any Property is located; or (m) the actual or projected income or operating expenses of the Properties.


8.5.2 Limited Partner and General Partner, on behalf of all Purchaser Parties, acknowledge that Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives have afforded and will continue to afford Limited Partner and General Partner, on the behalf of all Purchaser Parties, the opportunity for full and complete investigations, examinations and inspections of the Properties and all Property Information (hereinafter defined). Limited Partner and General Partner acknowledge and agree that (a) the Property Information delivered or made available to Limited Partner, General Partner and their representatives, on behalf of all Purchaser Parties, by Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives may have been prepared by third parties and may not be the work product of Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives (b) neither Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners, nor any of Seller's Affiliates, nor any of their agents or representatives has made any independent investigation or verification of, or have any knowledge of, the accuracy or completeness of, the Property Information; (c) the Property Information delivered or made available to Limited Partner, General Partner and their representatives, on behalf of all Purchaser Parties, is furnished to each of them at the request, and for the convenience of, Limited Partner, General Partner and their representatives, on behalf of all Purchaser Parties; (d) Limited Partner, General Partner and their representatives, on behalf of all Purchaser Parties are relying solely on their own investigations (as defined below), examinations and inspections of the Properties and are not relying in any way on the Property Information furnished by Seller Parties, the Non-REIT

Unitholders, the Pilevsky Partners or Seller's Affiliates, or any of their agents or representatives; (e) Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives expressly disclaim any representations or warranties with respect to the accuracy or completeness of the Property Information and Limited Partner, General Partner and their representatives, on behalf of all Purchaser Parties, release Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives, from any and all liability with respect thereto; and (f) any further distribution of the Property Information is subject to Article 23.

The term "Property Information" shall mean (a) all information and documents in any way relating to the Properties, the operation thereof or the sale thereof (including, without limitation, loan documents relating to the Property Notes and the Mortgages, Space Leases and Licenses) furnished to, or otherwise made available for review by, Limited Partner, General Partner, Purchaser Parties or their directors, officers, employees, affiliates, partners, brokers, agents or other representatives, including attorneys, accountants, contractors, consultants, engineers and financial advisors or partners, by Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates, or their agents or representatives, including their contractors, engineers, attorneys, accountants, consultants, brokers or advisors, and (b) all analyses, compilations, data, studies, reports or other information or documents prepared or obtained by Limited Partner, General Partner, Purchaser Parties or their representatives containing or based on, in whole or in part, the information or documents described in the preceding clause (a), or the Investigations, or otherwise reflecting their review or investigation of the Properties.

         8.5.3 Except as expressly set forth herein or in any closing document, Limited Partner, General Partner and Operating Partnership (or anyone claiming by, through or under Limited Partner, General Partner or Operating Partnership), on behalf of all Purchaser Parties, hereby fully and irrevocably release Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives, from any and all claims that they may now have or hereafter acquire against Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates, or their agents or representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Properties, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Properties, except for claims against Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives based upon any obligations and liabilities of Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives expressly provided in this Agreement. Limited Partner, General Partner and Operating Partnership, on behalf of all Purchaser Parties, further acknowledge and agree that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and suspected claims, damages and causes of action. As a material covenant and condition of this Agreement, Limited Partner, General Partner and Operating Partnership, on behalf of all Purchaser Parties, agree that in the event of any such construction defects, errors or omissions, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions affecting the Properties, Limited Partner, General Partner and Operating Partnership, on behalf of all Purchaser Parties,

                                      21`
shall look solely to Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives predecessors in interest or to such contractors and consultants as may have contracted for work in connection with the Properties for any redress or relief, except for claims against Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates or any of their agents or representatives based upon any obligations and liabilities of Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates or any of their agents or representatives expressly provided in this Agreement. Limited Partner, General Partner and Operating Partnership, on behalf of all Purchaser Parties, further understand that some of Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates or any of their agents or representatives predecessors in interest or such contractors and consultants may have filed petitions under the bankruptcy code and Limited Partner, General Partner and Operating Partnership and all other Purchaser Parties may have no remedy against such predecessors, contractors or consultants.

         8.5.4 Notwithstanding anything to the contrary contained in this
Section 8.5.4, Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives hereby agree to cooperate in good faith with Limited Partner, General Partner and Operating Partnership (at Limited Partner and Operating Partnership's sole cost and expense) in the event that Limited Partner, General Partner and Operating Partnership cannot, without the cooperation of Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives, maintain an action against a third party for any matter from which Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives have been released; provided, however, that in no event shall such cooperation permit Limited Partner, General Partner or Operating Partnership to recover against Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners and Seller's Affiliates and their agents and representatives for any cost, loss, liability, damage, expense, action or cause of action, whether foreseen or unforeseen, arising from or related to any construction defects, errors or omissions on or in the Properties, the presence of environmentally hazardous, toxic or dangerous substances, or any other conditions (whether patent, latent or otherwise) affecting the Properties or otherwise as provided in Section 8.5 herein.

         8.5.5 Limited Partner, General Partner and Operating Partnership acknowledge that, as of the expiration of the Due Diligence Period, they shall have (a) undertaken their Investigations, (b) inspected, become thoroughly acquainted with and accepted the condition of the Properties; and (c) reviewed, to the extent necessary in its discretion, all the Property Information. Except as expressly provided herein, Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates or any of their agents or representatives shall not be liable or bound in any manner by any oral or written "setups" or information pertaining to the Properties or the Rent (as hereinafter defined) furnished by Seller Parties, the Non-REIT Unitholders, the Pilevsky Partners or Seller's Affiliates or any of their agents or representatives, any real estate broker, including, without limitation, the broker, or other person.

         8.5.6 The provisions of this Section 8.5 shall survive the Closing or sooner termination of this Agreement.

8.6      Access and Information. Between the date hereof and the Closing
Date, provided that this Agreement has not been terminated as expressly permitted herein, Limited Partner and Limited Partner's representatives on behalf of all Purchaser Parties shall have the right to enter upon the Properties for the sole purpose of inspecting the Properties, and Limited Partner, at its sole cost and expense, may perform, or cause to be performed, tests, investigations and studies of or related to the Properties, including, but not limited to, soil tests and borings, ground water tests and investigations, percolation tests, surveys, architectural, engineering, subdivision, environmental, access, financial, market analysis, development and economic feasibility studies and other tests, investigations or studies as Limited Partner, in its sole discretion, determines is necessary or desirable in connection with the Properties and may inspect the physical (including environmental) and financial condition of the Properties, including but not limited to Space Leases, copies of Lower Tier Entity, each Philips QRS, Contributor and Contributor Parent's filings, if any, with the Securities and Exchange Commission (the "SEC"), engineering and environmental reports, development approval agreements, permits and approvals (collectively, the "Investigations"); provided: (a) Limited Partner shall give Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent not less than one day's prior notice before each entry; (b) each notice shall include sufficient information to permit Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent to review the scope of the proposed Investigations; (c) neither Limited Partner nor Limited Partner's representatives shall permit any borings, drillings or samplings to be done on any of the Properties without Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent's prior written consent, which shall not be unreasonably withheld or delayed; and (d) any entry upon any of the Properties and all Investigations shall be during Lower Tier Entity, each Philips QRS, Contributor and Contributor Parent's normal business hours and at the sole risk and expense of Limited Partner and Limited Partner's representatives, and shall not interfere in any material respect with the activities on or about the Properties of Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent, its tenants and their employees and invitees. Lower Tier Entity, each Philips QRS, Contributor and Contributor Parent agree to cooperate with Limited Partner in such review and inspection. Limited Partner shall:

         8.6.1 promptly repair any damage to any of the Properties resulting from any such Investigations and replace, refill and regrade any holes made in, or excavations of any portion of the Properties used for such Investigations so that the Properties shall be in the same condition that it existed in prior to such Investigations;

         8.6.2 fully comply with all laws applicable to the Investigations and all other activities undertaken in connection therewith;

         8.6.3 permit Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent to have a representative present during all Investigations undertaken hereunder;

         8.6.4 take all actions and implement all protections necessary to ensure that all actions taken in connection with the Investigations, and the equipment, materials, and substances generated, used or brought onto the Properties pose no threat to the safety or health of persons or the environment, and cause no damage to the Properties or other property of Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent or other persons;

         8.6.5 furnish to Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent, upon request and at no cost or expense to Lower Tier Entity, each Philips QRS, Contributor or Contributor Parent, copies of all surveys, soil test results, engineering, asbestos, environmental and other studies and reports relating to the Investigations that Limited Partner or Limited Partner's representatives shall obtain with respect to the Properties promptly after Limited Partner's or Limited Partner's representatives' receipt of same;

         8.6.6 not allow the Investigations or any and all other activities undertaken by Limited Partner or Limited Partner's representatives to result in any liens, judgments or other encumbrances being filed or recorded against any of the Properties, and Limited Partner shall, at its sole cost and expense, promptly discharge of record any such liens or encumbrances that are so filed or recorded (including liens for services, labor or materials furnished); and

         8.6.7 indemnify, defend and hold harmless Seller Parties, Non-REIT Unitholders, Pilevsky Partners, Sellers and Seller's Affiliates from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and disbursements), suffered or incurred by Seller Parties, Non-REIT Unitholders, Pilevsky Partners and Seller's Affiliates and arising out of or in connection with (i) Limited Partner's and/or Limited Partner's representatives entry upon any or all of the Properties, (ii) any Investigations or other activities conducted thereon by Limited Partner or Limited Partner's representatives, (iii) any Liens or other encumbrances filed or recorded against any or all of the Properties as a consequence of the Investigations or any and all other activities undertaken by Limited Partner or Limited Partner's representatives, and/or (iv) any and all other activities undertaken by Limited Partner or Limited Partner's representatives with respect to any or all of the Properties.

         8.6.8 This Section 8.6 shall survive the Closing or earlier termination of this Agreement.

8.7 Due Diligence Period. Until the end of the Due Diligence Period, Limited Partner (and not General Partner) may terminate this Agreement on behalf of all Purchaser Parties for any reason, by written notice given to Contributor Parent, prior to the expiration of the Due Diligence Period. In the event Limited Partner terminates this Agreement during the Due Diligence Period, Limited Partner on behalf of all Purchaser Parties shall be entitled to a refund of the Deposits, this Agreement shall be null and void and the parties hereto shall be relieved of all further obligations hereunder except for the obligations set forth in this Agreement that expressly survive the Closing, expiration or sooner termination of this Agreement (collectively, the "Surviving Obligations"), it being understood that the Surviving Obligations shall include, without limitation, Section 8.7. In the event Limited Partner does not terminate this Agreement by the end of the Due Diligence Period, then Limited Partner shall be deemed to have elected not to terminate this Agreement pursuant to this Section. Time shall be of the essence with respect to the expiration of the Due Diligence Period.

8.8      No-Shop Covenants.

         8.8.1 Unless and until this Agreement shall have been terminated by either party pursuant to Article 19 hereof or by Limited Partner pursuant to
Section 8.7, or as otherwise
permitted by this Agreement, Contributor Parent shall not take, cause or permit, directly or indirectly (and it agrees to cause its officers, directors, employees, agents, brokers, investment bankers, advisors and representatives not to take, cause or permit), any of the following actions with any party other than Limited Partner and its Affiliates: (i) solicit, encourage, initiate, participate in, facilitate or consent to any negotiations or discussions with respect to any offer, indication or proposal to acquire any of the Properties or all or more than 20% of its business, assets or capital shares or voting securities, whether by merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Proposal"); or (ii) disclose, in connection with an Acquisition Proposal, any information or provide access to its properties, books or records, except as required by law or pursuant to a governmental request for information. In addition, Contributor Parent shall, and shall cause its officers, directors, employees, agents, brokers, investment bankers, advisors and representatives to, immediately cease any activities of the type described in (a)(i) and (a)(ii) existing as of the date of this Agreement.

         8.8.2 Nothing contained in this Agreement shall prevent Contributor Parent or its Board of Directors from (a) complying with Rule 14e-2 promulgated under the Exchange Act with regard to any Acquisition Proposal; and (b) if and only to the extent that the Board of Directors of Contributor Parent concludes in good faith (after consulting with and considering the advice of its investment bank and outside legal counsel) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Contributor Parent stockholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal, a "Superior Proposal"), until the required vote has been obtained, Contributor Parent may furnish or cause to be furnished confidential information or data and may participate in such negotiations and discussions, but only if (i) Contributor Parent is not then in breach of its obligations under this Section, (ii) and only to the extent that the Board of Directors of Contributor Parent concludes in good faith (after consulting with and considering the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law. Contributor Parent will notify Limited Partner immediately if any inquiries, proposals or offers respecting an Acquisition Proposal are received by, any such information or data is requested from, or any such discussions or negotiations are sought to be initiated or continued with, it or any such Persons, indicating in such notice the name of such Person and the material terms and conditions of any proposals or offers, and shall keep Limited Partner apprised with respect to the status and terms thereof. Contributor Parent shall provide Limited Partner at least two business days advance notice of its intention to present to its Board of Directors or accept any Superior Proposal and shall provide Limited Partner with a summary of the terms and conditions thereof.

If Contributor Parent shall have breached any portion of this Section 8.8, Limited Partner on behalf of all Purchaser Parties shall be entitled to the Breakup Fee in accordance with Section 19.4.

9.       ADJUSTMENTS AND PRORATIONS.

All of the following Purchase Price adjustments and prorations shall be made on a Property-by-Property basis.

9.1 Adjusted Items. Sellers and Non-Selling Non-REIT Unitholders (collectively, the "Philips Parties") shall be entitled to all income produced from, and shall be responsible for all expenses and liabilities of the operation of the Property allocable to, the period prior to the Closing, and Operating Partnership shall be entitled to all income (solely with regard to obligations expressly accepted or assumed by Limited Partner at the Closing) and be responsible for all expenses allocable to the period beginning at 11:59 p.m. of the day preceding the Closing Date. At the Closing, all items of income and expense listed below with respect to the Property shall be prorated in accordance with the foregoing principles and the rules for the specific items set forth hereafter:

         9.1.1 Real estate taxes, water charges, sewer rents, and vault charges, if any, based upon the period (i.e., calendar or other tax fiscal year) to which same are attributable, regardless of whether or not any such taxes are then due and payable or are a lien. Contributor shall pay or cause to be paid at or prior to the Closing (or Limited Partner shall receive credit for) any unpaid taxes attributable to periods prior to the Closing Date (whether or not then due and payable or a lien as aforesaid). Philips Parties shall receive a credit for any previously paid or prepaid taxes attributable to periods from and after the Closing Date. Notwithstanding the foregoing provisions, Section 9.3 shall govern with respect to all general, special and/or betterment assessments with respect to the Property at the date of the Closing;

         9.1.2 All base or minimum rents ("Base Rent") and Additional Rent (as defined below; and together with the Base Rent, the "Rent") and other amounts payable by tenants, if, as and when received. Limited Partner shall not be obligated to make any payment or give any credit to Sellers on account of or by reason of any Rent payments that are unpaid as of the Closing Date, but shall be required merely to turn over Sellers' share of the same within ten days if, as and when received by Operating Partnership after the Closing (subject to Section 9.2.2). Neither Operating Partnership nor Limited Partner shall be required to institute any action or proceeding to collect any Rent delinquencies;

         9.1.3 Percentage rent (i.e., that portion of the rent payable to the landlord by the tenant under a Space Lease that is a percentage of the amount of sales or of the dollar amount of sales), if any, payable under each Space Lease shall be prorated with respect to the lease year thereunder in which the Closing occurs on a per diem basis as and when collected. Any percentage rent collected by Operating Partnership including any percentage rent that is delinquent and pertaining to (i) an entire lease year or accounting period of a tenant under a Space Lease that ends on a date prior to the Closing Date, and (ii) that portion of a lease year or accounting period of such tenant covering a period prior to the Closing Date where such lease year or accounting period begins prior to the date of Closing and ends thereafter shall in both cases be paid to Philips Parties within ten days of receipt by Operating Partnership. Neither Operating Partnership nor Limited Partner shall be required to institute any action or proceeding to collect any delinquent percentage rent;

         9.1.4 Fees for inspections, permits or licenses which are transferred to Operating Partnership at the Closing;

         9.1.5 Philips Parties shall use good faith efforts to arrange for cut off and final meter readings for all utilities serving the Property, on the day prior to the Closing. In the event that final meter readings are not available, utilities (including telephone, steam, electricity and gas) shall be adjusted on the basis of the most recently issued bills therefor, subject to adjustment after the Closing when the next bills are available;

         9.1.6 Personal property taxes, if any, on the basis of the fiscal year for which assessed;

         9.1.7 Philips Parties' share, if any, of all revenues from the operation of such Property other than Rent (including parking charges, and telephone booth and vending machine revenues), if, as and when received.

         9.1.8 The actual cost to Philips Parties of the fuel stored on the Property, including any taxes, on the basis of a statement from Philips Parties' suppliers;

         9.1.9 Permitted administrative charges, if any, on those tenants' security deposits transferred by Contributor and Philips QRSs;

         9.1.10 Common area maintenance expenses and charges relating to the Property, including, without limitation, all expenses and charges payable by or to Contributor (or if Contributor does not then exist, Operating Partnership) under or in connection with an REA, if any (collectively, "CAM Charges"), shall be prorated. Philips Parties shall be responsible for all CAM Charges incurred prior to the Closing Date, and Operating Partnership shall be responsible for the same incurred by it subsequent to the Closing. All CAM Charges payments made by each tenant and such CAM Charges paid under its Space Lease with respect to the Property for the entire lease year during which the Closing occurs, and all CAM Charges payments to the Property owner by other parties under an REA, including in each case end-of-year adjustments, if any, shall be prorated between Philips Parties and Operating Partnership in the following manner: not later than three days prior to the Closing, Contributor Parent shall deliver to Limited Partner, with regard to the Property tenant (or each other party to the REA, a "REA Party") obligated to pay CAM Charges under its lease (or an REA), a detailed computation showing all CAM Charge expenses incurred by the Property owner for the period from the beginning of each such tenant's (or REA Party's) then current billing period for CAM Charges (e.g., calendar year, lease year, etc.) through the Closing Date, any monthly estimates of CAM Charges theretofore collected by the Property owner relating to such tenant (or REA Party) (the "CAM Estimates"), and a bill for the tenant's (or REA Party's) pro rata share of CAM Charges (i.e., for CAM Charges through the Closing Date net of any such CAM Estimates), together with all invoices and other evidence documenting such CAM Charges in detail required by such tenant's lease (or the REA). Operating Partnership shall send any such bills to tenants (or REA Parties) promptly following Closing, in which event such tenant (or REA Party) shall pay any amount shown due directly to Contributor Parent, and Operating Partnership shall have no responsibility to collect same; or, in the event that such tenant refuses to accept Contributor Parent's bill, Operating Partnership (as and when appropriate for annual reconciliation or other billing of CAM Charges for any tenant (or REA Party)) to send two bills to such tenant (or REA Party) (i.e., one for pre-Closing charges as prepared by Contributor Parent and one for post-Closing charges), with such tenant (or REA Party) to pay Contributor Parent directly for unpaid pre-Closing charges, if any;

Any CAM Estimates for any tenant shall be retained by Contributor Parent up to the amount of the pre-Closing CAM Charges payable by such tenant as evidenced by such bills and computations delivered by Contributor Parent at Closing, and any excess shall be credited to Limited Partner at Closing, provided that such credit is not prohibited by the Space Lease, applicable law or any lender;

         9.1.11 All brokerage and leasing commissions or other compensation due or accrued to any broker, agent, or other person in connection with the Property for brokerage or other services rendered to the Lower Tier Entities, Contributor, Contributor Parent, Operating Partnership or any predecessor of Contributor in connection with or on account of the Space Leases shall (i) be paid by Contributor or Contributor Parent in connection with any Space Lease (or extension of modification thereof) which has been executed and delivered (or exercised) by the parties thereto prior to the execution and delivery of this Agreement; (ii) be paid by Operating Partnership in connection with any Space Lease (or extension or modification thereof) which has been executed and delivered (or exercised) by the parties thereto after the Closing Date; and
(iii) be adjusted as set forth in Section 9.1.2) hereof in connection with any Space Lease (or extension or modification thereof) which has been executed and delivered (or exercised) by the parties thereto, and for which the payment of all Rent shall have commenced, after the execution and delivery of this Agreement and prior to the Closing;

         9.1.12 All prepaid rentals, other prepaid payments, Security Deposits (to the extent not applied by the Owners prior to the execution of this Agreement) , electric, gas, sewer and water deposits deposited with the Property owner by tenants (including all accrued interest on all of the foregoing, unless Philips Parties are entitled to retain the benefit thereof) under any Space Leases, license agreements or concession agreements relating to the Property, shall all belong to Operating Partnership. Notwithstanding the foregoing, Operating Partnership shall receive at Closing a cash credit in the amount of all such deposits, prepaid rentals, and other prepaid payments, which shall all be retained by Philips Parties unless otherwise required by law, any lender or any Space Lease. Notwithstanding anything to the contrary contained in this Agreement, an Estoppel Certificate shall not be deemed to conflict with Seller's representations and warranties in the event that such estoppel reflects that Seller has applied all or any portion of a Tenant's Security Deposit in accordance with the terms of the applicable Space Lease.

         9.1.13 Philips Parties shall be responsible for any charges, salaries, vacation pay or fringe benefits of employees of Contributor or the Property owner prior to or following the Closing, and none of the foregoing shall be prorated;

         9.1.14 With respect to the Existing Debt:

                  A. Contributor, while it is in existence, and Philips Parties, thereafter, shall be responsible for all interest payments attributable to the period up to and including the day before the Closing and, provided that Limited Partner wires the Purchase Price to

         Sellers prior to 12:00 p.m. on the Closing Date, Operating Partnership shall be responsible for all interest payments attributable to periods on and after the Closing Date; and

                  B. Any escrow deposits and/or reserves held by the lender of the Existing Debt under a Mortgage (in the aggregate, the "Mortgage Escrows") with respect to the Property shall be assigned to Operating Partnership at the Closing, and Philips Parties shall receive a credit at the Closing for the amount thereof, to the extent that such Mortgage Escrows remain in effect at the Closing (as set forth in the Mortgagee Consent (hereinafter defined)).

                  9.1.15 The following Property-specific adjustments:

                  A. with respect to the Property located in Staten Island, New York, identified as Property 8 on Exhibit 1.22, Philips Parties shall be responsible for the entire payment (in the amount of $250,000) owing to National Wholesale Liquidators pursuant to the Space Lease between National Wholesale Liquidators and the Lower Tier Entity now owning that Property, and to the extent such payments are not satisfied prior to the Closing Date, Limited Partner shall receive a credit to the Purchase Price for such amount; and

                  B. with respect to the Property located in Enfield, Connecticut, identified as Property 2 on Exhibit 1.22, Philips Parties shall be responsible for any commissions now or hereafter payable to the real estate broker with respect to the Kohl's Space Lease. Philips Parties shall also be responsible for, and Limited Partner shall receive a credit against the Purchase Price in the amount of, the difference between the full amount of all Rent payable under the Kohl's Space Lease after the expiration of any Rent abatement and the amount of Rent the tenant under that Space Lease actually pays or is required to pay during the period between the Closing Date and the date three months after the Lease Commencement Date (the "Kohl's Rent Abatement Period"); provided, however Limited Partner shall forward to Philips Parties any Rent payments actually received from such tenant for the Kohl's Rent Abatement Period. Further, Limited Partner shall receive a credit against the Purchase Price in the amount of the difference between the full cost of re-paving the parking lot at such Property, to the extent required by the Kohl's Space Lease, and payments paid by Philips Parties to have such improvements made to the Property.

                  C. with respect to the property located in Foxborough, Massachusetts identified as Property 3 on Exhibit 1.22 if the conditions set forth in Section 16.1.11.B have not been satisfied as of the Closing Date, then provided that the tenant is not then entitled to terminate the lease, Purchaser Parties shall not reject the Property on the basis of Section 16.1.11.B, and (provided all other closing conditions shall have been fulfilled) instead shall close and receive as a credit against the Purchase Price in the amount the parties have reasonably estimated as the cost to complete the landlord's work, plus the amount the parties have reasonably estimated as the Rent that would otherwise have been payable if the work had then been completed, for the period between the Closing Date and the date that Operating Partnership or the New Lower Tier Entity will be able to complete landlord's work and cause the lease commencement date to occur, working diligently. Limited Partner shall forward to Philips Parties any Rent payments actually received and attributable to the period in respect of which it obtained the foregoing credit, as well as the excess, if any, of the credit for landlord's work completion over the actual cost of completing the work.

         9.1.16 Except with respect to any Reconveyance Property, the net Purchase Price shall be appropriately reduced by the amount paid to each Philips QRS pursuant to Section 5.1.2, to reflect that a portion of the Purchase Price was paid in accordance with Section 5.1.2.

         9.1.17 As to each Property, such other items as are customarily apportioned between sellers and purchasers of real property of a type similar to such Property and located in the city and state where such Property is located.

9.2      Basis of Adjustments

         9.2.1 If the Closing shall occur before a new real estate or personal property tax rate is fixed, the apportionment of taxes at the Closing shall be upon the basis of the old tax rate for the preceding fiscal year applied to the latest assessed valuation. Promptly after the new tax rate is fixed, the apportionment of taxes shall be recomputed and any discrepancy resulting from such recomputation and any errors or omissions in computing apportionments at Closing shall be promptly corrected and the proper party reimbursed.

         9.2.2 If on the Closing Date any tenant is in arrears in the payment of Rent or has not paid the Rent payable by it for the month in which the Closing occurs (whether or not it is in arrears for such month on the Closing Date), any Rent received by Operating Partnership or Philips Parties from such tenant after the Closing shall be applied first, to all Rent due and payable by such tenant during the month in which the Closing occurs; thereafter, Philips Parties shall not be entitled to any further Rent unless and until such tenant is current with Operating Partnership or its designee on all post-Closing Rent.

         9.2.3 In the event that there remains any unpaid tenant receivable other than Rent (including without limitation any CAM, escalation charges for real estate taxes, parking charges, operating expenses, maintenance escalation rents or charges, insurance expenses, percentage rent payments, cost of living increases or other charges of a similar nature (collectively, "Additional Rent")) for any period prior to the Closing, all such receivable payments received from any tenant in arrears shall be applied to any Additional Rent owed Operating Partnership from such tenant before any part thereof shall be treated as belonging to Philips Parties. In the event that Operating Partnership or its designee receives a tenant receivable for which Limited Partner received a credit at the Closing, such receivable (to the extent that Limited Partner received a credit at Closing) shall all be promptly payable to Philips Parties, regardless of whether or not such Tenant is current with Operating Partnership.

         9.2.4 After the Closing, Philips Parties shall continue to have the right, in its own name, to demand payment of and to collect Rent arrearages owed to Philips Parties by any tenant, which right shall include the right to continue or commence legal actions or proceedings against any tenant (other than for recovery of possession or termination of the lease), and delivery of the Lease Assignment shall not constitute a waiver by Philips Parties of such right. Operating Partnership agrees to reasonably cooperate with Philips Parties (at Philips Parties' sole cost) in connection with all efforts by Philips Parties to collect such Rent and to take all steps after the Closing Date as may be reasonably necessary to carry out the intention of the foregoing, including adding the Rent arrearages to bills to tenants for current Rent obligations and, on behalf of Philips Parties, whether before or after the Closing Date, as may be reasonably necessary to carry out the intention of the foregoing, including the delivery to Philips Parties, upon demand, of copies of any relevant books and records (including any Rent or Additional Rent statements, receipted bills and copies of tenant checks used in payment of such Rent or Additional Rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Rent by Philips Parties (except litigation or lease termination), Philips Parties hereby agreeing not to commence or continue any proceedings against such tenant to terminate said tenant's tenancy or to dispossess such tenant or otherwise disturb such tenant's occupancy.

         9.2.5 If, subsequent to Closing but on or prior to six months from the Closing Date, any tenant makes a claim against Operating Partnership or its designee for any overcharge (including without limitation the withholding of any Rent by reason thereof) or in connection with any Security Deposits, Philips Parties will and hereby agrees to indemnify, defend and hold Operating Partnership harmless or its designee from and against any loss, expense or damage (including without limitation withheld Rent or reasonable attorneys' fees) arising from or relating to any such alleged overcharge (or Rent withholding) and/or deposit in connection therewith. The provisions of this Section shall be subject to the limitations set forth in Section 24.3, and shall survive the Closing until six months from the Closing Date.

         9.2.6 If any of the items subject to apportionment under the foregoing provisions of this Section 9.2 cannot be apportioned at the Closing because of the unavailability of the information necessary to compute such apportionment, or if any errors or omissions in computing apportionments at the Closing are discovered subsequent to the Closing, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Closing Date and the proper party reimbursed, which obligation shall survive the Closing for a period of one year after the Closing Date as hereinafter provided. Neither party hereto shall have the right to require a recomputation of a Closing apportionment or a correction of an error or omission in a Closing apportionment unless within the aforestated one year period one of the parties hereto (a) has obtained the previously unavailable information or has discovered the error or omission, and (b) has given notice thereof to the other party together with a copy of its good faith recomputation of the apportionment and copies of all substantiating information used in such recomputation. The failure of a party to obtain any previously unavailable information or discover an error or omission with respect to an item subject to apportionment hereunder and to give notice thereof as provided above one year after the Closing Date shall be deemed a waiver of its right to cause a recomputation or a correction of an error or omission with respect to such item after the Closing Date.

9.3      Installment Payments.

         9.3.1 If, on the date of this Agreement, any Property or any part thereof shall be affected by any assessment or assessments which are or may become payable in installments, of which the first installment is now a charge or lien, or has been paid, then Philips Parties shall be obligated to pay all installments of any such assessment, and unpaid installments of any such assessment which are to become due and payable on or after the Closing Date shall be deemed to be liens upon the applicable Property which Philips Parties shall either pay or credit Limited Partner at Closing for the amount thereof.

         9.3.2 If, subsequent to the date hereof, any Property or any part thereof shall become affected by an assessment or assessments, said assessment shall not be deemed to be a lien upon such Property and Operating Partnership shall take title to such Property subject to such assessment, but Philips Parties and Limited Partner shall apportion such assessment, as of 11:59 p.m. of the day preceding the Closing. In the event any such assessment or assessments, whether payable in lump sum or in installments, is due and payable prior to the Closing, and has been paid in whole or in part by Philips Parties, Operating Partnership (subject to the preceding sentence) shall reimburse Philips Parties for its share of same at the Closing.

9.4 Bankruptcy of Tenant. In the event that any tenant shall hereafter apply or shall have heretofore applied for relief under the provisions of any bankruptcy or similar laws for the protection of debtors, the provisions of
Section 9.3 shall not apply, and the parties shall have the right to seek collection of their respective accounts, their entitlements being determined by the Closing and the other provisions of this Agreement.

9.5 Compromise Claims. Neither party shall have the right to enter into any transactions that purport to compromise claims belonging to the other, without the other party's prior written consent.

9.6 Disbursements. All closing adjustments for all Properties will be set forth in closing statements for each Property and combined into one aggregate closing statement and reflected in a single wire to Title Company, which Title Company will disburse to parties, as instructed by an escrow recording instructions letter delivered by Sellers and Limited Partner.

9.7 Post-Closing Adjustments. Any adjustment made after the date of the Closing shall be made in cash with Contributor Parent and the Selling Non-REIT Unitholders on behalf of all Seller Parties.

9.8 Survival. The provisions of this Article 9 shall survive the Closing for a period of one year.

10.      TITLE AND SURVEY.

Contributor shall convey or cause to be conveyed to Operating Partnership at the Initial Contribution, and Contributor Parent shall cause each New Lower Tier Entity to hold at the Closing valid and insurable fee title to the Property, subject only to the Permitted Exceptions.

10.1     Title Commitment and Survey.

         10.1.1 Promptly following the execution of this Agreement, and in any event not later than fifteen days prior to the expiration of the Due Diligence Period, Limited Partner shall (i) order a binding, irrevocable commitment for an ALTA Form B Fee Title Policy to be issued to Operating Partnership (the "Title Commitment") at the Closing from the Title Company (which may be obtained through an authorized agent thereof selected by Limited Partner) in the amount of the allocable Purchase Price for each Property, including a non-imputation endorsement with respect to all Seller Parties, evidencing that Contributor owns and can convey valid and marketable fee title to the Property, free and clear of all encumbrances except the Permitted Exceptions, and (ii) order an "as-built", current ALTA/ACSM Land Title Survey certified to Operating Partnership and the Title Company, which shows all easements of record, all parking spaces (including a count thereof) and curb cuts, all setback restrictions of record and flood zone designations (the "Survey") and (iii) deliver the Title Commitment to Seller Parties' attorneys. If the Title Commitment indicate the existence of any liens, encumbrances or other defects or exceptions in or to title to any Property other than the Permitted Exceptions (collectively, the "Unacceptable Encumbrances") subject to which Operating Partnership is unwilling to accept title and Limited Partner gives Seller Parties notice of the same not less than ten days prior to the expiration of the Due Diligence Period, Seller Parties shall undertake to eliminate the same subject to Section 10.2. Limited Partner and General Partner hereby waive any right either may have to advance as objections to title or as grounds for either's refusal to close this transaction any Unacceptable Encumbrance which Limited Partner does not notify Seller Parties of prior to such ten day period unless (i) The Commitment has been issued to Limited Partner prior to the expiration of the Due Diligence Period and (x) such Unacceptable Encumbrance was first raised by the Title Company subsequent to the expiration of the Due Diligence Period or (y) Limited Partner or General Partner shall otherwise first discover same or be advised of same subsequent to the expiration of the Due Diligence Period, and (ii) Limited Partner shall notify Seller Parties of the same within ten days after Limited Partner or General Partner first becomes aware of such Unacceptable Encumbrance (failure to so notify Seller Parties shall be deemed to be a waiver by Limited Partner and General Partner of their right to raise such Unacceptable Encumbrance as an objection to title or as a ground for either's refusal to close this transaction). Seller Parties, in its sole discretion, may adjourn the Closing one or more times for up to thirty days in the aggregate in order to eliminate Unacceptable Encumbrances.

         10.1.2 If Seller Parties or the New Lower Tier Entities are unable (subject to Section 10.2) to eliminate all Unacceptable Encumbrances not waived by Limited Partner or General Partner, or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the applicable Property, and to convey title in accordance with the terms of this Agreement on or before the Closing Date (whether or not the Closing is adjourned as provided in Section 10.1), Limited Partner shall elect on the Closing Date (on behalf of itself and all other Purchaser Parties), as their sole remedy for such inability of Seller Parties or the New Lower Tier Entities, either (i) to accept title subject to such Unacceptable Encumbrances and receive no credit against, or reduction of, the Purchase Price, except as set forth in Section 6.2; or (ii) to postpone the Closing for the affected Property (each, a "Post-Closing Property"), such that the affected Property shall be subject to the provisions of Article 19, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Post-Closing Property, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, and the balance of the Properties shall remain unaffected. In the event that Limited Partner elects to proceed as set forth in subsection (ii) above, Seller Parties shall have the right to (A) terminate this Agreement, in which event Limited Partner on behalf of all Purchaser Parties shall thereupon receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), a breakup fee (the "Breakup Fee") in the amount of Four Million Twenty-Two Thousand Three Hundred Sixty Dollars ($4,022,360), as liquidated damages and as agreed compensation for Limited Partner's lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations); or
(B) cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee, Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, in which event the applicable Property shall thereafter become a Post-Closing Property, subject to the terms of Article 19, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Post-Closing Property, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, and the balance of the Properties shall remain unaffected. In the event that a title company designated by Seller and licensed to do business in New York is willing to issue title insurance to Limited Partner or other Purchaser Parties in satisfaction of the requirements of this Section, Seller Parties and Non-REIT Unitholders shall not be deemed unable to eliminate all Unacceptable Encumbrances not waived by Limited Partner or General Partner or other Purchaser Parties, or unable to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the applicable Property, and Limited Partner and General Partner on behalf of all Purchaser Parties shall be obligated to proceed with the Closing contemplated hereunder as if such objection did not exist.

10.2 Obligations. Notwithstanding anything to the contrary set forth in this Article 10 or elsewhere in this Agreement, Seller Parties and Non-REIT Unitholders shall not be obligated to bring any action or proceeding, to make any payments or otherwise to incur any expense in order to eliminate Unacceptable Encumbrances not waived by Limited Partner on behalf of all Purchaser Parties or to arrange for title insurance insuring against enforcement of such Unacceptable Encumbrances against, or collection of the same out of, the applicable Property; provided, however, that Seller Parties and Non-REIT Unitholders shall satisfy or discharge mortgages, real estate taxes and assessments secured by or affecting the applicable Property regardless of amount; and Seller Parties and Non-REIT Unitholders shall satisfy or discharge judgments against Seller Parties and Non-REIT Unitholders, administrative or other liens (collectively, "Liens") secured by or affecting the applicable Property which can be satisfied by payment of readily ascertainable amounts not to exceed, in the aggregate for all such Liens, three percent of the Purchase Price set forth in Exhibit 1.24 for the applicable Property (the "Cap"). Notwithstanding the foregoing, in the event that Seller Parties and Non-REIT Unitholders fail to satisfy or discharge all mortgages, real estate taxes and assessments secured by or affecting the applicable Property as aforesaid, then Limited Partner on behalf of all Purchaser Parties shall thereupon receive a credit against the Purchase Price in the amount of all of such unsatisfied mortgages, real estate taxes and assessments and shall take title to the affected Property subject to such mortgages, real estate taxes and assessments. In the event that the cost of discharging or satisfying the Liens at a particular Property exceeds the Cap, Limited Partner on behalf of all Purchaser Parties shall have the right to either (a) waive the Liens as an Unacceptable Encumbrance and close on the applicable Property, in which event Seller Parties and Non-REIT Unitholders shall be obligated to credit Limited Partner on behalf of all Purchaser Parties at Closing with an amount equal to the Cap; or (b) exclude the affected Property from the scope of this Agreement (an "Excluded Property"), in which event such Property shall not be subject to the provisions of Section 19.2 (except as expressly provided in Section 19.2.1.A), the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Excluded Property, and the balance of the Properties shall remain unaffected. In the event that Limited Partner elects to proceed as set forth in subsection (b) above, Seller Parties shall have the right to (A) terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties receive in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations); or (B) cause Contributor Parent to distribute (as a non-liquidating distribution) to Contributor Parent's general partner or its designee Contributor Parent's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, in which event the applicable Property shall thereafter be excluded from the scope of this Agreement, in which event such Excluded Property shall not be subject to the provisions of Section 19.2 (except as expressly provided in Section 19.2.1.A), the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Excluded Property, Seller Parties shall be free to sell such Excluded Property to any third party without claim by or liability to Limited Partner or other Purchaser Parties, and the balance of the Properties shall remain unaffected. Without limiting the generality of the preceding provisions of this Section 10.2, for the purposes of this Agreement, Seller Parties' failure or refusal to bring any action or proceeding, to make any payments or to otherwise incur any expense (except for Seller Parties' obligation to satisfy mortgages, real estate taxes, assessments, regardless of amount, and Liens which, in the aggregate, can be satisfied by payment of readily ascertainable amounts not to exceed the Cap) in order to eliminate Unacceptable Encumbrances not waived by Limited Partner on behalf of the applicable Purchaser Party or to arrange for such title insurance shall be deemed an inability of Seller Parties to eliminate such Unacceptable Encumbrances or to arrange for such title insurance and shall not be a default by Seller Parties hereunder (willful or otherwise).

10.3 Payment of Liens and Other Encumbrances. If on the Closing Date there may be any liens or other encumbrances which Seller Parties must pay or discharge in order to convey to

Operating Partnership such title as is herein provided to be conveyed, Seller Parties may use any portion of the Purchase Price to satisfy the same, provided:

         10.3.1 Seller Parties shall deliver or cause to be delivered to Operating Partnership or the Title Company, at the Closing, instruments in recordable form and sufficient to satisfy such liens or other encumbrances of record together with the cost of recording or filing said instruments; or

         10.3.2 Seller Parties, having made arrangements with the Title Company, shall deposit or cause to be deposited with said company sufficient monies acceptable to said company to insure the obtaining and the recording of such satisfactions.

The existence of any such liens or other encumbrances shall not be deemed objections to title if Seller Parties shall comply with the foregoing requirements.

10.4 Conditional Bills of Sale. If on the Closing Date there shall be conditional bills of sale, chattel mortgages or security interests filed against any of the Properties, the same shall not constitute objections to title, provided (a) Seller Parties execute and deliver an affidavit to the effect either (i) that the personal property covered by said conditional bills of sale, chattel mortgages, or security interests is no longer in or on such Property, or
(ii) if such personal property is still in or on such Property, that it has been fully paid for, or (iii) that such personal property is the property of a tenant of such Property; and (b) the Title Company commits to either omit or insure over any such items from the policy to be issued to Operating Partnership at Closing.

10.5 Franchise Tax. Any franchise or corporate Tax open, levied or imposed against any Seller Party or other owners in the chain of title that may be a lien on the Closing Date, shall not be an objection to title if the Title Company omits same from the title policy(ies) issued pursuant to the Title Commitment(s) or excepts same but insures Operating Partnership against collection thereof out of the applicable Property.

10.6 Judgments, Bankruptcies or Other Returns . If a search of title discloses judgments, bankruptcies or other returns against other persons or entities having names the same as or similar to that of a Seller Party, Contributor Parent will deliver to Operating Partnership and the Title Company an affidavit stating that such judgments, bankruptcies or other returns are not against the Seller Party, whereupon, provided the Title Company omits such returns as exceptions to title or provides affirmative coverage with respect thereto, such returns shall not be deemed an objection to title.

10.7 Legal Descriptions. It is the intention of Seller Parties to convey to Purchaser Parties all of Seller Parties' respective right, title and interest in and to the Properties set forth on Schedule A. In the event that the Title Company advises Limited Partner that any Seller Party owns more real property at any of the Properties set forth on Schedule A than what is set forth in the respective legal descriptions attached hereto as Exhibit 1.22, that Seller Party shall, upon receipt of appropriate evidence of same, convey any such additional real property pursuant to Section 3.1.1 by quitclaim deed. Notwithstanding the foregoing, (a) in the event that any of the legal descriptions attached hereto omits real property contained in a recorded deed to Seller Parties, the relevant Seller Party shall (to the extent it has not, prior to the date of this Agreement, conveyed such Property to another party) include the legal description from such recorded deed in the legal description contained in the bargain and sale deed required under Section 3.1.1; and (b) in the event that the any of the legal descriptions attached hereto includes real property contained in a recorded deed from a Seller Party to a party other than Operating Partnership or a New Lower Tier Entity, the relevant Seller Party shall, to the extent that such recorded deed is dated prior to the date of this Agreement, exclude the legal description in such recorded deed from the legal description contained in the bargain and sale deed required under Section 3.1.1.

11.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER PARTIES.

Each Seller Party, with respect to itself (if applicable) and its Property (if any), covenants, represents and warrants to Limited Partner and General Partner the following, all of which shall be required to be true and correct in all material respects on and as of the relevant Closing Date as a condition precedent to Limited Partner's and General Partner's obligations hereunder:

11.1 Due Formation and Authority. Each Seller Party is a duly formed and validly existing under the laws of the state of its incorporation and is qualified under the laws of the state in which the Property it is selling is located, other than in such jurisdictions where the failure to be so qualified or licensed, individually or in the aggregate would not have a material adverse effect on the Properties. Each Seller has the full legal right, power and authority to execute and deliver this Agreement and all documents now or hereafter to be executed by such Seller pursuant to this Agreement (collectively, "Seller's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under Seller's Documents. This Agreement and Seller's Documents have been duly executed by each Seller Party that is a party thereto and are enforceable against each such Seller Party in accordance with their terms. The documents delivered to Operating Partnership and Limited Partner at the Closing will be duly executed by each Seller Party that is a party thereto and enforceable against each Seller Party in accordance with their terms. This Agreement and the Seller's Documents do not and will not contravene any provision of the certificate of formation, the partnership agreement, the articles of organization and operating agreement of such Seller (as applicable), any judgment, order, decree, writ or injunction issued against such Seller, or any provision of any laws or governmental ordinances, rules, regulations, orders or requirements applicable to such Seller, except to the extent that such contravention would not reasonably be expected to have a material adverse effect upon the Properties and/or the business, properties, assets, financial condition, or results of operations of Sellers and their subsidiaries, taken as a whole, including the ability of Sellers to consummate the transactions contemplated herein (including, without limitation, the contribution of the Properties to Operating Partnership). The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by such Seller under any agreement to which such Seller or any of its assets are subject or bound and will not result in a violation of any laws applicable to such Seller. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in a breach of or constitute a default under, or otherwise adversely affect any Space Lease, REA, or any other contract, agreement, instrument, license or undertaking to which Sellers or any of its affiliates is a party or by which any of them or any of their respective properties or assets is or may be bound or that relates to the Property in any respect, except to the extent that such contravention would not reasonably be expected to have a material adverse effect upon the Properties and/or the business, properties, assets, financial condition, or results of operations of Sellers and their subsidiaries, taken as a whole, including the ability of Sellers to consummate the transactions contemplated herein (including, without limitation, the contribution of the Properties to Operating Partnership).

11.2 Consents. Subject to the provisions of Section 13.3, Contributor and each other Seller Party have obtained, or will have obtained by the Closing, all consents required to permit the transactions contemplated hereunder (including but not limited to the contribution of the Property to Operating Partnership and the transfer of the Conveyed OP Units) and required under any partnership agreement, shareholder agreement, limited liability company agreement, covenant or other agreement concerning it or to which it (or any of its partners, members or shareholders) is a party or by any applicable law. If, for any reason, Contributor and each other Seller Party cannot obtain any consents required under any law or regulation, partnership agreement, shareholder agreement, limited liability company agreement, trust agreement, covenant or other agreement concerning such Seller Party or to which they are a party to permit the transactions contemplated hereunder (including but not limited to the contribution of the Property to Operating Partnership and the transfer of the Conveyed OP Units) or does not obtain the signature of each party to the Redemption Agreement, then Contributor Parent shall, upon termination of this Agreement, pay the Breakup Fee to Limited Partner in accordance with Section 19.4.

11.3 Leases. There are no leases, licenses or other occupancy agreements affecting any portion of its Property on the date hereof except for the Space Leases listed in the rent roll annexed hereto as Exhibit 11.3 and made a part hereof. The Space Leases described in Exhibit 11.3 comprise all the Space Leases presently existing and each is in full force and effect; no Space Lease has been modified or supplemented in any material respect except (if at all) as set forth on Exhibit 11.3; except as set forth on Exhibit 11.3, no Rent has been paid more than one month in advance by any tenant, and no tenant is entitled to any "free rent" period, defense, credit, allowance or offset against Rent; the information set forth in Exhibit 11.3 is true, correct and complete in all material respects. To Seller Parties' knowledge, there is no material default of either landlord or tenant under any of the Space Leases, except as set forth on Exhibit
11.3. There are no persons or entities entitled to possession of the Property other than those listed on Exhibit 11.3. Except as set forth on Exhibit 11.3, no work or installations is required of Seller Parties except as specified (if at all) in the Space Leases, and in any case Seller Parties have fully completed all tenant improvements specified in any Space Lease to be the responsibility of the landlord and has paid all tenant construction allowances. Seller Parties have no obligations with respect to contributing for or paying dues or charges to a shopping center merchant's association or marketing fund.

11.4 Violations. No Seller Party has received a written notice from any governmental authority, mortgagee, tenant, insurer or other party (i) that the Property or any portion thereof or the use or operation thereof are currently in violation of any zoning, environmental or other land use regulations in any material respect, and to each Seller Party's knowledge no such notice has been issued; or (ii) asserting that work must be performed at the Property or any portion thereof and to each Seller Party's knowledge no such notice has been issued. If any Seller Party receives such a notice or a violation is issued or filed prior to Closing, such Seller Party shall promptly notify Limited Partner. In the event that cure of such violation would require an alteration of or addition to a Property or Personal Property or otherwise require an expenditure to cure the violation, the cost of which would exceed two percent of the Purchase Price allocable to such Property, then Limited Partner, on behalf of all Purchaser Parties, shall have the right to either (a) waive the violations and close on the applicable Property, in which event Sellers shall be obligated to credit Limited Partner, on behalf of all Purchaser Parties, at Closing with an amount equal to two (2%) percent of the Purchase Price allocable to such Property; or (b) exclude the applicable Property from the scope of this Agreement, in which event such Excluded Property shall not be subject to the provisions of Section 19.2 (except as expressly provided in Section 19.2.1), the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Excluded Property, and the balance of the Properties shall remain unaffected. In the event that Limited Partner elects to proceed as set forth in subsection (b) above, Seller Parties shall have the right to (A) terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties thereupon receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations); or
(B) cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee, Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, in which event the applicable Property shall thereafter be excluded from the scope of this Agreement, and such Excluded Property shall not be subject to the provisions of Section 19.2 (except as expressly provided in Section 19.2.1.A), the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Excluded Property, Seller Parties shall be free to sell such Excluded Property to any third party without claim by or liability to Limited Partner or other Purchaser Parties, and the balance of the Properties shall remain unaffected. Notwithstanding the foregoing, (x) Seller Parties shall have no obligation to satisfy or discharge or otherwise cure any violations first arising after the execution and delivery of this Agreement; and (y) Seller Parties shall have the right to contest any violation filed or recorded prior to the date hereof if the same does not delay the Closing and if the violation is cured or removed prior to the Closing.

11.5 No Litigation. There are no pending actions, suits, proceedings or, to Seller Parties' knowledge, investigations to which such Seller Party is a party before any court or other governmental authority with respect to its Property, other than personal injury and other routine tort litigation arising from the ordinary course of operations of Seller Party (x) which are covered by adequate insurance; (y) for which all material costs and liabilities arising therefrom are reimbursable pursuant to common area maintenance or similar agreements; or
(z) which would not adversely affect or be binding upon Operating Partnership or the Property following Closing.

11.6 No Attachments or Bankruptcy Events. There are no attachments, levies, executions, assignments for the benefit of creditors, receiverships, conservatorships or voluntary or involuntary proceedings in bankruptcy or any other debtor relief actions contemplated by any Seller Party or filed by any Seller Party, or to the best of each Seller Party's knowledge, threatened in writing against or pending in any current judicial or administrative proceeding against any Seller Party.

11.7 No Ground Leases. The Lower Tier Entities own the entire Property in fee simple absolute, and no ground leases affect the Property.

11.8 Other Agreements. There are not now and will not be on the Closing Date any agreements or understandings relating to the Property, except for the Permitted Exceptions, Space Leases, service contracts relating to the operation of the Property (all of which service contracts shall be terminated by Seller prior to the Closing Date), Mortgages, Property Notes and other documents evidencing or securing the Existing Debt (to the extent disclosed to Limited Partner prior to the date hereof); and, subject to the provisions of Article 8, no material alterations, amendments or waivers pertaining to the foregoing will be made, except with Limited Partner's written approval prior to the date of Closing, not to be unreasonably withheld or delayed.

11.9 Taxes. Except as set forth on Exhibit 11.9 hereto, there are no tax certiorari proceedings currently pending with respect to any Property; and no tenant entitled to a refund for a year prior to the Closing in connection with a closed tax certiorari proceeding has not received the refund to which it is entitled pursuant to its Space Lease.

11.10 Employees. There are no on-site employees or hired persons in connection with the management, operation or maintenance of the Property for whom Operating Partnership shall be responsible. Operating Partnership shall have no obligation, liability or responsibility with respect to charges, salaries, vacation pay, fringe benefits or like items subsequent to Closing, nor with respect to any management or employment agreements with respect to the Property.

11.11 Signatories. The persons or parties signing this Agreement on behalf of each Seller Party have the power and authority to enter into this Agreement, to bind each Seller Party to the provisions hereof and to comply with the obligations of each Seller Party hereunder.

11.12 No Conflicts with Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will, to the best of each Seller Party's knowledge, conflict with, result in a breach of or constitute (with or without the giving of notice or the passing of time, or both) a default under, or otherwise adversely affect any Space Lease, REA, or other contract, agreement, instrument, license or undertaking to which that Seller Party or any of its affiliates is a party or by which any of them or any of their respective property or assets is or may be bound or that relates to the Property in any respect.

11.13 No Options. No tenant under a Space Lease (or REA Party), or other person has any option, right of first refusal or other right to purchase Property or any part thereof or interest therein. If any such option, right of first refusal or other right to purchase does exist on the date hereof, Contributor Parent shall at the Closing deliver to Operating Partnership a written and recordable instrument, signed by the holder thereof, irrevocably and unconditionally waiving, canceling, terminating and annulling any such option, right of first refusal or other right.

11.14 Existing Debt. With regard to the Property Note and Mortgage: (i) all documents relating to the Existing Debt have heretofore been delivered to Limited Partner; (ii) Contributor has not received any notice of default from the mortgagee (or its servicing agent, if any) claiming that any material breach has occurred pursuant to the terms of the Property Note or Mortgage or any other loan document which remains uncured; and (iii) the amounts (including the amounts of the Mortgage Escrows) set forth on Exhibit 1.11 are true and correct as of the date hereof and there are no Mortgage Escrows except as disclosed on
Exhibit 1.11.

11.15 No Agency. Contributor Parent is acquiring and will hold the general and limited partnership interests in Operating Partnership for its own account, as principal, for investment, and not with a view toward resale or distribution thereof.

11.16 Securities Matters. Contributor Parent makes the acknowledgments, representations, warranties and agreements set forth on Exhibit 11.16 annexed hereto. In addition, as of the Closing Date Contributor Parent will be (and each member or shareholder in Contributor, and each Non-Selling Non-REIT Unitholder or other Person receiving limited partnership interests in Operating Partnership by, through or on account of Contributor Parent will be) an "Accredited Investor" as that term is defined under Regulation D under the Securities Act of 1933, as amended (the "1933 Act") by reason of the fact that it is an entity all of whose equity owners are Accredited Investors. Contributor Parent understands that Operating Partnership has not been registered under the 1933 Act or the securities laws of any state and, as a result thereof, are subject to substantial restrictions on transfer. Neither Contributor Parent, nor any Non-Selling Non-REIT Unitholder or other Person receiving limited partnership interests in Operating Partnership, will hold or take such interests with a view to a distribution of such interests in violation of the 1933 Act.

11.17 Registration. Contributor Parent understands that (i) Operating Partnership has no obligation or intention to register the limited partnership interest in Operating Partnership issued to Contributor Parent for resale under any federal or state securities laws, or to take any action (including the filing of reports or the publication of information required by Rule 144 under the 1933 Act) that would make available any exemption from the registration requirements of such laws and Operating Partnership cannot take such actions without the written consent of Limited Partner, and therefore (ii) Contributor may be precluded from selling or otherwise transferring or disposing (other than pursuant to the terms and provisions of the Partnership Agreement) of any limited partnership interests in Operating Partnership or any portion thereof and may have to bear the economic risk of investment in such limited partnership interests for an indefinite period.

11.18 Completed Construction. Except as set forth in Exhibit 11.18, all construction and/or maintenance work required to be completed prior to the Closing Date by the terms of any Space Lease, REA or other Permitted Exceptions has been satisfactorily completed.

11.19 Sellers' Taxes. Regarding Operating Partnership, Contributor, Contributor Parent, each Lower Tier Entity and each Philips QRS (each, a "Taxpayer" and collectively, the "Taxpayers"): (a) there have been properly completed and filed on a timely basis and in correct form all Returns required to be filed on or prior to the date hereof; (b) as of the time of filing, the foregoing Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status, or other matters of the applicable Taxpayer or any other information required to be shown thereon; (c) with respect to all amounts in respect of Taxes imposed on any Taxpayer or for which any Taxpayer is or could be liable, whether to taxing authorities (as, for example, under law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable tax laws and agreements have been fully complied with, and all such amounts required to be paid by such Taxpayer to taxing authorities or others on or before the date hereof have been paid; (d) no audits or examinations are currently pending by any taxing authority in connection with any of the Returns or any Taxpayer; (e) no waivers of statutes of limitation with respect to any Return or any Taxpayer are currently in effect; (f) all deficiencies asserted or assessments made as a result of any audits or examinations of any Return of any Taxpayer have been fully paid; (g) there are no liens for Taxes (other than for current Taxes not yet due and payable) on any Property; (h) no Property is property that is required to be treated as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the IRC; (i) no Property directly or indirectly secures any debt, the interest on which is tax-exempt under Section 103(a) of the IRC; and (j) no Property is "tax-exempt property" within the meaning of Section 168(h) of the IRC.

11.20 Non-REIT Unitholders and Redemption Agreement. Exhibit 11.20 accurately identifies all Non-REIT Unitholders, as well as the ownership interest of each such Non-REIT Unitholder in Contributor as of the date hereof. Each Unitholder Redemption Agreement is or shall be in full force and effect and valid and binding on the respective Redeemed Non-REIT Unitholder entering into such Unitholder Redemption Agreement and shall be on the Closing Date valid and binding on each Redeemed Non REIT Unitholder and will be on the Closing Date enforceable in accordance with its terms. On the Closing Date the Pilevsky Partners shall neither be partners of Contributor or Operating Partnership nor own any units of Contributor or Operating Partnership. Any breach of the warranties in this Section shall entitle Limited Partner on behalf of all Purchaser Parties to the Breakup Fee in accordance with Section 19.4.

11.21 Partnership Interest. The Conveyed LP Units and the limited partnership, general partnership and/or limited liability company membership interests in each New Lower Tier Entity to be sold to Limited Partner and Limited Partner Entity pursuant to the terms hereof, when sold and delivered for the consideration set forth herein, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens or encumbrances of any kind whatsoever, except as set forth in the Partnership Agreement or this Agreement. On the Closing Date, there will not be any outstanding options, warrants or rights to acquire any equity interest in any of the New Lower Tier Entities or Operating Partnership other than pursuant to the terms of this Agreement.

11.22 No Business Activities. Operating Partnership and each New Lower Tier Entity has not engaged and will not at all times between the date hereof and the Closing engage, in any business activities, nor incur any liabilities, except the ownership of the assets to be conveyed in consideration of the redemption of the interests described in Section 6.2 during the period subsequent to the date hereof and except to the extent required to effect the transactions contemplated by this Agreement.

11.23 Property-Specific Representations. With respect to the Property located in Freeport, New York, the Lower Tier Entity has completed all development, the Village of Freeport has issued a certificate of completion with respect to the Property and no municipal consents are required with respect to the transfers and transactions contemplated hereby. With respect to the Property located in Merrick, New York, no letter of credit or cash collateral has been posted with respect to the Existing Debt encumbering such Property.

11.24    Untrue, Inaccurate or Incorrect.

         11.24.1 Subject at all times to Section 11.26, if at or prior to the Closing, (i) Limited Partner or any other Purchaser Party shall become aware (whether through its own efforts, by notice from Seller Parties or otherwise) that any of the representations or warranties made herein by Seller Parties are untrue, inaccurate or incorrect in any material respect and shall give Seller Parties notice thereof at or prior to the Closing, or (ii) Seller Parties shall notify Limited Partner that a representation or warranty made herein by Seller Parties is untrue, inaccurate or incorrect in any material respect, then Seller Parties may, in its sole discretion, elect by notice to Limited Partner to adjourn the Closing one or more times for up to thirty days in the aggregate in order to cure or correct such materially untrue, inaccurate or incorrect representation or warranty. If Limited Partner or any other Purchaser Party shall become aware (whether through its own efforts, by notice from Seller Parties or otherwise) that any of the representations or warranties made herein by Seller Parties are untrue, inaccurate or incorrect in any material respect and shall fail to give Seller Parties notice thereof at or prior to the Closing, or if any such representation or warranty is untrue, inaccurate or incorrect in any non-material respect, and is not cured or corrected by Seller Parties on or before the Closing Date (whether or not the Closing is adjourned as provided above), Limited Partner and all other Purchaser Parties shall nevertheless be deemed to, and shall, waive such non-material untrue, inaccurate or incorrect misrepresentation or breach of warranty and shall consummate the transactions contemplated hereby without any reduction of or credit against the Purchase Price. If any such representation or warranty is untrue, inaccurate or incorrect in any material respect, and is not cured or corrected by Seller Parties on or before the Closing Date (whether or not the Closing is adjourned as provided above), then as their sole remedy for any and all such materially untrue, inaccurate or incorrect representations or warranties, Purchaser Parties, acting through Limited Partner, shall have the right on behalf of all Purchaser Parties to elect either (i) to waive such materially untrue, inaccurate or incorrect representations or warranties, close on the affected Property and the balance of the Properties for which the closing conditions have been met, and receive no credit against, or reduction of, the Purchase Price due to such materially untrue, inaccurate or incorrect representations or warranties; and/or (ii) to postpone the closing for the affected Property (each, a "Post-Closing Property"), such that the affected Property shall be subject to the provisions of Sections 19.2.1.A and 19.3, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Post-Closing Property, and, subject to Section 19.3, the balance of the Properties shall remain unaffected. In the event that Limited Partner elects to proceed as set forth in subsection (ii) above, Seller Parties shall have the right to (A) terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties thereupon receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations); or (B) cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee, Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, in which event the applicable Property shall thereafter become a Post-Closing Property, subject to the terms of Article 19, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Post-Closing Property, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, and the balance of the Properties shall remain unaffected.

         11.24.2 Limited Partner on behalf of all Purchaser Parties acknowledges and agrees that (x) at or prior to the Closing, Limited Partner's and all other Purchaser Parties rights and remedies in the event any of Seller Parties' representations or warranties made in this Agreement are untrue, inaccurate or incorrect shall be only as provided in this Section 11.24, and (y) if the Closing does not occur, or Limited Partner waives such materially untrue, inaccurate or incorrect representations or warranties and closes on the affected Property, Limited Partner on behalf of all Purchaser Parties hereby expressly waives, relinquishes and releases all other rights or remedies available to it at law, in equity or otherwise (including, without limitation, the right to seek damages from Seller Parties) as a result of any of Seller Parties' representations or warranties made in this Agreement being untrue, inaccurate or incorrect. For the purposes of this Article 11, a representation shall be deemed to be materially untrue, inaccurate or incorrect if, as a result of such untruth, inaccuracy or incorrectness, there is a material adverse affect upon the Property and/or the business, properties, assets, financial condition, or results of operations of the applicable Seller Parties and its subsidiaries, taken as a whole, including, without limitation, the ability of such Seller Parties to consummate the transactions contemplated herein (including, without limitation, the sale of such Property to Limited Partner).

11.25 Certificate. At Closing, Seller Parties shall deliver to Operating Partnership a certificate reconfirming all the foregoing representations as true, correct and complete in all material respects as of the date of Closing (except as they relate only to an earlier date), or, if there have been any changes, a description thereof; provided, however, that such a description shall not operate to cure a material breach of such representations.

11.26 Modification of Representations and Warranties. Copies of the Space Leases in each Seller Parties' possession and certain other Property Information have been or will be delivered or otherwise made available to Limited Partner and General Partner on behalf of all Purchaser Parties, and Limited Partner and General Partner on behalf of all Purchaser Parties have undertaken their own Investigations (as defined below) and, by accepting the conveyance of the LP Units and the GP Units, Limited Partner and General Partner on behalf of all Purchaser Parties acknowledges its receipt and acceptance or the availability to it thereof and that Limited Partner and General Partner on behalf of all Purchaser Parties has reviewed the same to its satisfaction. To the extent that any information (i) contained in the copies of the Space Leases or any other Property Information furnished to or made available to Limited Partner or General Partner by Seller; (ii) contained in reports provided to Limited Partner or General Partner from professionals); (iii) contained in Seller Parties' filings, if any, with the Securities and Exchange Commission or other publicly available documents; (iv) obtained by Limited Partner or General Partner prior to the expiration of the Due Diligence Period through oral or written communications with Seller Parties' employees (provided that the representations and warranties contained in Section 11.2 shall not be subject to modification thereby) or tenants; or (v) subject to the Seller Parties' obligation to deliver Estoppel Certificates in compliance with Section 17.3.6, obtained by Limited Partner or General Partner following the expiration of the Due Diligence Period through oral or written communications with Seller Parties' tenants, is inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to such information. Limited Partner and General Partner on behalf of all Purchaser Parties hereby agrees to diligently and in good faith proceed to communicate with Seller Parties' employees and those Tenants whose names are set forth on Exhibit 1.14 prior to the expiration of the Due Diligence Period. As used in this Agreement, the words "Seller Party's knowledge" or words of similar import shall be deemed to mean, and shall be limited to, the actual (as distinguished from implied, imputed or constructive) knowledge of Seller Party after, and based solely upon, making inquiry of Louis J. Petra, the person charged with the management responsibility for the Properties.

11.27    Survival.  In the event the Closing occurs:

         11.27.1 Notwithstanding anything to the contrary contained in this
Article 11 or elsewhere in this Agreement to the contrary, except as expressly set forth in Section 11.27.2 or elsewhere in this Agreement, Limited Partner and General Partner (on behalf of themselves, Operating Partnership, each Limited Partner Entity, each New Lower Tier Entity and each of their respective direct or indirect Subsidiaries and affiliates) expressly waive, relinquish and release any right or remedy available to it at law, in equity or under this Agreement to make a claim against any Seller or any Non-Selling Non-REIT Unitholder for damages that Limited Partner, General Partner, Operating Partnership, any Limited Partner Entity, any New Lower Tier Entity and/or any or their direct or indirect Subsidiaries or affiliates may incur, or to rescind this Agreement and the transactions contemplated hereby, as the result of any Sellers' or Non-Selling Non-REIT Unitholder's representations or warranties being materially untrue, inaccurate or incorrect; and

         11.27.2 The representations and warranties of Sellers set forth in this
Article 11 and elsewhere in this Agreement shall survive the Closing and the execution and delivery of the transfer documents until six months from the Closing Date, and shall be subject to Section 24.3. Notwithstanding the foregoing, to the extent that (A) a tenant shall certify in its estoppel confirming any matter set forth in Sections 11.3 and 11.13; or (B) a lender shall certify in its consent confirming any matter set forth in Section 11.14 then Sellers' representations and warranties as to such matters shall terminate. The provisions of this Section 11.27.2 shall survive the Closing and the execution and delivery of the transfer documents.

12.      REPRESENTATIONS AND WARRANTIES OF LIMITED PARTNER AND GENERAL PARTNER.

Limited Partner and General Partner hereby warrant and represent to Contributor and Contributor Parent that each of the following statements is true and correct as of the date of this Agreement and shall be true and correct on the Closing
Date:

12.1 Due Formation and Authority. Limited Partner is duly formed and validly existing limited partnership under the laws of the State of Delaware. General Partner is a duly incorporated and validly existing limited liability company under the laws of the State of Delaware. Limited Partner and General Partner have full power and authority to enter into and perform this Agreement in accordance with its terms and this Agreement has been duly executed by Limited Partner and General Partner and is enforceable against Limited Partner and General Partner in accordance with its terms, and the documents delivered to Contributor Parent at the Closing will be duly executed by Limited Partner and/or General Partner, as required, and enforceable against Limited Partner and/or General Partner, as applicable, in accordance with their terms. Neither the execution and delivery of this Agreement nor the performance hereof will (i) be in violation of the organizational documents of Limited Partner or General Partner, (ii) to the best of Limited Partner or General Partner's knowledge, conflict with any law, decree, judgment, regulation or decree of any court or governmental agency, or (iii) conflict with any agreement or instrument to which Limited Partner or General Partner may be bound.

12.2 Consents. Limited Partner and General Partner have, or by the Closing will have, obtained all consents (including without limitation the consents of Kimco Realty Corporation and The New York Common Fund) required to permit all of the transactions contemplated by this Agreement and required under any partnership agreement, covenant or other agreement concerning it or to which it (or any of its partners) is a party or by any law, decree, judgment, regulation or decree of any court or governmental agency, and the purchase of the Properties and the Cash Contract properties does not require the consent or approval of any public or private authority which has not already been obtained by Limited Partner and/or General Partner, or, if required, it will be obtained by Limited Partner and/or General Partner prior to the Closing of the sale and purchase of the Properties.

12.3 Signatories. The persons or parties signing this Agreement on behalf of Limited Partner and/or General Partner, as applicable have the power and authority to enter into this Agreement, to bind Limited Partner and/or General Partner, as applicable to the provisions hereof and to comply with the obligations of Limited Partner and/or General Partner, as applicable hereunder.

12.4 No Litigation. No litigation is in effect or, to the knowledge of Limited Partner or General Partner, threatened, affecting the transactions contemplated hereby. There is no action or proceeding pending or, to the knowledge of Limited Partner or General Partner, threatened, before a court or other governmental authority to restrain, prohibit or otherwise challenge the transactions contemplated hereby.

12.5     Ownership. Limited Partner is the sole owner of General Partner.

12.6 Partnership Interest. The Conveyed LP Units to be sold to Limited Partner pursuant to the terms hereof, when sold and delivered for the consideration set forth herein, shall be duly and validly issued, fully paid and nonassessable and free and clear of any liens or encumbrances of any kind whatsoever, except as set forth in this Agreement or the Partnership Agreement.

12.7 Certificate. At Closing, Limited Partner and General Partner shall deliver to Sellers a certificate reconfirming all the foregoing representations as true, correct and complete in all material respects as of the Closing Date (except as they relate only to an earlier date), or, if there have been any changes, a description thereof; provided, however, that such a description shall not operate to cure a material breach of such representations. In the event the Closing occurs, the representations and warranties of Limited Partner and General Partner set forth in this Article 12 and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date), and shall survive the Closing and the execution and delivery of the transfer documents until six months after the Closing Date, and no action or claim based thereon shall be commenced after six months after the Closing Date.

13.      SELLERS' CONSENTS

13.1 Lender Consents. Commencing on the date hereof, Contributor and Contributor Parent (at their sole cost) shall diligently seek, and Limited Partner and General Partner agree to reasonably cooperate and to cause all Purchaser Parties to cooperate with Contributor and Contributor Parent in seeking at no cost to any of them, the consent of the Existing Lenders to all of the transactions contemplated hereby, including, without limitation, the Initial Contribution, the transfer of the Conveyed OP Units to Limited Partner and the contemplated transfer of each Property at the Closing to a new subsidiary of Operating Partnership formed within 200 days after the date hereof solely to hold and operate such Property. On or before the last day of the Due Diligence period, Contributor Parent shall furnish to Limited Partner written evidence reasonably satisfactory to Limited Partner that Contributor Parent will be able to meet the conditions described in Section 16.1.7 at the Closing. In the event that Contributor Parent shall be unable to provide such evidence at the Closing, then the provisions of Article 19 shall control; provided, however, that if Contributor or Contributor Parent shall fail to obtain the consent of Dime Savings Bank to all of the transactions contemplated hereby, Contributor or Contributor Parent shall at or prior to Closing pay off such loan at no cost to Limited Partner or General

Partner, including, without limitation, prepayment penalties, provided further, that in such event, there shall be an equitable adjustment to the Purchase Price to compensate Limited Partner for the lost opportunity cost of the below-market interest rate of the Dime Savings Bank Existing Debt, which credit shall equal the present value (calculated using a discount rate of eight percent) of the aggregate difference between all interest payments that would be payable on the Dime Savings Bank Existing Debt between the Closing Date and its scheduled maturity had the within transaction not occurred, and the greater amount of interest that would have been payable over the same period had Limited Partner placed a new institutional mortgage on current market terms on such properties, at market interest rate prevailing as of the Closing Date, for a term of ten years (the "Dime Bank Adjustment"), as reasonably determined by Limited Partner; provided, however, that Limited Partner shall not be required to obtain such a substitute institutional mortgage loan to receive such credit.

13.2 Mortgage Assignment Consent. Additionally, the parties acknowledge that certain of the Properties are currently encumbered by mortgages with Prudential Securities Incorporated ("Prudential") in the approximate principal amount of $34,500,000 (the "Mortgages"). Limited Partner and Operating Partnership shall have the right to request that Prudential cooperate in the assignment to Operating Partnership's lender by Prudential of the Mortgages; provided that such request or the assignment contemplated therein does not in any way adversely affect the tax planning of Sellers, Seller Parties, Pilevsky Partners, Philips Parties, any Non-REIT Unitholder or any other Person that is or was a unit holder of Contributor. In such event, (a) the portion of the Purchase Price allocated to the encumbered Property(ies) shall be reduced by the lesser of (i) the amount paid to Prudential in consideration of such assignment, and (ii) the amount outstanding under the Mortgages and (b) any and all costs and expenses arising out of or relating to the assignments of the Mortgages (including, without limitation, prepayment penalties, if any, Prudential's attorney's fees and expenses, Prudential's representative's fees (for example, and not by way of limitation, fees for attending the Closing, if necessary), Limited Partner's attorneys' fees or costs, and recording fees and costs) shall be the sole obligation and liability of Operating Partnership. Sellers shall cooperate diligently and in good faith, at Operating Partnership's sole cost and expense, to assist Operating Partnership in obtaining Prudential's consent to and in closing the assignments of the Mortgages.

13.3     Stockholder Consent.

         13.3.1 As soon as practicable following the date of this Agreement, but in no event later than fifty days following the date of this Agreement, or as soon thereafter as practicable, Contributor Parent shall prepare and file with the SEC a proxy statement. Such proxy statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The proxy statement will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and the 1933 Act and the rules and regulations of the SEC thereunder. Contributor Parent shall use reasonable best efforts to comply with the comments raised by the SEC, if any, and shall mail to Contributor Parent's stockholders a copy of the proxy statement as promptly as practicable following the conclusion of the SEC review of and comments on the proxy statement.

         13.3.2 Contributor Parent shall, as soon as practicable following the conclusion of SEC review of and comments on the proxy statement referenced in
Section 13.3.1 hereof, duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the required votes, and, Contributor Parent shall, through its Board of Directors, recommend to its stockholders that they approve the transactions contemplated by this Agreement; provided, however, that the Board of Directors of Contributor Parent may withdraw, modify or change such recommendation if it determines in good faith, based upon the advice of outside counsel, that making such recommendation, or the failure to so withdraw, modify or change its recommendation, or the failure to recommend any other offer or proposal, could reasonably be deemed to cause the members of the Board of Directors to breach their fiduciary duties under applicable law. Limited Partner shall vote or cause to be voted all the shares of Contributor Parent's common stock owned of record by Limited Partner or any of its Subsidiaries or Affiliates in favor of the transactions contemplated by this Agreement.

13.4 Unitholder Elections. Within twenty days after the expiration of the Due Diligence Period or as soon thereafter as practicable, Contributor and Contributor Parent shall prepare and submit to all Non-REIT Unitholders election materials in accordance with applicable securities laws in connection with the transactions contemplated by this Agreement. Such election materials shall:

         13.4.1 require each Non-REIT Unitholder to elect either: (a) to accept cash payment in consideration for the transfer to Limited Partner of such Non-REIT Unitholder's interest in Operating Partnership in accordance with the terms hereof (and thereby to be deemed a Selling Non-REIT Unitholder), (b) to retain a limited partnership interest in Operating Partnership, in which case such Non-REIT Unitholder shall further elect whether to receive Class B or Class C Limited Partnership Units (and thereby to be deemed a Non-Selling Non-REIT Unitholder) (in the absence of such further election, such Non-REIT Unitholder shall be deemed to have elected to receive a cash payment);

         13.4.2 require each Non-REIT Unitholder to make the foregoing election within the minimum period of time after receipt of the election materials as may be required under applicable securities laws;

         13.4.3 specifically contemplate that any Non-REIT Unitholder that fails to make an election shall be deemed a Selling Non-REIT Unitholder; and

         13.4.4 authorize Contributor Parent as the sole agent to act on behalf of each Non-REIT Unitholder for all purposes of this Agreement, from and after the date of corporate approval of the transactions contemplated hereby, and grant Contributor Parent a power of attorney for those purposes.

For the purposes of this Section 13.4, the term "Non-REIT Unitholder" shall not include any Redeemed Non-REIT Unitholder.

13.5     Tax Matters.

         13.5.1 The accountants for Contributor Parent (the "Accountants") shall prepare and timely file any and all federal, state and local income Tax returns not previously filed and which are required to be filed by Contributor, Operating Partnership, any Lower Tier Entity and any New Lower Tier Entity (any of the foregoing, a "Pre-Closing Entity") for any taxable period of any such Pre-Closing Entity ending on or before the Closing Date (including the income tax return required to be filed by Operating Partnership for its tax year that will end as a result of the Purchase) (any of the foregoing tax returns, a "Pre-Closing Tax Return"). The Accountants shall designate Contributor Parent as the "tax matters partner" on all Pre-Closing Tax Returns of Contributor and Operating Partnership and the appropriate Philips QRS as the "tax matters partner" on all Pre-Closing Tax Returns of a Lower Tier Entity or New Lower Tier Entity, and Contributor Parent and each such Philips QRS shall execute a Form 2848 (Power of Attorney and Declaration of Representative), or any corresponding state or local form, designating Pilevsky and any one or more attorneys or accountants (including the Accountants) designated by Pilevsky to represent Contributor Parent or Philips QRS, as the case may be, in their respective capacities as "tax matters partners" of any Pre-Closing Entity and with respect to any Audit involving any Pre-Closing Tax Return of any Pre-Closing Entity, and Pilevsky shall control all proceedings and make all decisions with respect to any Audit involving any Pre-Closing Tax Return. To the extent not previously made, an election under IRC Section 754 shall be made for any of the Operating Partnership, Contributor, and each Lower Tier Entity and New Lower Tier Entity as necessary such that all such entities will have an election in effect for the time period covering the transactions contemplated by this Agreement.

         13.5.2 Operating Partnership, General Partner, Limited Partner, New Lower Tier Entity, any Limited Partner Entity and any Subsidiary or other affiliate of any of the foregoing (any of the foregoing, a "Cooperating Party") shall cooperate fully, as and to the extent reasonably requested by Pilevsky, any Non-REIT Unitholder, Contributor, Contributor Parent and/or the Accountants, but at no out of pocket expense to the Cooperating Party unless the party or parties requesting such cooperation agree to reimburse the Cooperating Party for any such expense, in connection with the preparation and/or filing of any Pre-Closing Tax Return (including any amended Pre-Closing Tax Return) and any Audit involving any Pre-Closing Tax Return. Such cooperation shall include the retention and provision of records and information by a Cooperating Party which are or would be reasonably relevant to any Audit involving any Pre-Closing Tax Return.

         13.5.3 General Partner and Limited Partner shall report and shall cause Operating Partnership and each New Lower Tier Entity to report, for all tax purposes, the transactions undertaken pursuant to this Agreement and all of the other transactions undertaken in connection therewith consistent with the form of such transactions and the structure contemplated by this Agreement.

         13.5.4 For purposes of this Section, "Audit" shall mean any audit, assessment of taxes, any other examination or claim by any tax authority, judicial, administrative or other proceeding or litigation (including any appeal of any such judicial, administrative or other proceeding or litigation) relating to taxes and/or tax returns.

14.      DAMAGE, DESTRUCTION OR REQUIRED ALTERATION OR ADDITION.

14.1 Material Part. If a "material" part (hereinafter defined) of any Property is damaged or destroyed by fire or other casualty, Contributor Parent shall notify Limited Partner of such fact and, except as hereinafter provided, Limited Partner shall have the option to exclude such Property from the Properties upon notice to Contributor Parent given not later than ten days after receipt of Contributor Parent's notice. In the event Limited Partner elects to exclude a Property as aforesaid, Contributor Parent shall have the right to (A) terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties thereupon receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations; or (B) cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, in which event the applicable Property shall thereafter be excluded from the scope of this Agreement, such Excluded Property shall not be subject to the provisions of Article 19 hereof, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, Limited Partner and General Partner shall not be entitled to the Breakup Fee unless otherwise provided for in Section 19.1, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Excluded Property, Seller Parties shall be free to sell such Excluded Property to any third party without claim by or liability to Limited Partner, and the balance of the Properties shall remain unaffected.

14.2 Other Cases. If (x) Limited Partner does not elect to exclude such Property, or (y) there is damage to or destruction of an "immaterial" part ("immaterial" means any damage or destruction that is not "material", as hereinafter defined) of any Property, Limited Partner shall close title as provided in this Agreement and, at the Closing, Contributor Parent shall, unless Contributor Parent has repaired such damage or destruction prior to the Closing,
(A) pay over to Limited Partner the proceeds of any insurance collected by Contributor Parent less the amount of all costs incurred by Contributor Parent in connection with the repair of such damage or destruction, (B) credit Limited Partner at Closing with the amount of any deductible under the policy for the applicable Property, and (C) assign and transfer to Limited Partner all right, title and interest of Contributor Parent in and to any uncollected insurance proceeds which Contributor Parent may be entitled to receive from such damage or destruction. A "material" part of a Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement, as reasonably estimated by Contributor Parent, shall exceed the greater of (a) three percent (3%) of the Purchase Price of such Property set forth in Exhibit 1.24; or (b) $250,000.

15.      EMINENT DOMAIN.

15.1 Significant Portion. If, prior to the Closing Date, all or any "significant" portion (hereinafter defined) of a Property is taken by eminent domain or condemnation (or is the subject of a pending taking which has not been consummated), Contributor Parent shall notify Limited Partner of such fact and Limited Partner shall have the option to exclude such Property from the Properties upon notice to Contributor Parent given not later than ten days after receipt of Contributor Parent's notice. In the event Limited Partner elects to exclude a Property as aforesaid, Contributor Parent shall have the right to (A) terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties thereupon receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations); or (B) cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee, Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Property), Contributor shall not be required to make the contribution set forth in Section 2.2, the applicable Property shall thereafter be excluded from the scope of this Agreement, in which event such Excluded Property shall not be subject to the provisions of Article 19 hereof, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, Limited Partner and General Partner shall not be entitled to the Breakup Fee unless otherwise provided for in Section 19.1, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Excluded Property, Seller Parties shall be free to sell such Excluded Property to any third party without claim by or liability to Limited Partner, and the balance of the Properties shall remain unaffected.

15.2 Insignificant Portion. If (a) Limited Partner does not elect to exclude such Property, or (b) if an "insignificant" portion ("insignificant" means any taking that is not "significant", as hereinafter defined) of the Property is taken by eminent domain or condemnation, at the Closing Contributor Parent shall assign and turn over, and Limited Partner shall be entitled to receive and keep, all awards or other proceeds for such taking by eminent domain or condemnation. A "significant" portion of a Property shall be deemed to have been taken or condemned if the taking or condemnation either (a) materially and adversely affects access between the Property and a public street, (b) takes or condemns any material portion of the building located on the applicable Property, (c) materially and adversely affects the availability of parking at the applicable Property, or (d) gives any tenant that represents more than 10% of the rental income for the applicable Property the right to terminate its Space Lease.

Notwithstanding anything contained in Articles 14 and 15 to the contrary, if the insurance, eminent domain or condemnation proceeds payable with respect to the Properties as a result of any casualty or taking exceeds the Purchase Price allocable to such Property, Contributor Parent's obligation to pay over to Limited Partner those proceeds paid to Contributor Parent prior to the Closing shall be limited to the amount of the Purchase Price allocable to such Property and Contributor Parent shall be entitled to retain the remainder of such proceeds. To the extent that payment of all or any portion of such proceeds does not occur prior to the Closing, the parties agree that Contributor Parent shall be entitled to that portion of the proceeds in excess of the Purchase Price, which agreement shall survive the Closing.

15.3 Branhaven Property. The Parties acknowledge and agree that the Property located in Branhaven, Connecticut, identified as number 1 on Exhibit 1.22, is subject to road widening proceedings, as more particularly set forth in a notification letter from the Connecticut Department of Transportation. In the event that a portion of the Property is taken in condemnation, Limited Partner shall be entitled to any and all proceeds therefor, and in the event that the Property is enlarged, Contributor Parent shall be entitled to any and all payments received therefor, except to the extent attributable to any material, adverse impact on Limited Partner. Seller Parties agree that Limited Partner shall have the right to reasonably direct the settlement of any condemnation proceedings.

16.      CONDITIONS TO CLOSING.

16.1 Conditions to Limited Partner's Obligations. Limited Partner's and General Partner's obligations at the Closing are subject to the fulfillment of each of the following conditions being satisfied or complied with (unless waived in writing by Limited Partner), subject, however, to the provisions of Article 19.

         16.1.1 Each Seller Party's warranties and representations set forth herein shall be true and correct in all material respects as of the Closing Date and Contributor, Contributor Parent and each Seller Party shall have performed each and all of its covenants and agreements hereunder (including, without limitation, the delivery of all documents) within the time provided.

         16.1.2 Each Non-Selling Non-REIT Unitholder shall have agreed to the terms and conditions of, and executed, the Partnership Agreement.

         16.1.3 There shall have been no breach on the part of any Seller Party of any of the material covenants set forth in Article 8.

         16.1.4 Subject only to payment of its premium for same, the Title Company shall be prepared to issue at the Closing (or prepared to unconditionally commit to issue at the Closing, with no "gap") its title policy, in the required form (including all endorsements) set forth in Article 9, subject only to the Permitted Exceptions.

         16.1.5 No order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened.

         16.1.6 Not later than five business days following the execution and delivery of this Agreement, Sellers shall request Existing Lenders to consent to the assumption from and after the Closing of the Mortgages (Limited Partner hereby acknowledges that the Existing

Lenders are under no obligation to agree) by Operating Partnership or Operating Partnership's wholly owned subsidiary. Any and all costs and expenses arising out of or relating to the assumption of the Mortgages (including, without limitation, prepayment penalties, if any, assumption fees, if any, the Existing Lenders' title insurance expenses (whether for a title search, title endorsements or a new policy), the Existing Lenders' attorney's fees and expenses, lenders' representative's fees (for example, and not by way of limitation, fees for attending the Closing, if necessary), and recording fees and costs) shall be the sole obligation and liability of Sellers. In no event shall Sellers be obligated to pay for Operating Partnership's attorneys' fees or costs in connection with the assumption of the Mortgages. Limited Partner, General Partner and Operating Partnership shall cooperate diligently and in good faith to assist Sellers in obtaining the Existing Lenders' consents and in closing the assumptions, at no cost to Limited Partner or Operating Partnership. In the event that the applicable Mortgage documents provide for the lender to have the right to condition its consent upon (a) certain non-material modifications to the applicable Mortgage, (b) compliance with bankruptcy remoteness provisions or rating agency standards, or (c) any conditions imposed by such lender in its sole discretion, Limited Partner and Operating Partnership shall agree to any reasonable requests made by an Existing Lender that do not have a material adverse effect upon Limited Partner or Operating Partnership.

         16.1.7 With respect to the Existing Debt, the consent from each Existing Lender (each, a "Mortgagee Consent") shall contain the following:

                  A. the outstanding principal balance of the Property Note secured by the lien of such Mortgage, the date through which interest has been paid thereunder, the amount held by it in the Mortgage Escrow applicable thereto, if any, and stating that aside from said principal balance and any accrued interest thereon, there are no other outstanding or accrued amounts constituting the debt as defined in the Property Note;

                  B. a confirmation that there are no loan documents or instruments evidencing or securing the Property Note except as delivered to Limited Partner as set forth in Section 11.14; and confirmation that the representations and warranties set forth in
         Section 11.14; are true, accurate and correct in all material respects.

                  C. a consent to all transactions contemplated by this Agreement including, without limitation, the transfer of the Property to Operating Partnership or to a wholly owned special purpose Subsidiary and to the transfer of the Conveyed OP Units to Limited Partner, without any change in interest rate, payment schedule, or any other modification of the loan documents not approved by Limited Partner in its sole discretion.

                  D. Existing Lenders' approval of Limited Partner's standard form of lease (a copy of which has heretofore been furnished to Sellers);

                  E. Existing Lenders' consent to the cancellation of any existing management agreement, and to the management of the applicable Property by either Limited Partner, Kimco Realty Corporation or any subsidiary of Kimco Realty Corporation pursuant to Limited Partner's form management agreement, which shall be substantially in the form annexed hereto as Exhibit 16.1.7;

                  F. an acknowledgment and agreement that from and after the Closing none of the following would constitute an event of default under such Mortgage or otherwise result in any liability or obligation for Operating Partnership thereunder:

                           i. any bankruptcy, dissolution, insolvency,
                  attachment, failure to file financial statements, or other event or occurrence involving any Seller Party or any guarantor of any Seller Party's obligations under the Loan Documents; or

                           ii. any breach of representation, warranty or
                  undertaking under any loan document occurring or accruing prior to the Closing Date (unless and to the extent same directly relates to the Property, continues after the Closing, and Operating Partnership's failure to cure same would constitute a continuing default under the Mortgage);

                  G. Existing Lender's agreement that as long as the New Lower Tier Entity, Operating Partnership or Limited Partner owns the applicable Property and insurance is provided by a blanket title policy (and as long as there exist no other defaults under the applicable Mortgage documents), the Existing Lender would waive the requirement of an insurance escrow;

                  H. Existing Lender's agreement that either of the following will be permitted without Existing Lender's consent and without charge:
         (a) admission of additional limited partners to Limited Partner and/or changes in the percentages among existing limited partners therein; (b) a public offering of Kimco Income REIT, the general partner of Limited Partner; or (c) future buyouts of the limited partners (other than Limited Partner) in accordance with the terms of the Partnership Agreement; and

                  I. with respect to the Existing Debt held by Dime Savings Bank, an amendment to the relevant loan documents deleting all requirements that the property manager be or be affiliated with Mr. Philip Pilevsky or with any Seller Party; and

         16.1.8 In the event that an Existing Lender's consent containing the above provisions is not obtained prior to the Closing Date, despite the good faith efforts of both Sellers and Limited Partner, then the failure to obtain such consent shall be treated as a failure of a closing condition, and the Property for which consent has not been obtained shall be treated as a Post-Closing Property, subject to the provisions of Article 19, including without limitation, the Cure Period provisions of Section 19.2.3.

         16.1.9 Sellers shall cause each Existing Lender to deliver an update of its consent, not more than twenty days prior to the Closing, confirming (or updating, as the case may be) the information set forth in Section 16.1.7.A, and confirming that it has not delivered any notice of default.

         16.1.10 Prior to the Closing, the stockholders of Contributor Parent shall have approved the transactions contemplated hereby with respect to the Properties at a duly called meeting of stockholders, by the requisite vote required under Maryland law.

         16.1.11 The following Property-specific conditions shall have been satisfied, and Contributor Parent shall have provided to Limited Partner reasonable evidence of same:

                  A. with respect to the Property at Enfield, Connecticut, identified as Property No. 2 on Exhibit 1.22, with respect to the Space Lease for the known as Kohl's, the Commencement Date and the Landlord's Work Condition Satisfaction Date (each as defined in the lease) both shall have occurred, and the tenant's estoppel certificate pursuant to
         Section 17.3.6 shall have confirmed such facts;

                  B. with respect to the property in Foxborough, Massachusetts identified as Property No. 3 on Exhibit 1.22, with respect to the lease with Cellco, all work required to be done by Landlord prior to the commencement date shall have been completed and the commencement date shall have occurred, and the tenant's estoppel certificate pursuant to
         Section 17.3.6 shall have confirmed such facts, subject to the provisions of Section 9.1.15.C.

16.2 Conditions to Seller's Obligations. Philips Parties' obligations at the Closing are expressly conditioned upon the following conditions being satisfied or complied with (unless waived in writing by Contributor Parent):

         16.2.1 the representations and warranties of Limited Partner and General Partner contained in Article 12 shall be materially true, accurate and correct as of the Closing Date;

         16.2.2 Limited Partner shall have delivered, or caused to be delivered, to Seller Parties and all funds required herein;

         16.2.3 Limited Partner and General Partner shall have delivered to Sellers all the documents to be executed by Limited Partner and General Partner set forth in Article 17;

         16.2.4 no order, statute, rule, regulation, executive order, injunction, stay, decree or restraining order shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or governmental or regulatory authority or instrumentality that prohibits the consummation of the transactions contemplated by this Agreement, and no litigation or governmental proceeding seeking such an order shall be pending or threatened;

         16.2.5 any consents and approvals of governmental authorities and parties to agreements to which Limited Partner is a party or by which Limited Partner's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to Contributor Parent at or prior to the Closing;

         16.2.6 on or prior to Closing Date, (i) Limited Partner shall not have applied for or consented to the appointment of a receiver, trustee or liquidator for itself or any of its assets unless the same shall have been discharged prior to the Closing Date, and no such receiver, liquidator or trustee shall have otherwise been appointed, unless same shall have been discharged prior to the Closing Date, (ii) Limited Partner shall not have admitted in writing an inability to pay its debts as they mature, (iii) Limited Partner shall not have made a general assignment for the benefit of creditors, (iv) Limited Partner shall not have been adjudicated a bankrupt or insolvent, or had a petition for reorganization granted with respect to Limited Partner, and (v) Limited Partner shall not have filed a voluntary petition seeking reorganization or an arrangement with creditors or taken advantage of any bankruptcy, reorganization, insolvency, readjustment or debt, dissolution or liquidation law or statute, or filed an answer admitting the material allegations of a petition filed against it in any proceedings under any such law, or had any petition filed against it in any proceeding under any of the foregoing laws unless the same shall have been dismissed, canceled or terminated prior to the Closing Date; and

         16.2.7 prior to the Closing, the stockholders of Contributor Parent shall have approved the transactions contemplated hereby with respect to the Properties at a duly called meeting of stockholders, by the requisite vote required under Maryland law.

17.      CLOSING DETAILS AND DELIVERIES.

17.1 Location and Date. The Closing shall occur no later than fifteen days following the satisfaction of all conditions to Closing identified in
Article 16 (but in no event later than 180 days after the date hereof, subject to the last clause of Section 19.1) at the offices of Contributor Parent's attorneys Pryor Cashman Sherman & Flynn, LLP, 410 Park Ave., New York, NY at 9:00 A.M. on the Closing Date. At the Closing, the parties shall perform all obligations required to be performed at the Closing with respect to the Property.

17.2     Conveyance of Interests.  At the Closing:

         17.2.1 Sellers shall transfer to Limited Partner all of the Conveyed LP Units and Contributor Parent shall transfer to General Partner all the GP Units and receive in return immediately available funds equal to the portion of the adjusted Purchase Price attributable to the Conveyed LP Units and GP Units;

         17.2.2 General Partner and Limited Partner shall execute and deliver, and Contributor Parent shall cause each Non-Selling Non-REIT Unitholder to execute and deliver, the Partnership Agreement in the form of Exhibit 1.17, evidencing the Class A Limited Partnership Units (as defined in the Partnership Agreement) in Operating Partnership issued to Limited Partner, reflecting that the units held by the Non-Selling Non-REIT Unitholders are Class B Limited Partnership Units or Class C Limited Partnership Units and adjusting the Capital Account and Imputed Equity Value balances of the Non-Selling Non-REIT Unitholders in accordance with Section 5.2; the Capital Account and Imputed Equity Value balance assigned to Limited Partner shall equal to the Purchase Price (as may be adjusted by any Adjustment Amount) minus the aggregate Capital Account and Imputed Equity Value balance of the Non-Selling Non-REIT Unitholders, as aforesaid; and

         17.2.3 Contributor Parent shall execute and deliver such instruments as Limited Partner may reasonably desire in connection with or to consummate the transactions contemplated by this Agreement, or cause the same to be executed and delivered.

17.3 Contributor Parent's Closing Deliveries. At the Closing, Contributor Parent shall direct the conveyance and/or deliver or cause the same to be executed and delivered, to the entity entitled to receive same, the following items:

         17.3.1 A certificate updating all of Contributor Parent's representations as of the Closing Date, as required by Section 11.25;

         17.3.2 Notices to all of the tenants under an applicable Space Lease (in form attached hereto as Exhibit 17.3.2) advising them of the transfer of the Property to Operating Partnership and directing payment of Rent and other charges to Operating Partnership or its designated representative;

         17.3.3 Such affidavits; "mechanic's lien", "gap", "parties in possession" or other Seller Parties indemnities; evidence of authority; releases of liens; or other instruments as the Title Company may reasonably request to issue a title policy satisfactory to Operating Partnership in accordance with
Article 9;

         17.3.4 Original, signed counterparts of all Space Leases, permits, licenses, sepias, drawings, plans and specifications (to the extent in the possession or control of Contributor Parent), finance and accounting records, tenant correspondence, and other files relevant to Operating Partnership's future operation of the Property (to the extent in the possession or control of Contributor Parent);

         17.3.5 Sellers agree, not later than five business days following the execution and delivery of this Agreement, to request the Mortgagee Consent from each lender, and to use diligent, good faith efforts to obtain same as promptly as possible in the form required by Section 16.1.7. Sellers agree to pay to lender at or prior to Closing, any transfer fees, legal fees, and all other amounts required under the Mortgage or Property Note (or otherwise required by lender) in connection with the transfer. Except as set forth in this Agreement, Limited Partner shall not be required to pay any amounts, agree to any changes in the Property Note or Mortgage, or otherwise incur any additional obligations and/or liabilities in connection with obtaining the Mortgagee Consent from any lender.

         17.3.6 All Estoppel Certificates (as defined below). Promptly following the execution and delivery of this Agreement, Contributor Parent shall have delivered to each tenant an estoppel certificate in the form annexed hereto as
Exhibit 17.3.6, completed to reflect each tenant's particular Space Lease status and dated not more than forty-five days prior to the Closing Date. Contributor Parent agrees to use commercially reasonable efforts to obtain from such tenants the estoppel certificates in such form; provided, however, that if any tenant shall refuse to execute an estoppel letter in such form, Contributor Parent shall use commercially reasonable efforts to obtain an estoppel certificate in the form that such tenant is required to provide under its Space Lease. Contributor Parent agrees to deliver to Limited Partner copies of all estoppel letters received from tenants in the form received by Contributor Parent. Contributor Parent shall deliver at Closing an estoppel certificate from those tenants set forth on Exhibit 1.14 hereto, in the form required above; the estoppel certificates received from all other tenants; and, subject to Section 11.26, in the event that any tenant (other than one set forth on Exhibit 1.14) fails to deliver an estoppel certificate in the form set forth above, Contributor Parent shall provide limited Partner with a certificate of Contributor Parent, setting forth those items required above, on behalf of such tenant (collectively, the "Estoppel Certificates"). Subject at all times to Section 8.6, an Estoppel Certificate shall not be deemed "delivered" by Contributor Parent to the extent that such Estoppel Certificate conflicts with Contributor Parent's representations and warranties in connection with the applicable Space Lease;

         17.3.7 A FIRPTA affidavit from Contributor Parent and each selling Non-REIT Unitholder, as contemplated by Treasury Regulations Section 1.1445-2, and in form attached to the effect that such transferor is not a "foreign person" (as defined in IRC Section 1445(f)(3) and the regulations issued thereunder); Limited Partner and General Partner acknowledge and agree that upon their receipt of such affidavits, they shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         17.3.8 All real property transfer forms, and any other documents, instruments or forms required by municipal or other authorities in connection with the transfer of the Conveyed OP Units, all at Seller's expense;

         17.3.9 A termination of any existing management agreements with respect to the Property, substantially in the form of Exhibit 17.3.9;

         17.3.10 Evidence reasonably satisfactory to the parties that the Redemption Transaction had occurred in accordance with the terms of the Redemption Agreement; and

         17.3.11 Copies of the consents of the members or partners (as applicable) of Sellers authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement to be undertaken by such entity, certified as true and correct by the managing member or general partner (as applicable) of such entity.

         17.3.12 Any other documents Limited Partner or General Partner may reasonably request from Contributor Parent or Selling Non-REIT Unitholders;

         17.3.13 To the extent in such Contributor Parent's possession or control, executed counterparts of all Space Leases and new Space Leases and any amendments, guarantees and other documents relating thereto, together with a schedule of all tenant Security Deposits thereunder and the accrued interest on such Security Deposits payable to tenants which are in the possession of or received by such Contributor Parent, and a credit to Limited Partner against the Purchase Price, in the aggregate amount of such Security Deposits and accrued interest thereon payable to tenants which are in the possession of or received by Contributor Parent. In the event any such cash Security Deposits and the interest thereon payable to tenants are held by a bank, savings bank, trust company or savings and loan association, Contributor Parent shall, if required by law, deliver to Limited Partner, in lieu of such credit, an assignment to Limited Partner of such deposits and interest, in form reasonably acceptable to the parties, and written instructions to the holder thereof to transfer such deposits and interest to Limited Partner. With respect to any lease securities that are other than cash, Contributor Parent shall execute and deliver to Limited Partner at the Closing any appropriate instruments of assignment or transfer without warranty or representation. Contributor Parent shall also deliver, to the extent in the possession or control of Contributor Parent's possession of the Property and Personal Property, subject only to possessory rights of tenants under Space Leases, with all keys; and Contributor Parent shall also deliver original signed instruments of all Space Leases, Licenses, sepias, drawings, plans and specifications, finance and accounting records, tenant correspondence, and other files relevant to Limited Partner's future operation of the Property;

         17.3.14 To the extent in Contributor Parent's possession and not already located at the Property, keys to all entrance doors to, and equipment and utility rooms located in, such Property;

         17.3.15 To the extent in Contributor Parent's possession and not already located at its Property, all Licenses;

         17.3.16 The transfer tax payments, together with the transfer returns, if any;

         17.3.17 An assignment of the Escrow Deposits, in form reasonably acceptable to the parties; and

         17.3.18 Signed settlement statements (covering all apportionments for each Property) (the "Settlement Statements").

17.4 Limited Partner's and General Partner's Deliveries. At the Closing, Limited Partner and/or General partner, as applicable, shall deliver or cause the applicable Purchaser Party to deliver:

         17.4.1 The cash amount (reduced by the Imputed Equity Value of the Non-Selling Non-REIT Unitholders) of the adjusted Purchase Price payable at the Closing pursuant to Section 5.1.1, subject to apportionments, credits and adjustments as provided in this Agreement;

         17.4.2 Sales tax returns, if required, together with a good, unendorsed certified or official bank check drawn on or by a clearing house bank payable to the order of the appropriate collection officer in the amount of the sales tax due thereon;

         17.4.3 Signed Settlement Statements;

         17.4.4 If Limited Partner is a partnership, copies of Limited Partner's partnership certificate and, if required by applicable law, any lender, or Limited Partner's partnership agreement, copies of partnership resolutions and/or consents of the partners authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by a general partner of Limited Partner;

         17.4.5 The transfer tax returns, if any;

         17.4.6 If General Partner is a limited liability company, copies of General Partner's operating agreement and, if required by applicable law, any lender, or General Partner's operating agreement, copies of company resolutions and/or consents of the members authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement, all certified as true and correct by a managing member of General Partner;

         17.4.7 Subject to the limitations set forth in Section 16.1.7, any documents reasonably required by Existing Lenders in connection with the assumptions referenced in Section 16.1.7;

         17.4.8 A certificate updating all of Limited Partner's and General Partner's representations as of the Closing Date, as required by Section 11.25;

         17.4.9 The consents of Kimco Realty Corporation and The New York Common Fund; and

         17.4.10 All other documents Limited Partner and General Partner are reasonably required to deliver to effectuate the transactions contemplated by this Agreement.

         17.4.11 Transfer of Reconveyance LLC(s). Operating Partnership shall deliver to Limited Partner documents assigning all of the interests in each Reconveyance LLC, pursuant to directed conveyance documents in the same form and to the same extent as contemplated by Sections 6.1 and 17.3;

17.5 Fees and Costs. Each party shall pay its own legal fees, travel and lodging expenses in connection with the transactions this Agreement contemplates. At the Closing, (i) Limited Partner shall pay all costs of the ALTA standard owners title policy (i.e., the cost of the Title Commitment and cost of converting same to a title policy, including, without limitation, any search and/or exam fees and premium costs, including any endorsements Limited Partner reasonably requires) to be issued in the aggregate amount of $137,575,000, (ii) Limited Partner shall pay all costs of the final Survey for the Property, and (iii) Philips Parties shall pay all transfer, conveyance and deed taxes, if any, and any documentary stamp taxes or similar taxes or charges relating to or in connection with all of the transactions contemplated by this Agreement, whether state, city or local. As to any item of expense for which Philips Parties are responsible, if Philips Parties do not at the Closing pay the same, Limited Partner may at its option pay the same and deduct the amount thereof as an adjustment and credit against the Purchase Price. Sellers shall indemnify Limited Partner for any of the foregoing items for which Philips Parties are responsible, such indemnification obligation to survive the Closing.

17.6     Guarantees for Tax Purposes

         17.6.1 In order to allow the Non-Selling Non-REIT Unitholders to defer the recognition of income or gain for United States federal income tax purposes, at Closing and at any time subsequent thereto in accordance with the terms hereof, General Partner and Limited Partner shall cause Operating Partnership, each New Lower Tier Entity and/or each of their direct or indirect Subsidiaries to (and Operating Partnership, each New Lower Tier Entity and each such direct and indirect Subsidiary hereby agree to) permit the Non-Selling Non-REIT Unitholders, upon receipt of a written request by such Non-Selling Non-REIT Unitholder, to execute guarantees, and/or indemnify Operating Partnership or General Partner for, the "bottom portion" (i.e., the least risky portion) of any outstanding debt of Operating Partnership, any New Lower Tier Entity or any of their direct or indirect Subsidiaries in the aggregate amount of up to $20,000,000 (the "Debt Amount"). During the Restricted Period, General Partner and Limited Partner shall cause Operating Partnership, each New Lower Tier Entity and/or each of their direct or indirect Subsidiaries to (and Operating Partnership, each New Lower Tier Entity and each such direct or indirect Subsidiary hereby agree to) maintain at all times during the Restricted Period (as defined herein) an amount of liabilities equal to the Debt Amount solely for the Non-Selling Non-REIT Unitholders to guarantee (or indemnify Operating Partnership or General Partner for), and General Partner and Limited Partner shall cause Operating Partnership, each New Lower Tier Entity and/or each of their direct or indirect Subsidiaries to (and General Partner, Operating Partnership, each New Lower Tier Entity and each such direct and indirect Subsidiary hereby agree to) take any and all action reasonably requested of them by a Non-Selling Non-REIT Unitholder for the purpose of ensuring that the execution of each guarantee or indemnity by a Non-Selling Non-REIT Unitholder results in basis for such Non-Selling Non-REIT Unitholder for United States federal income tax purposes. In the event that any Non-Selling Non-REIT Unitholder (i) obtains a tax-free step-up in the basis of his or its Class B or Class C Limited Partnership Units for United States federal income tax purposes (e.g., upon the death of the Non-Selling Non-REIT Unitholder); (ii) sells, transfers or otherwise disposes of his or its Class B or Class C Limited Partnership Units in a taxable transaction; (iii) receives a "tax" payment from Operating Partnership, Limited Partner or General Partner in reimbursement of taxes triggered to such Non-Selling Non-REIT Unitholder (including a gross-up payment) as a result of the sale, transfer or other disposition of a Property or any direct or indirect interest therein that was previously contributed to Contributor; or (iv) receives an allocation under Treasury Regulations Section 1.704-3(b) using the "traditional method" without curative allocation that reduces the amount of any Built-in-Gain (defined below), then the Debt Amount shall be commensurately reduced. For purposes of this Agreement, the term "Built-in Gain" for any property shall mean the excess, if any, of the fair market value of such property as of the date that such property was contributed to Contributor over such property's adjusted tax basis for United States federal income tax purposes on such date. This Section shall survive the Closing.

         17.6.2 During the Restricted Period, neither General Partner nor Limited Partner shall cause or permit Operating Partnership, any New Lower Tier Entity and/or any of their direct or indirect Subsidiaries to (and General Partner, Operating Partnership, each New Lower Tier Entity and each such direct or indirect Subsidiary shall not), either directly or indirectly: (i) reduce, pay down or pay off the outstanding principal amount of the Existing Debt or any other indebtedness of Operating Partnership, any New Lower Tier Entity and/or any of their direct or indirect Subsidiaries, other than pursuant to the mandatory payment provisions of such Existing Debt or other indebtedness, if such reduction paydown or payoff would result in a Non-Selling Non-REIT Unitholder recognizing or being allocated any income or gain for United States federal income tax purposes; provided, however that, subject to clauses (ii) and
(iii) of this Section 17.6.2, the outstanding principal amount of the Existing Debt may be reduced pursuant to a refinancing in an amount at least as great as the amount of the Existing Debt and so long as no Non-Selling Non-REIT Unitholder would recognize or be allocated any income or gain for United States federal income tax purposes as a result of such refinancing, (ii) incur any indebtedness (other than the Existing
Debt) (a) to Affiliates for greater than 80% of appraised value, or (b) secured by any of the Properties in a transaction that would result in income or gain for United States federal income tax purposes being recognized by or allocated to a Non-Selling Non-REIT Unitholder and (iii) unless a Non-Selling Non-REIT Unitholder is permitted to execute one or more "bottom dollar" guarantees of debt of Operating Partnership, any New Lower Tier Entity and/or any of their direct or indirect Subsidiaries in substitution therefor such that no income or gain for United States federal income tax purposes shall be recognized by or allocated to a Non-Selling Non-REIT Unitholder, terminate or cause or permit the termination of (including, without limitation, by reason of any reduction, paydown or payoff of any existing debt) any guarantee of any debt of Operating Partnership, any New Lower Tier Entity or any of their direct or indirect Subsidiaries previously executed by a Non-Selling Non-REIT Unitholder if such termination would result in income or gain for United States federal income tax purposes being recognized by or allocated to such Non-Selling Non-REIT Unitholder. After the Restricted Period, if Operating Partnership, any New Lower Tier Entity or any of their direct or indirect Subsidiaries then has outstanding debt, then General Partner and Limited Partner shall use good faith efforts to cause Operating Partnership, each New Lower Tier Entry and each of their direct and indirect Subsidiaries to (and General Partner, Operating Partnership, each New Lower Tier Entity and each of their direct and indirect Subsidiaries shall permit each Non-Selling Non-REIT Unitholder to) guarantee, and/or indemnify Operating Partnership and/or General Partner for, the "bottom portion" (or otherwise the least risky portion) of such amount of outstanding indebtedness of Operating Partnership, any New Lower Tier Entity or any of their direct or indirect Subsidiaries that is then available so as to enable such Non-Selling Non-REIT Unitholder to avoid recognizing or being allocated any income or gain for United States income tax purposes; provided, however, that neither Operating Partnership, any New Lower Tier Entity nor any of their respective direct or indirect Subsidiaries shall be under any obligation to have or maintain debt outstanding, provided, further that Non-Selling Non-REIT Unitholders shall reimburse Operating Partnership, General Partner and Limited Partner for all reasonably necessary third-party costs incurred in connection therewith. This Section shall survive the Closing.

17.7 Restricted Period. Unless Operating Partnership has obtained the written consent of the Non-Selling Non-REIT Unitholder which would be adversely affected, prior to the date that is five years after the Closing Date (the "Restricted Period"), except for the distribution of the Reconveyance LLCs to Limited Partner under Section 6.1, neither General Partner nor Limited Partner shall cause or permit Operating Partnership, any New Lower Tier Entity and/or any of their direct or indirect Subsidiaries (and neither Operating Partnership, any New Lower Tier Entity nor any such direct or indirect Subsidiary shall), either directly or indirectly, to sell, exchange, distribute or otherwise dispose of (including without limitation, as a result of a merger, liquidation of otherwise) any Property or any direct or indirect interest therein in a taxable transaction or otherwise in any transaction which would result in the recognition or allocation of any income or gain for United States federal income tax purposes to a Non-Selling Non-REIT Unitholder; provided, however, that an involuntary sale pursuant to foreclosure of any mortgage secured by a Property shall not be deemed a default of this Section unless Operating Partnership, General Partner, Limited Partner, any New Lower Tier Entity, and/or any Subsidiary of any of the foregoing Persons (i) is unable to settle or refinance (or cause the settlement or refinancing of) any such debt secured by such mortgage or cure or satisfy (or cause to be cured or satisfied) on a non-recourse basis without putting up additional equity or guarantees, after making commercially reasonable efforts to do so under prevailing market conditions; and (ii) shall not have used commercially reasonable efforts to provide a Non-Selling Non-REIT Unitholder the right, at Operating Partnership's option, to: (a) cure any such default including the right to lend to Operating Partnership, the New Lower Tier Entity and/or any of their direct or indirect Subsidiaries, as applicable, the funds necessary to cure such default on an unsecured basis, as well as the right to limit such funds to Operating Partnership, New Lower Tier Entity or such direct or indirect Subsidiary and to receive security for any such loan (including from Limited Partner or General Partner) in the form of a second mortgage secured solely by such Property (but only if the lender or lenders holding any prior mortgage or mortgages on such Property expressly consent in writing to the grant of the second mortgage, provided that neither such loan, whether secured or unsecured by the holders of Operating Partnership units nor the granting of any such second mortgage to such holders violates any covenant in any agreement of Operating Partnership, any New Lower Tier Entity or any of their direct or indirect Subsidiaries); (b) acquire, for one Operating Partnership unit (if the value of such unit at the time of such acquisition is not more than $1,000 or, if so, then for a fraction of a unit, such fraction's value being equal to $1,000), such Property subject to the debt or liability, or (c) permit the Non-Selling Non-REIT Shareholder to exercise Operating Partnership's, New Lower Tier Entity's or such direct or indirect Subsidiary's right of redemption with respect to such Property. For the avoidance of doubt, the provisions of this Section shall not apply to any transaction involving any Property if such transaction qualifies as a like-kind exchange under Section 1031 of the IRC in which no income or gain for United States federal income tax purposes is recognized by or allocated to any Non-REIT Non-Selling Unitholder. This Section shall survive the Closing.

18.      ASSIGNMENT; DESIGNATION OF GRANTEES BY LIMITED PARTNER.

Limited Partner and General Partner shall not assign all or any portion of its rights under this Agreement to any person or entity without the prior written consent of Seller, which consent may be withheld in Seller's sole and absolute discretion. Any assignment or attempted assignment by Limited Partner shall constitute a default by Limited Partner hereunder and shall be null and void. Notwithstanding the foregoing, provided that it does not delay the Closing, Limited Partner shall have the right, upon delivery of written notice to Seller, not less than three business days prior to the Closing (or earlier if required by any Existing Lender), to assign all or any portion of its rights under this Agreement (including the right to designate a separate entity to take title to each Property) to an affiliate of Limited Partner or an affiliate of Kimco Realty Corporation. For the purposes of this section, (a) an affiliate shall be any entity which directly controls, is controlled directly by, or is under direct common control with Limited Partner or Kimco Realty Corporation; and (b) control means the possession of the exclusive right or power to direct or cause the direction of the management, business and policies of an entity, whether by contract or otherwise.

19.      TERMINATION of the Agreement; DEFAULT remedies.

19.1 Failure to Satisfy Conditions Precedent. If within 180 days following the date hereof not all of the conditions precedent to Limited Partner's closing obligations (other than the conditions outlined in Articles 14 and 15) shall have been fulfilled with respect to either (i) only one Property, or (ii) two or more Properties, whose aggregate allocable share of the Purchase Price does not exceed $20,000,000, then Limited Partner shall have the right to elect either (i) to waive such unfulfilled closing condition, close on the affected Property and the balance of the Properties for which the closing conditions have been met, and receive no credit against, or reduction of, the Purchase Price due to such unfulfilled closing condition; or (ii) to postpone the closing for the affected Property (each, a "Post-Closing Property"), such that the affected Property shall be subject to the provisions of Sections 19.2.1.A and 19.2.3, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Post-Closing Property, and, subject to Section 19.2.3, the balance of the Properties shall remain unaffected. In the event that Limited Partner elects to proceed as set forth in subsection (ii) above, Seller Parties shall have the right to (A) terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties thereupon receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect except with respect to the Surviving Obligations); or (B) cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, in which event the applicable Property shall thereafter become a Post-Closing Property, subject to the terms of Section 19.2.3, the Purchase Price payable at the Closing shall be reduced by the amount set forth in Exhibit 1.24 for such Post-Closing Property, the portion of the Deposits allocable to such Property, as set forth in Exhibit 1.24, shall be reallocated equally among the remaining portion of the Properties, and the balance of the Properties shall remain unaffected. Notwithstanding the foregoing, if at the end of such 180-day period, the stockholders of Parent Contributor shall have received a proxy statement setting a date for the meeting of stockholders to vote upon the transactions contemplated hereby on or before thirty days following the mailing date of such proxy statement, but such meeting date has not yet occurred, then the 180-day period shall be automatically extended for a period of twenty additional business days, at the conclusion of which the parties shall have the rights and remedies set forth in this Section 19.1.

19.2     Property-Specific Failure to Satisfy Conditions Precedent.

         19.2.1 If at the Closing, or the date otherwise contemplated for the Closing hereunder, not all of the conditions precedent to Limited Partner's Closing obligations (other than the conditions outlined in Articles 14 and 15), shall have been fulfilled with respect to two or more Properties whose aggregate allocable share of the Purchase Price exceeds $20,000,000, then Contributor Parent, acting on behalf of all Philips Parties, shall within five days thereafter elect, by delivery of written notice to Limited Partner, either to:

                  A. terminate this Agreement, in which event Limited Partner shall on behalf of all Purchaser Parties thereupon immediately receive, in addition to the return of the Deposits (together with all interest accrued thereon, if any), the Breakup Fee, as liquidated damages and as agreed compensation for Limited Partner's and all other Purchaser Parties' lost opportunity and expenses, and not as a penalty (in which case this Agreement shall terminate, be null and void and of no further force or effect); or

                  B. offer to postpone the closing for the Property(ies) for which the closing condition(s) have not been met (collectively, the "Post-Closing Properties"), subject to Section 19.2.3, and close on those Property(ies) for which the closing conditions have been met, in which event Seller Parties shall cause Contributor to distribute (as a non-liquidating distribution) to Contributor Parent or its designee, Contributor's entire partnership (or membership) interest in the Seller Party that owns the applicable Property (and the applicable Philips QRS, except with respect to the Reconveyance Properties), Contributor shall not be required to make the contribution set forth in Section 2.2, Limited Partner shall close on those Properties for which the closing conditions have been met, as provided in this Agreement, the Purchase Price shall be reduced in the aggregate with respect to the applicable Post-Closing Property(ies) and the portion of the Deposits allocable to such Property(ies) shall be and be deemed re-allocated among the remaining Properties.

For the purposes of this Article, any Property encumbered by Existing Debt shall be aggregated with all other Properties encumbered by the same Existing Debt (so that a failure with respect to one shall be treated as a failure with respect to all), and each such Property shall be treated in the same manner for the purposes of this Article, unless the Existing Lender enters into a severance agreement with respect to the Existing Debt and the lien of the mortgages securing the Existing Debt, on terms wholly satisfactory to Limited Partner.

         19.2.2 Limited Partner, within five business days of its receipt of Contributor Parent's notice, may thereafter elect either to:

                  A. close on the Post-Closing Properties as provided for in this Agreement, without regard to the fact that not all of the conditions precedent have been satisfied with respect to the Post-Closing Properties. Limited Partner shall not be entitled to receive a Breakup Fee in such circumstances; or

                  B. terminate this Agreement, in which event Limited Partner shall be entitled to the return of such portion of the Deposits (together with the interest earned thereon) not previously applied at a Closing, but shall not be entitled to the Breakup Fee, in which case this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except for obligations under clause 19.2.3.A(i) or other Surviving Obligations.

         19.2.3 Notwithstanding anything to the contrary contained herein, the following provisions shall apply to Post-Closing Properties:

                  A. For a period of six months (the "Cure Period") following the Closing Date: (i) Sellers may not sell (or enter into an agreement to sell) a Post-Closing Property to any party other than Limited Partner, and (ii) Sellers shall continue to use diligent good faith efforts to meet all closing conditions that caused the closing of such Post-Closing Property to be postponed, and Sellers shall keep Limited Partner fully informed as to the status and progress of meeting such failed closing conditions.

                  B. Limited Partner shall have the right (but not the obligation) to close on the purchase of any Post-Closing Property (on the same terms and conditions set forth in this Agreement, including the Purchase Price allocable thereto) during the Cure Period (including, at Limited Partner's sole discretion, by waiving any failed closing conditions).

                  C. If at any time during the Cure Period, Sellers meet all failed closing conditions for a Post-Closing Property and so notify Limited Partner in writing, Limited Partner shall have ten days (time being of the essence) to elect to close on such Post-Closing Property by delivery of written notice to Sellers. Limited Partner's failure to make such election within the ten-day period shall be deemed an election not to close on such Post-Closing Property, and Sellers shall be free to sell such Post-Closing Property to any third party. In the event that Limited Partner elects to close on such Post-Closing Property, the closing therefor shall be held within fifteen days (time being of the essence) following Sellers' receipt of such election notice.

                  D. In the event that any closing condition for any Post-Closing Properties remains unmet at the end of the Cure Period, despite Sellers' good faith efforts to fully satisfy same, then Limited Partner shall have the right to elect to close (at the end of the Cure Period) on all Post-Closing Properties for which the closing conditions have been, or to terminate this Agreement with respect to such Properties for which the conditions were unmet, as set forth in Section 19.2.2.B.

         19.2.4 The parties hereto acknowledge and agree that any post-closing property under the cash contract shall be included in the calculation of the Properties for which closing conditions have not been met under Sections 19.1 and 19.2 (both with respect to number and value). Additionally, the parties hereto agree that the Breakup Fee shall be subject to reduction, in the event that Limited Partner closes on any Property, by an amount equal to four (4.0%) percent of the difference between (i) the aggregate Purchase Price of such Property set forth on Exhibit 1.2, and (ii) the aggregate then outstanding debt on such closed Property which is assumed by Limited Partner.

19.3 Contributor's Remedies. If Seller Parties shall have satisfied all of the conditions set forth in Section 16.1, and all conditions to Limited Partner's and General Partner's obligation to proceed with the Closing shall have been satisfied or waived on behalf of all Purchaser Parties, and if Limited Partner or General Partner or any other Purchaser Party shall fail or refuse to close as required by the terms of this Agreement, the parties hereto agree that the damages that Seller

Parties would sustain as a result thereof would be substantial, but would be difficult to ascertain. Accordingly, the parties hereto agree that in the event of such default, failure or refusal by Limited Partner, General Partner, or any other Purchaser Party Seller Parties' sole remedy shall be to retain the Deposits in accordance with the provisions of Article 6. Nothing contained herein, including without limitation the Closing, shall limit or restrict Seller Parties' ability to pursue any rights or remedies it may have against Limited Partner or General Partner with respect to any Surviving Obligations.

19.4 Purchaser Parties' Remedies. If Limited Partner and all other Purchaser Parties has met (or is ready, willing and able to meet) all closing conditions set forth in Article 16.2.1 through 16.2.6, and any Seller Party willfully refuses to close or to meet a closing condition, or, if, in accordance with any other provisions of this Agreement, this Section shall control, Limited Partner on behalf of all Purchaser Parties shall, as its sole and exclusive remedy, have the right to (a) terminate this Agreement upon written notice to Seller Parties; and (b) thereupon receive (upon such termination) the Breakup Fee (as liquidated damages and as agreed compensation for Limited Partner's and General Partner's lost opportunity and expenses, and not as a penalty), in which event this Agreement shall be terminated and neither party shall have any further rights, obligations or liabilities hereunder, except with respect to the Surviving Obligations, and except that Limited Partner shall be entitled to a return of the Deposits (together with all interest accrued thereon). The parties hereto agree that Seller Parties shall not be deemed to have willfully refused to meet a closing condition or close in the event that Seller Parties are either
(w) unable, after diligent good faith efforts, to meet such closing conditions;
(x) diligently proceeding in good faith to satisfy such closing condition, (y) not obligated to satisfy such closing condition hereunder or (z) not obligated to close hereunder. Except as set forth in this Section 19.4, Limited Partner, on behalf of all Purchaser Parties, hereby expressly waives, relinquishes and releases any other right or remedy available to it at law, in equity or otherwise by reason of Sellers' inability to perform its obligations hereunder.

19.5 Legal Fees. If either party brings an action to recover the Cost Deposit, the non-prevailing party shall (notwithstanding the "exclusive remedies" language above set forth in Section 19.4) pay the prevailing party's reasonable legal fees, disbursements and court costs expended to obtain a judgment.

19.6 Cash Contract. Any default by any party hereto under the Cash Contract, beyond any relevant notice or cure periods contained therein, shall also be deemed a default by that party hereunder. If the breakup fee is payable under the terms of the Cash Contract, then Contributor Parent shall also pay the Breakup Fee in accordance with Section 19.4 and subject to Section 19.2.4. Any termination of the Cash Contract, on account of a party's default thereunder or otherwise, shall also cause an automatic termination of this Agreement, without prejudice to the remedies available hereunder to the non-defaulting party.

20.      BROKERS.

Limited Partner, General Partner and Seller Parties each represent and warrant to the other that it or they, as the case may be, have not dealt with any broker in connection with this transactions described herein other than CIBC World Markets Corp. and Prudential, who shall be paid pursuant to separate agreements with Limited Partner and Contributor Parent, respectively. Each party hereto agrees to indemnify, defend and hold the other harmless from and against any and all claims, causes of action, losses, costs, expenses, damages or liabilities, including reasonable attorneys' fees and disbursements, which the other may sustain, incur or be exposed to, by reason of any claim or claims by any broker, finder or other person, for fees, commissions or other compensation arising out of the transactions contemplated in this Agreement if such claim or claims are based in whole or in part on dealings or agreements with the indemnifying party. The obligations and representations and warranties contained in this Article shall survive the Closing or sooner termination of this Agreement.



21.      NOTICES.

All notices, elections, consents, approvals, demands, objections, requests or other communications which Limited Partner, General Partner, Seller Party or Escrow Agent may be required or desire to give pursuant to, under or by virtue of this Agreement must be in writing and shall be sent (a) by first class U.S. certified or registered mail, return receipt requested, with postage prepaid;
(b) by depositing the same into the custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne Express, Emery or Purolator for next day delivery; (c) by same-day hand delivery with proof of service endorsed thereon; or (d) by telecopier, provided it is also delivered by express mail or courier (for next business day delivery). All such notices, elections, consents, approvals, demands, objections, requests or other communications sent in compliance with the provisions hereof shall be deemed given and received on (i) the second business day following the date it is deposited in the U.S. mail, (ii) the date it is delivered to the other party if sent by U.S. Express Mail, overnight delivery or hand delivery or (iii) the date it is delivered to the other party if sent by telecopier provided it is confirmed by express mail or courier (for next business day delivery). From time to time either party may designate another address or addresses for all purposes of this Agreement by a notice given to all other parties in accordance with the provisions hereof. For purposes of this Article, the addresses of the parties shall be as follows:

To Limited Partner or General Partner:
         Kimco Income Operating Partnership, L.P.
         3333 New Hyde Park Road, Suite 100
         New Hyde Park, NY  11042-0020
         Attention: Milton Cooper
         Fax:  (516) 869-7117

with a copy to:
         Kimco Realty Corporation
         3333 New Hyde Park Road, Suite 100
         New Hyde Park, NY  11042-0020
         Attention: Bruce M. Kauderer, Esq.
         Fax:  (516) 869-7256
and a copy to:
         Latham & Watkins
         885 Third Ave.
         New York, NY  10022
         Attn:  Raymond Lin, Esq.
         Fax:  (212) 751-4864

To any Seller Party:
         c/o Philips International Realty Corp.
         417 Fifth Ave., Third Floor
         New York, NY  10016
         Attention:  Mr. Louis J. Petra
         Fax:  (212) 545-1355

with a copy to:
         Pryor Cashman Sherman & Flynn LLP
         410 Park Ave., 10th Floor
         New York, NY  10022
         Attention: Jonathan A. Bernstein, Esq.
         Fax:  (212) 326-0806

To Escrow Agent:
         Pryor Cashman Sherman & Flynn LLP
         410 Park Avenue, 10th Floor
         New York, NY  10022
         Attention: Stephen G. Epstein, Esq.
         Fax:  (212) 326-0806

22.      POST-CLOSING INSPECTION.

22.1 Access by Sellers. For a period of five years subsequent to the Closing Date, Contributor Parent, Contributor, Philips Parties, Seller Parties, Seller's Affiliates and all of their respective employees, agents and representatives shall be entitled to access during business hours to all documents, books and records given to Limited Partner by Seller at the Closing for tax and audit purposes, regulatory compliance, and cooperation with governmental investigations upon reasonable prior notice to Limited Partner, and shall have the right, at its sole cost and expense, to make copies of such documents, books and records.

22.2 Access by Operating Partnership. From and after the Closing, Contributor Parent shall, upon request, give Operating Partnership access to all books and records in its control or possession with respect to the operation of the Property for the calendar year in which the Closing occurs and for the previous calendar year for purposes of verifying collections and remittances and Operating Partnership's preparation of financial statements and reports with respect to the Property. Contributor Parent shall make such books and records available to Operating Partnership at reasonable times and upon reasonable advance notice to Contributor
                                       70

Parent and without any expense to Contributor Parent or charge to Operating Partnership. This Article shall survive the Closing.

23.      CONFIDENTIALITY.

23.1 Generally. Limited Partner and General Partner on behalf of each Purchaser Party agree that, prior to the Closing, all Property Information (as defined below) shall be kept strictly confidential and shall not, without the prior consent of Seller, be disclosed by any Purchaser Party, in any manner whatsoever, in whole or in part, and will not be used by any Purchaser Party, directly or indirectly, for any purpose other than evaluating the Properties. Moreover, Limited Partner and General Partner agrees on behalf of each Purchaser Party that, prior to the Closing, the Property Information will be transmitted only to prospective tenants for the Properties and/or Limited Partner's or General Partner's representatives, in each case, (i) who need to know the Property Information for the purpose of evaluating the Properties, and who are informed by Limited Partner or the General Partner of the confidential nature of the Property Information and (ii) who agree to be bound by the terms of this
Article 23.1 and Section 8.5 (each, a "Permitted Recipient"). The provisions of this Section shall in no event apply to Property Information (a) that is a matter of public record; (b) that became available to Limited Partner or General Partner on a non-confidential basis from a source other than Seller Parties or their representatives, which source was, in turn, not subject to confidentiality restrictions; or (c)that, if not disclosed by Limited Partner or General Partner, would prevent Limited Partner or General Partner from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

23.2 Press Releases. Limited Partner, General Partner, on behalf of all Purchaser Parties and Sellers, for the benefit of each other, hereby agree that between the date hereof and the Closing Date, they will not release or cause or permit to be released any press notices, publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement or the transactions contemplated herein, without first obtaining the written consent of the other party hereto. It is understood that the foregoing shall not preclude either party from discussing the substance or any relevant details of the transactions contemplated in this Agreement, subject to the terms of Section 23.1, with any of its or its partners' attorneys, accountants, professional consultants or potential lenders, as the case may be, or prevent either party hereto from complying with applicable laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

23.3 Indemnity. Limited Partner and General Partner, on behalf of all Purchaser Parties, shall indemnify and hold Seller and Seller's Affiliates harmless from and against any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including, without limitation, attorneys' fees and disbursements) suffered or incurred by Seller or any of Seller's Affiliates and arising out of or in connection with a breach by any Purchaser Party or its representatives of the provisions of this Article.

23.4 Termination. In the event this Agreement is terminated, Limited Partner and General Partner or Limited Partner's or General Partner's Representatives shall, promptly upon receipt of written request, deliver to Sellers all originals and copies of the Property Information in the possession of Limited Partner, General Partner or Limited Partner's or General Partner's representatives. The obligations and representations and warranties contained in this Article 23 shall survive the Closing or sooner termination of this Agreement.

24.      Miscellaneous.

24.1 No Waiver. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege.

24.2 Entire Agreement. This Agreement (including the Exhibits attached hereto) contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous understandings, if any, with respect thereto. This Agreement may not be canceled, modified, changed or supplemented, nor may any obligation hereunder be waived, except by written instrument signed by the party to be charged or by its agent duly authorized in writing or except as otherwise expressly provided herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and their respective successors or assigns.

24.3 Limitation of Liability; Survival of Contributor Parent; Seller's Affiliates. Notwithstanding any language to the contrary contained herein (whether or not any provision contained herein is expressly stated to be subject to this Section 24.3), (i) no Purchaser Party shall have a right to bring a post-Closing claim against Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates by virtue of a breach of any of Seller Parties, Non-REIT Unitholders, Pilevsky Partners, or Seller's Affiliates' obligations hereunder (including without limitation, a default under the Cash Contract, breach of any representations, warranties or covenants under this Agreement or any other document relating to the transactions as contemplated herein, any indemnification obligation and/or otherwise under this Agreement or any other document relating to the transactions as contemplated herein) unless (A) such claim is brought on or prior to six months from the Closing Date (time being of the essence); (B) Seller Parties, Non-REIT Unitholders, Pilevsky Partners, or Seller's Affiliates have received written notice of such breach (together with a description of the nature of such breach) prior to the earlier to occur of (x) the date that is six months from the Closing Date, or (y) ten days after the date that Limited Partner or Operating Partnership first knows about such breach, and Seller Parties, Non-REIT Unitholders, Pilevsky Partners, or Seller's Affiliates have had a reasonable opportunity to cure same; and (C) the aggregate damages to Purchaser Parties resulting from all such breaches, in the aggregate across the

Properties and across the Cash Contract, are reasonably expected to exceed $100,000; and (ii) Sellers Parties, Non-REIT Unitholders, Pilevsky Partners, or Seller's Affiliates maximum post-Closing liability for such breaches, in the aggregate across the Properties and under the Cash Contract, shall in no event exceed a maximum amount of $2,500,000. Additionally, Limited Partner and Operating Partnership, on behalf of each Purchaser Party, agree to first seek recovery against any applicable insurance policies and/or Space Leases prior to seeking recovery against Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates and Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates shall not be liable to any Purchaser Party if such Purchaser Party's claim is satisfied out of same; provided that, if Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates receive written notice from Limited Partner or Operating Partnership that Limited Partner or Operating Partnership has commenced a claim under any applicable insurance policies and/or Space Leases, the time period within which Limited Partner or Operating Partnership must bring a post-Closing claim against Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates shall be tolled during the pendency of such claim. The provisions of this Section 24.3 shall survive the Closing and the execution and delivery of the transfer documents. Therefore, the Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates total liability to Limited Partner and Operating Partnership shall equal the amount up to $2,500,000 and in excess of $100,000.

         24.3.1 In furtherance of Section 24.3, Contributor Parent agrees that it shall not liquidate on or prior to six months from the Closing Date unless Contributor Parent has provided for insurance reasonably acceptable to Limited Partner or a $2,500,000 collateral account; provided, however that, if Seller Parties receive written notice from Limited Partner or Operating Partnership that Limited Partner or Operating Partnership has commenced a claim under any applicable insurance policies and/or Space Leases, Contributor Parent agrees to that it shall not liquidate until such claim against Seller Parties is settled.

         24.3.2 To the extent there is a failure of a Closing condition and Limited Partner waives such closing conditions and closes on the affected Property, Limited Partner on behalf of all Purchaser Parties hereby expressly waives, relinquishes and releases all other rights to remedies available to it at law, in equity or otherwise (including, without limitation, the right of such damages from Seller Parties) as a result of the Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates failing to comply with the closing condition. Notwithstanding the foregoing, Seller Parties, the Non-REIT Unitholders, Pilevsky Partners or Seller's Affiliates shall continue to be obligated to promptly remit to Limited Partner, on behalf of all Purchaser Parties, any condemnation or casualty proceeds actually received by Seller Parties post-Closing.

         24.3.3 Notwithstanding anything in this Agreement to the contrary, Limited Partner and Operating Partnership, on behalf of all Purchaser Parties, agree that they do not have and will not have any claims or causes of action against any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other affiliate of Seller Parties, Non-REIT Unitholders, or Pilevsky Partners (current or former) that is not itself a Seller Party (collectively, "Seller's Affiliates"), arising out of or in connection with this Agreement or the transactions contemplated hereby. Limited Partner and Operating Partnership agree to look solely to Seller Parties and its assets for the satisfaction of any liability or obligation arising under this Agreement or the transactions contemplated hereby, or for the performance of any of the covenants, warranties or other agreements contained herein, and further agrees not to sue or otherwise seek to enforce any personal obligation against any of Seller's Affiliates with respect to any matters arising out of or in connection with this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing provisions of this Section 24.3.3, Limited Partner and Operating Partnership hereby unconditionally and irrevocably waive any and all claims and causes of action of any nature whatsoever they may now or hereafter have against Seller's Affiliates, and hereby unconditionally and irrevocably release and discharge Seller's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Limited Partner or Operating Partnership against Seller's Affiliates, in connection with or arising out of this Agreement or the transactions contemplated hereby. The provisions of this Section 24.3.3 shall survive the termination of this Agreement and the Closing.

24.4 No Oral Modifications. This Agreement shall not be altered, amended, changed, waived, terminated or otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

24.5 Merger. Except as otherwise expressly provided herein (or as the context hereof may reasonably require), Limited Partner's acceptance of the transfer documents shall be deemed a discharge of all of the obligations of Sellers hereunder (except those which are to be performed following Closing) and all of Sellers' representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

24.6 Titles, Headings and References. Titles, Headings and References of Articles and Sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement. All references to "Sections" and "Articles" shall be deemed to be references to Sections and Articles of this Agreement unless otherwise indicated or unless the context otherwise requires.

24.7 Attachments. Each of the Exhibits referred to herein and attached hereto is an integral part of this Agreement and is hereby incorporated in this Agreement by this reference.

24.8 Further Assurances. Seller Party, Operating Partnership, Limited Partner and General Parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as any other party may reasonably require to consummate, evidence or confirm the sale or any other agreement contained herein in the manner contemplated hereby.

24.9 Successors and Assigns. This Agreement shall extend to and be binding upon the legal representatives, heirs, executors, administrators and, subject to the provisions of this Agreement, the permitted designee of the parties hereto.

24.10 Joint and Several. Each of the representations, warranties, covenants and other obligations on the part of Seller Parties contained in this Agreement (including, without limitation, payment of the Breakup Fee if and when due) is the joint and several obligation of each of the entities constituting Seller Parties. Any obligation to pay the Breakup Fee shall be the joint and several obligation of Contributor and Contributor Parent.

24.11 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. In addition, this Agreement may contain more than one counterpart of the signature page and this Agreement may be executed by the affixing of the signatures of each of the parties to one of such counterpart signature pages; all of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

24.12 Rules of Construction. The provisions of this Agreement shall be construed, in all respects, without reference to any rule or canon requiring or permitting the construction of provisions of documents against the interest of the party responsible for the drafting of the same, it being the intention and agreement of the parties that this Agreement be conclusively deemed to be the joint product of both parties and their counsel.

24.13 Dates. If the last day of the period prescribed herein for the giving of any notice, election, consent, approval, demand, objection or request or the submission of any documents by any party hereunder shall fall on a Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which any of the Properties is situated, then such period shall be deemed to be extended to the immediately following day which is not a Saturday, Sunday or such public holiday. The term "business day" as used in this Agreement shall mean any day other than Saturday, Sunday or any day observed as a public holiday by the federal government or the state in which such Property is situated.

24.14 WAIVER OF JURY TRIAL. SELLER, GENERAL PARTNER AND LIMITED PARTNER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER ARISING IN TORT OR CONTRACT) BROUGHT BY EITHER AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

24.15 Applicable Law; Venue. This Agreement, the rights of the parties hereunder, and the construction, interpretation and enforcement hereof shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of laws principles thereof.

24.16 Agency Role of Contributor and Contributor Parent. No Seller Party shall be permitted to take any action or to give any notice under this Agreement, except through Contributor or Contributor Parent, which are hereby appointed as agents to act on each Seller Party's behalf for the purposes of this Agreement. General Partner, Limited Partner and Operating Partnership may rely on the putative authority of any document or notice executed or delivered by Contributor or Contributor Parent on behalf of any Seller Party.

24.17 Cash Contract. Each party hereto acknowledges and agrees that a default by such party under the cash contract shall constitute a default of such party under this Agreement, and a default by such party under this Agreement shall constitute a default by such party under the cash contract, in either of which events the parties shall have the rights and remedies set forth in Article 19. Additionally, Limited Partner acknowledges and agrees that a termination of the cash contract by Limited Partner prior to the expiration of the inspection period thereunder shall constitute a termination of this Agreement pursuant to Section 8.7.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Contributor, Operating Partnership and Escrow Agent have executed this Agreement as of the day and year first above written.

                             Contributor:  PHILIPS INTERNATIONAL REALTY, L.P.

                             By:   Philips International Realty Corp.,
                                   general partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                             Contributor Parent: PHILIPS INTERNATIONAL REALTY CORP.


                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                             General Partner:  KIR ACQUISITION LLC

                             By: KIMCO INCOME OPERATING PARTNERSHIP, L.P.
                                 sole member
                             By: KIMCO INCOME REIT, general partner

                             By:    /s/ Bruce M. Kauderer
                                   ---------------------------------------------
                             Name:  Bruce M. Kauderer
                                   ---------------------------------------------
                             Title: Vice President
                                   ---------------------------------------------

                             Limited Partner: KIMCO INCOME OPERATING
                             PARTNERSHIP, L.P.

                             By: KIMCO INCOME REIT, general partner

                             By:    /s/ Bruce M. Kauderer
                                   ---------------------------------------------
                             Name:  Bruce M. Kauderer
                                   ---------------------------------------------
                             Title: Vice President
                                   ---------------------------------------------

                             Escrow Agent:  PRYOR CASHMAN SHERMAN & FLYNN LLP

                             By:    /s/ Blake Hornick
                                   ---------------------------------------------
                             Name:  Blake Hornick
                             Title: Partner

                             Lower Tier Entities:

                             PHILIPS BRANHAVEN ASSOCIATES, L.P.

                             By:   PHILIPS BRANHAVEN SUB-III, INC.,
                                   general partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                             PHILIPS ENFIELD ASSOCIATES L.P.

                             By:   PHILIPS ENFIELD SUB-IV, INC.
                                   general partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             FOXBOROUGH SHOPPING L.L.C.

                             By:   FOXBOROUGH SHOPPING SUB-IX, INC., managing
                                   member

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             DELRAN SHOPPING, L.L.C.

                             By:   PHILIPS DELRAN SHOPPING, SUB-X,
                                   INC., managing member

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS AVENUE U ASSOCIATES, L.P.

                             By:  PHILIPS AVENUE U SUB-VI, INC.,
                                  general partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                             PHILIPS MEADOWBROOK ASSOCIATES, L.P.

                             By:   PHILIPS MEADOWBROOK SUB-V,
                                   INC., general partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------



                             PHILIPS MERRICK ASSOCIATES, L.P.

                             By:   PHILIPS MERRICK SUB-II, INC., general
                                   partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS FOREST ASSOCIATES, L.P.

                             By:   PHILIPS FOREST SUB-I, INC., general
                                   partner

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             Philips QRSs:

                             PHILIPS BRANHAVEN SUB-III, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS ENFIELD SUB-IV, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                             PHILIPS FOXBOROUGH SUB-IX, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS DELRAN SHOPPING SUB-X, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS AVENUE U SUB-VI, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS MEADOWBROOK SUB-V, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------


                             PHILIPS MERRICK SUB-II, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                             PHILIPS FOREST SUB-I, INC.

                             By:    /s/ Louis J. Petra
                                   ---------------------------------------------
                             Name:  Louis J. Petra
                                   ---------------------------------------------
                             Title: President
                                   ---------------------------------------------

                                   SCHEDULE A

            Lower Tier Entities, Philips QRSs and Property Addresses
            --------------------------------------------------------

 1.   Location:                Branhaven Plaza, Branford, CT
      Lower Tier Entity:       Philips Branhaven Associates L.P.
      Philips QRS:             Philips Branhaven Sub-III, Inc.

 2.   Location:                Elm Plaza, Enfield, CT
      Lower Tier Entity:       Philips Enfield Associates L.P.
      Philips QRS:             Philips Enfield Sub-IV, Inc.

 3.   Location:                Foxborough Plaza, Foxborough, MA
      Lower Tier Entity:       Foxborough Shopping L.L.C.
      Philips QRS:             Philips Foxborough Sub-IX, Inc.

 4.   Location:                Millside Plaza, Delran, NJ
      Lower Tier Entity:       Delran Shopping L.L.C.
      Philips QRS:             Philips Delran Sub-X, Inc.

 5.   Location:                Mill Basin Plaza, Brooklyn, NY
      Lower Tier Entity:       Philips Avenue U Associates, L.P.
      Philips QRS:             Philips Avenue U Sub-VI, Inc.

 6.   Location:                Meadowbrook Commons, Freeport, Long Island, NY
      Lower Tier Entity:       Philips Meadowbrook Associates, L.P.
      Philips QRS:             Philips Meadowbrook Sub-V, Inc.

 7.   Location:                Merrick Commons, Merrick, Long Island, NY
      Lower Tier Entity:       Philips Merrick Associates L.P.
      Philips QRS:             Philips Merrick Sub-II, Inc.

 8.   Location:                Forest Ave, Staten Island, NY
      Lower Tier Entity:       Philips Forest Associates, L.P.
      Philips QRS:             Philips Forest Sub-I, Inc.

                                   SCHEDULE B
                                K-MART PROPERTIES


Kmart Sacramento Center                                      SACRAMENTO, CA
Kmart Atwater Shopping Center                                ATWATER, CA
Pennyrile Marketplace                                        HOPKINSVILLE, KY
North Star Shopping Center                                   ALEXANDRIA, MN
McHenry Commons                                              MCHENRY, IL
Reedley Shopping Center                                      REEDLEY, CA
Port Angeles Shopping Center                                 PORT ANGELES, WA

                                  EXHIBIT 1.11
                                  EXISTING DEBT


DESCRIPTION                           REAL ESTATE ESCROW           LOAN BALANCE
                                      BALANCE as of 4/30/00        as of 4/30/00

MERRICK                                        __                   12,234,666
Credit Lyonnais

ENFIELD                                      87,797                  3,326,456
Dime Savings Bank

AVENUE U                                       __                   12,954,349
Credit Lyonnais

FOXBORO                                      59,901                  4,192,864
Dime Savings Bank

DELRAN                                       73,860                  4,379,214
Dime Savings Bank


ESCROWS (Not insurance or Real Estate)                     BALANCE as of 4/30/00
--------------------------------------                     ---------------------
MERRICK -R & M Escrow                                               33,883

AVE U. - R & M Escrow                                               33,883

EXHIBIT 1.14
                                  MAJOR TENANTS


1.       Branhaven Plaza, Branford, CT-      Kohl's                    86,830 SF
                                             Waldbaum's                46,669 SF
                                             Olympia Sports
                                             Cindy's Hallmark           6,115 SF
                                             The Gap                    3,675 SF
                                             Plus 1/2 of the
                                             remaining tenants

2.       Elm Plaza, Enfield, CT-             Kohl's                    88,000 SF
                                             Waldbaum's                56,074 SF
                                             Chicago Sam's              5,300 SF

3.       Foxboro Plaza, Foxborough, MA-      Bradlees                  60,000 SF
                                             Ocean St. Job Lot         22,050 SF
                                             Eblen's                    5,473 SF
                                             Babel's Paint              5,400 SF
                                             Papa Gino's                5,245 SF
                                             Cellular One

4.       Millside Plaza, Delran, NJ-         Kmart                     88,654 SF
                                             Shoprite Eickoff          31,070 SF
                                             America Multi Cinema      12,844 SF
                                             Rite Aid                   9,760 SF
                                             Plus 1/2 of the
                                             remaining tenants

5.       Mill Basin Plaza, Brooklyn, NY-     Pergament                 50,000 SF
                                             Walgreen's                11,050 SF
                                             Paramount Decorators       9,258 SF

6.       Meadowbrook Commons, Freeport, NY-  Toys R Us                 37,328 SF
                                             Edwards                   46,753 SF
                                             Marshals                  27,540 SF
                                             Modells                   17,245 SF
                                             Pier 1                     9,125 SF
                                             Odd Job                    8,037 SF
                                             Danice Store               5,400 SF
                                             Dress Barn                 8,100 SF

7.       Merrick Commons, Merrick NY-        Waldbaum's                44,478 SF
                                             Annie Sez                 15,038 SF
                                             Party City                12,449 SF
                                             Ulta 3                    10,022 SF
                                             Plus 1/2 of the
                                             remaining tenants

8.       Forest Avenue, Staten Island, NY-   TJ Maxx                   34,798 SF
                                             Michael's                 17,573 SF
                                             National Wholesale        34,000 SF
                                             Party City                11,692 SF
                                             Hometown Buffet           11,583 SF
                                             CVS                        7,975 SF
                                             Forest Ave Lot Store       5,896 SF
                                             1541 Card Store            5,075 SF
                                             Rockaway Bedding           4,350 SF
                                             Plus 1/2 of the
                                             remaining tenants

                                  EXHIBIT 1.19
                              PERMITTED EXCEPTIONS

Operating Partnership shall take title to each Property subject to:

1. Present and future zoning laws, ordinances, resolutions, orders and regulations of all municipal, county, state or federal governments having jurisdiction over such Property and the use of improvements thereon.

2. All covenants, restrictions, easements, encumbrances and agreements of record which do not materially and adversely affect the Property.

3.       Beams and beam rights and party walls and party wall agreements.

4. Such state of facts as are disclosed by those certain surveys referenced in Exhibit "A" hereto, and such state of facts as would be disclosed by a current, accurate survey of the applicable Property.

5. Such state of facts as a physical inspection of the applicable Property and of the appurtenances, fixtures, equipment and personal property included in this sale would disclose.

6. The lien of any unpaid real estate taxes, water charges and sewer rents for the fiscal year(s) or other applicable period in which the Closing occurs, provided same are apportioned at the Closing in accordance with this Agreement.

7. Subject to Section 3.8 of this Agreement, (a) the lien of all unpaid assessments encumbering each Property on the date of this Agreement, and installments thereof, due and payable on or after the Closing Date, and (b) the lien of all unpaid assessments which first encumber each Property subsequent to the date of this Agreement, and installments thereof, whether due and payable prior to, on or after the Closing Date.

8. All liens and encumbrances resulting from the Investigations or any and all other activities undertaken by Operating Partnership or Operating Partnership's Representatives.

9. Rights, if any, of any utility company to construct and/or maintain lines, pipes, wires, cables, poles, conduits and distributions boxes and equipment in, over, under, and/or upon each Property or any portion thereof.

10. Building codes and restrictions heretofore or hereafter adopted by any public agency.

11. Encroachments of stoops, areas, cellar, steps, trim, cornices, retaining walls, windows, window sills, ledges, fire escapes, doors, door caps, projecting air conditioner units or equipment, hedges, railings, coping, cellar doors or fences, if any, upon any street, highway, sidewalk or adjoining premises; variations between record line and retaining walls; encroachments of adjoining premises upon the applicable Property.

12. Radio antenna and television antenna violations or violations arising out of tenant air conditioners.

13. Variations between the descriptions contained in Exhibit 1.22 of the Agreement and the tax map description of the applicable Property.

14. Right, lack of right or restricted right of any owner of any Property to construct and/or maintain any vault or vaulted area in or under the sidewalks abutting the premises, any licensing statute, ordinance or regulation and the terms of any license pertaining thereto and any fees for vault space which may hereafter be assessed.

15. Right, lack of right or restricted right of any owner of any Property to construct and/or maintain fuel tanks, coal chutes, electric transformers, sidewalk elevators, gratings, manholes, hoists or excavations under, in, upon or over any street, highway, sidewalk or adjoining property.

16.      Leases and New Leases.

17.      Property Notes, Mortgages, and Mortgage Loan Documents.

18. The exceptions listed on Exhibit B hereto; and any Schedule B-II exceptions raised by the Commitments and/or updates of such Commitments on or before the expiration of the Due Diligence Period, subject to the relevant provisions of the Agreement.

19. Use restrictions contained in that certain Termination of Lease between Forest and Waldbaum, Inc., dated as of August 17, 1988.

20. Use restrictions contained in that certain Declaration, by Meadowbrook, dated as of the _____ day of April, 1999.

                    Exhibit A to Exhibit 1.5: List of Surveys

1. Branford CT. Map and Survey entitled "Property to be transferred to Branhaven Assoc., Branhaven Plaza; Branford, Connecticut" (dated March 24, 1986; updated October 25, 1996); prepared by Eric G. Anderson.

2.Enfield CT. Map and Survey entitled "Elm Plaza Shopping Center; Elm Street; Enfield, Connecticut" (dated June 1, 1977; last revised December 10, 1987); prepared by Igor Vechesloff, Professional Engineer and Land Surveyor".

3.Foxboro, MA. "As-Built Plan of Land in Foxboro, Massachusetts", dated May 16, 1973 (last revised August 10, 1975); prepared by Landmark Engineering of New England, Inc.

4. Delran, NJ. "Update survey" for Block 107, Lot 1, Millside Center, Inc.; Delran Township; Burlington County, New Jersey (dated December 17, 1986; revised December 18, 1986); prepared by Robert W. Lord, P.E.&L.S.

5. Mill Basin Plaza, Brooklyn, NY. Survey by Albert A. Bianco dated October 9, 1991.

6. Meadowbrook Commons, Freeport, NY. Survey by Teas, Barrett, Lanzisera & Frink dated February 2, 1990.

7. Merrick Commons, Merrick, NY. Survey by Barrett Bonacci Hyman & Van Wheele dated April 4, 1995.

8. Forest Avenue, Staten Island, NY. Survey by Barrett Bonacci Hyman & Van Wheele dated August 28, 1992.

                   Exhibit B to Exhibit 1.5: Title Exceptions

                                  EXHIBIT 1.22
                                  THE PROPERTY

1. Location:      Branhaven Plaza, Branford, CT

2. Location:      Elm Plaza, Enfield, CT

3. Location:      Foxborough Plaza, Foxborough, MA

4. Location:      Millside Plaza, Delran, NJ

5. Location:      Mill Basin Plaza, Brooklyn, NY

6. Location:      Meadowbrook Commons, Freeport, Long Island, NY

7. Location:      Merrick Commons, Merrick, Long Island, NY

8. Location:      Forest Ave, Staten Island, NY

See detailed legal description on the following pages

                                  EXHIBIT 1.24
                              PROPERTY ALLOCATIONS


                                           Initial Deposit      Additional Deposit           Purchase Price
Property                                      Allocation           Allocation                  Allocation
--------                                   ---------------      ------------------           --------------

1. Branhaven Plaza, Branford, CT             $131,750                $393,610                  $13,175,000

2.   Elm Plaza, Enfield, CT                   $92,000                $142,000                   $9,200,000

3.   Foxboro Plaza, Foxborough, MA            $53,000                       0                   $5,300,000

4.   Millside Plaza, Delran, NJ               $56,000                       0                   $5,600,000

5.   Mill Basin Plaza, Brooklyn, NY          $203,000                 $91,000                  $20,300,000

6.   Meadowbrook Commons,                    $308,000                $919,000                  $30,800,000
Freeport, NY

7.   Merrick Commons, Merrick NY             $177,000                 $42,000                  $17,700,000

8.   Forest Avenue, Staten                   $355,000              $1,059,000                  $35,500,000
Island, NY

                                           ----------              ----------                -------------
                                           $1,375,750              $2,646,610                 $137,575,000

                                  EXHIBIT 3.1.3

                       ASSIGNMENT AND ASSUMPTION OF LEASES
                              AND SECURITY DEPOSITS


ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS, dated as of _______________, 2000, between _______________, a _______________ corporation, having an office at ________________________ ("Assignor") and _______________, a
_______________ corporation, having an office at ______________________
("Assignee").

                                   WITNESSETH

         WHEREAS, pursuant to that certain Asset Contribution, Purchase and Sale Agreement, dated as of April 28th, 2000 (the "Group B Agreement"), by and among Philips International Realty, L.P., Philips International Realty Corp., Certain Affiliated Parties Signatory Thereto, KIR Acquisition, LLC and Kimco Operating Partnership, L.P., Assignor has this day conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee the following:

         ALL OF ASSIGNOR'S right, title and interest, if any, as landlord in and to (i) the leases, licenses and other occupancy agreements affecting the Premises and all guarantees thereof set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Leases"), and (ii) the security deposits made under the Schedule "3" annexed hereto and made a part hereof (collectively, the "Security Deposits").

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Leases.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment, acknowledges receipt of the Security Deposits, assumes and agrees to perform all of the obligations of Assignor under the Leases, accruing (unless otherwise required by the Leases) from and after the date hereof, and agrees to hold or apply all of the Security Deposits in accordance with the terms of the Leases under which the Security Deposits were made; and

         ASSIGNEE FURTHER AGREES, subject to any and all obligations of Assignor under the Group B Agreement which expressly survive the Closing, to defend and indemnify Assignor and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignor (collectively, "Assignor's Affiliates") against, and to hold Assignor and Assignor's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses

(including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignor or any of Assignor's Affiliates in connection with or arising out of acts or omissions of Assignee or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences (unless caused by Assignor) that take place, from and after the date hereof relating to the Leases and Security Deposits.

         ASSIGNOR FURTHER AGREES, subject to any and all obligations of Assignee under the Group B Agreement which expressly survive the Closing, to defend and indemnify Assignee and any disclosed or undisclosed officer, director, employee, trustee, shareholder, partner, principal, parent, subsidiary or other person or entity affiliated with Assignee (collectively, "Assignee's Affiliates") against, and to hold Assignee and Assignee's Affiliates harmless from, any and all claims, demands, causes of action, losses, damages, liabilities, and costs and expenses (including, without limitation, attorney's fees and disbursements), whether foreseen or unforeseen, asserted against or incurred by Assignee or any of Assignee's Affiliates in connection with or arising out of acts or omissions of Assignor or its directors, officers, employees, affiliates, partners, brokers, agents, contractors, consultants and/or representatives, or other matters or occurrences (unless caused by Assignee) that took place, on or prior to the date hereof relating to the Leases and Security Deposits. Notwithstanding the foregoing, Assignor's liability hereunder shall be subject at all times to the limitations on Seller's liability set forth in the Group B Agreement.

         Except as expressly set forth herein or in the Group B Agreement, Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Leases and Security Deposits.

         This Assignment and Assumption of Leases and Security Deposits is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as expressly set forth herein or in the Group B Agreement.

         IN WITNESS WHEREOF, this Assignment and Assumption of Leases and Security Deposits has been executed as of the date and year first above written.

                                   ASSIGNOR:

                                   By:
                                         ---------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                   ASSIGNEE:

                                   By:
                                         ---------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

Schedule 1:  real property
Schedule 2:  leases
Schedule 3:  security deposits

                                  EXHIBIT 3.1.4
          ASSIGNMENT AND ASSUMPTION OF LICENSES AND INTANGIBLE PROPERTY


ASSIGNMENT AND ASSUMPTION OF LICENSES AND INTANGIBLE PROPERTY, dated as of _______________, 2000, between _______________, a _______________ corporation, having an office at ________________________ ("Assignor") and _______________, a
_______________ corporation, having an office at ______________________
("Assignee").

                                   WITNESSETH

         WHEREAS, pursuant to that certain Purchase and Sale Agreement dated as of __________, 2000 (the "Group B Agreement"), by and among Assignor, as seller, certain other sellers and Assignee, as purchaser, Assignor has this day sold and conveyed to assignee the real property more particularly described in Schedule "1" annexed hereto and made a part hereof (the "Premises").

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by Assignee to Assignor, the mutual receipt and legal sufficiency of which are hereby acknowledged, Assignor hereby assigns, transfers and conveys to Assignee the following:

         ALL OF ASSIGNOR'S right, title and interest, if any, in and to (i) all of the licenses, permits, certificates, approvals, authorizations and variances issued for or with respect to the Premises by any governmental authority set forth on Schedule "2" annexed hereto and made a part hereof (collectively, the "Licenses"), and (ii) the trade names Philips International Realty Corp. and Philips International Realty, L.P., any transferable guaranties or warranties (to the extent transferable), and all the other intangible property relating to the operation of the Premises set forth on Schedule "3" annexed hereto and made a part hereof (collectively, the "Intangible Property"), including, without limitation, that certain environmental indemnity from Shell Oil in connection with the Merrick, New York Property.

         TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns, forever, from and after the date hereof, subject to the terms, covenants, conditions and provisions of the Licenses.

         ASSIGNEE HEREBY ACCEPTS the foregoing assignment and assumes and agrees to perform all of the obligations of Assignor, if any, under the Licenses accruing (unless required otherwise by the Licenses) from and after the date hereof; and

         Except as expressly set forth herein or in the Group B Agreement, Assignee hereby unconditionally and irrevocably waives any and all claims and causes of action of any nature whatsoever it may now or hereafter have against Assignor or Assignor's Affiliates, and hereby unconditionally and irrevocably fully releases and discharges Assignor and Assignor's Affiliates from any and all liability whatsoever which may now or hereafter accrue in favor of Assignee against Assignor or Assignor's Affiliates, in connection with or arising out of the Licenses and/or the Intangible Property.

         This Assignment and Assumption of Licenses and Intangible Property is made without any covenant, warranty or representation by, or recourse against, Assignor or Assignor's Affiliates of any kind whatsoever, except as expressly set forth herein or in the Group B Agreement.

IN WITNESS WHEREOF, this Assignment and Assumption of Licenses and Intangible Property has been executed as of the date and year first above written.


                                   ASSIGNEE:

                                   By:
                                         ---------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

                                   ASSIGNEE:

                                   By:
                                         ---------------------------------------
                                   Name:
                                         ---------------------------------------
                                   Title:
                                         ---------------------------------------

Schedule 1:  real property
Schedule 2:  assigned items
Schedule 3:  premises

                                  EXHIBIT 3.1.5
                                FIRPTA AFFIDAVIT


STATE OF NEW YORK :
                  :       ss:
COUNTY OF         :

         Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of a U.S. real property interest by a organized under the laws of the State of New York (the "Company"), the undersigned hereby certifies the following on behalf of the Company:

1. The Company is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

2. The U.S. employer identification number for the Company is ________________; and

3. The office address for the Company is 417 Fifth Avenue, 3rd Floor, New York, New York 10016.

4. The Company understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned's knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of the Company.

Dated: ____________, 2000                                     [name]

                                                     By:
                                                        ------------------------
                                                        Name:
                                                             -------------------
                                                        Title:
                                                             -------------------

Subscribed and sworn to before me
this ___ day of __________, 2000.

-----------------------------

                                  EXHIBIT 11.3
                         RENT ROLL and SECURITY DEPOSITS

                                  EXHIBIT 11.9
                                 TAX PROCEEDINGS

           Philips International Realty Corp. Properties - Certiorari


              ENTITY                       YEARS OPEN           STATUS
              ------                       ----------           ------

Philips Branhaven Associates, L.P.  No pending proceedings

Philips Enfield Associates, L.P.    No pending proceedings

Philips Forest Associates, L.P.     1994/95-2000/01        On trial calendar
                                                           Waiting for pretrial
                                                           conference

Philips Meadowbrook                 1989/90-2000/01        Waiting for pretrial
Associates, L.P.                                           conference

Foxborough Shopping L.L.C.          No pending proceedings

Philips Merrick Associates, L.P.    1991/92-2000/01        Waiting for fee quote
                                                           for appraisal

Philips Avenue U Associates, L.P.   1994/95-2000/01        On trial calendar

Delran Shopping L.L.C.              No pending proceedings

                                  EXHIBIT 11.16
                             SECURITIES LAW MATTERS


To induce Limited Partner and General Partner to enter into this Agreement and to consummate the transactions contemplated hereby, Contributor and Contributor Parent hereby acknowledge, represent, warrant, and covenant as follows:

1. Exempt Offering. Contributor and Contributor Parent acknowledge that Operating Partnership intends the offer and issuance of the limited partnership interests in Operating Partnership to be received hereunder to be exempt from registration under the 1933 Act, by virtue of Regulation D promulgated under
Section 4(2) of the 1933 Act, and that no registration statement relating to the issuance of such limited partnership interests hereunder has been or shall be filed with the SEC or any state securities commission. Contributor and Contributor Parent further acknowledge that Limited Partner is relying in part upon the representations, warranties and covenants made by Contributor in this
Section in making its determination that the offer and issuance of the limited partnership interests in Operating Partnership qualifies for exemption under Regulation D.

2. Access to Information. All documents, records, books, and due diligence materials pertaining to the issuance of limited partnership interests in Operating Partnership to any Philips Party hereunder have been made available for inspection by Contributor and Contributor Parent. Contributor and Contributor Parent have had an opportunity to ask questions of and receive information and answers from Limited Partner concerning Operating Partnership and the limited partnership interests and to assess and evaluate such information, and all such questions have been answered and all such information has been provided to the full satisfaction of Contributor and Contributor Parent. Any Philips Party acquiring the limited partnership interests in Operating Partnership is doing so solely upon the information provided to Contributor and Contributor Parent, the representations, warranties and covenants of Operating Partnership, together with information obtained by Contributor and Contributor Parent through its independent investigation, and has not relied on any oral representation as to the risks or merit of this investment.

3. No General Solicitation. No Philips Party is receiving limited partnership interests in Operating Partnership as a result of, or subsequent to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the relevant Philips Party in connection with investments in each of the Property generally.

4. Investor Sophistication. Each Philips Party has sufficient knowledge and experience in financial, tax, and business matters to enable it to utilize the information made available to it in connection with the transactions contemplated by this Agreement in order to evaluate the merits and risks of an investment in limited partnership interests and transactions contemplated by this Agreement to make an informed investment decision with respect thereto and is relying on no representations other than those set forth in this Agreement.

5. Investment Intent. Contributor, Contributor Parent and each Non-Selling Non-REIT Unitholder will execute and deliver such instruments as Operating Partnership or Limited Partner may reasonably require to ensure compliance with all applicable securities laws and not with a view to the resale or further distribution thereof.

6. Transfer Restrictions. The limited partnership interests in Operating Partnership issued to any Philips Party hereunder shall be subject to restrictions on transfer pursuant to the terms of the Partnership Agreement as well as the terms of this agreement.

7. No Certificates. The limited partnership interests in Operating Partnership shall be uncertificated.

                                  EXHIBIT 11.18
                                UNCOMPLETED WORK


Elm Plaza - Kohl's lease - Cost of partial demolition, asbestos removal and parking lot repair (subject to the Agreement).

Foxboro Plaza - Cellco - Cost of approximately $40,000 before turnover to tenant. Tenant has prepaid 6 months rent ($12,500) and is obligated to prepay an additional 6 months rent upon turnover of the space, (subject to the Agreement).

                                  EXHIBIT 11.20
                              NON-REIT UNITHOLDERS


        Name                                          # of units in Contributor
        ----                                          -------------------------

        Merrick Equities L.P.                                  179,133
        Fred Pilevsky                                           38,090
        Allen Pilevsky                                          96,943
        Baraka Realty Co.                                       45,562
        Century Realty Inc.                                     22,780
        Joseph Wilf                                             11,390
        Estate of Harry Wilf                                    11,390
        Philips Freeport Development Corp.                       1,847
        Gregg Saunders                                          42,206
        Alfred S. Friedman                                      67,660
        Maurice Friedman                                        12,276
        SP Ave. U Corp.                                          4,053
        Norman Stark                                           202,656
        Merrick Holiday Corp.                                      569
        TOTAL ALLOCATION                                       736,555

                                 EXHIBIT 17.3.6
                          TENANT'S ESTOPPEL CERTIFICATE

                                                                __________, 2000



[New Lower Tier Entity] and
[KIR Acquisition, LLC]
333 New Hyde Park Road
New Hyde Park, NY  11042


Re:      [Unit # and Property location]

Ladies and Gentlemen:

         It is Tenant's understanding that you have entered into an agreement to purchase the Premises. In such connection, Tenant hereby certifies to you, your successors and/or assigns (and any lender providing financing in connection therewith), with the knowledge that this Estoppel Letter may be relied upon by the foregoing parties, as follows:


1. The Lease is in full force and effect as of the date hereof and has not been modified, amended, supplemented or assigned, except as follows (if none, so indicate):__________________________________________________.

2. All conditions under the Lease to be performed by Landlord (including, without limitation, any construction or maintenance obligations) have been satisfied and all required contributions by Landlord, if any, to Tenant on account of Tenant's improvements have been received except as follows (if none, so indicate): ______________________________. Tenant has accepted the premises demised under the Lease and has taken full possession and occupancy thereof and is open for business in the Premises.

3. The Lease, as amended, supplemented, modified or assigned represents the entire agreement between Tenant and Landlord with respect to the leasing of the Premises.

4. The term of the Lease is for _________ years. The term commenced on ___________ and expires on ____________. The Lease does not provide for any renewal options, except as follows (if none, so indicate):
         __________________________________.

5. As of the date hereof, (i) there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord, and
         (ii) there exist no defaults under the Lease.

6. Tenant is not entitled to any credits, offsets, abatements or deductions against or in respect of the rent payable under the Lease.

7.       There are no free rent periods or other concessions under the Lease.

8. The amount of the security deposit presently held by Landlord under the Lease is $________.

9. The fixed rent payable under the Lease is $_______ per annum, payable monthly in advance, and such fixed rent has been paid through __________. No rent has been paid more than thirty (30) days in advance of the due date thereof.

10. The Lease provides for the following rent escalations or additional percentage or other rents or payments, all of which have been paid by Tenant to the date hereof: $________.

11. There are no actions or proceedings, whether voluntary or involuntary, pending against Tenant under the bankruptcy or insolvency laws of the United States of America or any state thereof.

12. There is no right to cancel or terminate the Lease, no option, right of first refusal or other right to purchase the Premises or any part thereof or interest therein.

                                                   Very truly yours,

                                                   ____________________ (Tenant)

                                                   By:
                                                      --------------------------
                                                      Name:
                                                           ---------------------
                                                      Title:
                                                           ---------------------

Subscribed and sworn to before me
on this ___ date of _______, 2000

-----------------------------
Notary Public

                                 EXHIBIT 17.3.2
                                  TENANT NOTICE

                        [CONTRIBUTOR PARENT'S LETTERHEAD]

                                                                __________, 2000

Tenant:  (Fill in Tenant's name and address)
Tenant Code No:  __________

         Re:  Sale of [Property name]

Dear Sir or Madam:

         Please be advised that your landlord has this day sold the above referenced shopping center to __________________, a _____________ ("Purchaser"), having a Federal Employer Identification number of ________________ Accordingly, please send all sums pursuant to your lease to Purchaser at:

                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  P.O. Box 5020
                  New Hyde Park, New York 11042-0020
                  [Note: revise to reflect lockbox arrangements, if any]

         It is necessary when remitting payments to indicate the Tenant Code Number provided above for proper credit. This is the only notice you will receive since Purchaser does not send monthly statements.

         Please also note that, after the date hereof, all formal notices which you may desire to give to the new party under your lease should be addressed to Purchaser at:

                  c/o Kimco Realty Corporation
                  3333 New Hyde Park Road
                  P.O. Box 5020
                  New Hyde Park, NY 11042-0020
                  (516) 869-9000

         Please note that you should contact your insurance broker and notify them to send to the aforementioned address for notices a revised certificate of insurance replacing the former party as the additional named insured with that of Purchaser and Kimco Realty Corporation as the additional named insureds. All communications to Purchaser should be sent to the aforementioned address for notices.

         Should you have any questions, please note the attached list of contact people of Purchaser.

                                                  Very truly yours,

                                                  Seller:

                                                   By:
                                                      --------------------------
                                                      Name:
                                                           ---------------------
                                                      Title:
                                                           ---------------------

Consented To:
Purchaser:


By:
   -----------------------

         By:
            -----------------------
            Name:
                 -----------------------
            Title:
                 -----------------------

                                 EXHIBIT 17.3.9
                        MANAGEMENT AGREEMENT TERMINATION


This Management Agreement Termination Agreement ("Agreement") is entered into as of this ____ day of ____________, 2000, by and between ________________ [Lower
Tier Entity] ("Owner") and _______________ ("Manager") with reference to the following:

Owner and Manager have entered into certain oral or written agreements or understandings, as the same may have been amended or modified from time to time, (the "Management Agreement") with respect to the management by Manager of ______________ [Property name], which is owned by Owner and legally described in Exhibit A attached hereto (the "Property");

Owner has transferred its interest in the Property to [New Lower Tier Entity] (the "New Owner") and the parties hereto desire to terminate the Management Agreement as of the date hereof.

NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

1. Termination. Owner and Manager hereby agree that the Management Agreement is terminated effective as of the date hereof.

2. Turnover of Property and Items. Manager shall turn over as of the date hereof possession of the Property and all Tangible Personal Property and Intangible Property, each as defined in the Asset Contribution, Purchase and Sale Agreement among Owner, Kimco Income Operating Partnership and other parties, to Owner or New Owner as Owner may separately direct.

3. Accrued Fees and Expenses. Manager agrees that it will look solely to Owner for all accrued but unpaid fees and expenses to which Manager is entitled under the Management Agreement, and neither the New Owner nor the Property shall have any liability therefore.

4. Final Accounting. Manager shall deliver to Owner a final accounting with respect to its management of the Property within thirty days after the date hereof.

5. Agreement with New Owner. Manager shall be free as of the date hereof to enter into an agreement with the New Owner with respect to the interim management of the Property.

6. Survival of Fiduciary Duties. All fiduciary duties and obligations with respect to Manager's management of the Property for periods prior to the date hereof shall survive the termination of the Management Agreement hereunder.

7. Governing Law. This Agreement is entered into under the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date above first written.

                                    [Lower Tier Entity]

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                        ----------------------------------------


                                   [Manager]

                                   By:
                                      ------------------------------------------
                                   Name:
                                        ----------------------------------------
                                   Title:
                                        ----------------------------------------